     As filed with the Securities and Exchange Commission on August 9, 1994
                                                  Registration No. 33-_______
                               PRELIMINARY COPIES
                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           __________________________

                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________

                             SOUTHTRUST CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                         6711                   63-0574085
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                             420 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA  35203
                                 (205) 254-5000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           __________________________

                               AUBREY D. BARNARD
                             SOUTHTRUST CORPORATION
                             420 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA  35203
                                 (205) 254-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With copies to:
 C. LARIMORE WHITAKER, ESQ.                          CRAIG N. LANDRUM, ESQ.
 BRADLEY, ARANT, ROSE & WHITE                     HEIDELBERG & WOODLIFF, P.A.
    1400 PARK PLACE TOWER                          14TH FLOOR CAPITAL TOWERS
      2001 PARK PLACE                              125 SOUTH CONGRESS STREET
  BIRMINGHAM, ALABAMA 35203                        JACKSON, MISSISSIPPI 39201
     (205) 521-8000                                     (601) 948-3800
 _________________________                         __________________________

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                      Proposed maximum      Proposed maximum
    Title of each class of                         Amount to be       offering price       aggregate offering       Amount of
 securities to be registered                        registered           per unit               price            registration fee
- -----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $2.50 per share . . .      294,584 Shares
 Rights to Purchase Series A Junior                                          *             $2,026,114.58**           $698.66
   Participating Preferred Stock . . . . . . .      130,926 Rights
===================================================================================================================================

*   Not Applicable
** Estimated solely for purposes of determining the amount of the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933.
    ____________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                             SOUTHTRUST CORPORATION

               CROSS-REFERENCE SHEET SHOWING THE LOCATION IN THE
               PROXY STATEMENT/PROSPECTUS OF INFORMATION REQUIRED
        BY PART I OF FORM S-4 PURSUANT TO ITEM 501(B) OF REGULATION S-K

                                                                       Location or Heading In Proxy
                        Item                                             Statement/Prospectus
                        ----                                           ----------------------------

  1.   Forepart of Registration Statement and             Forepart of Registration Statement and Outside Front Cover Page of
       Outside Front Cover Page of Prospectus             Prospectus

  2.   Inside Front and Outside Back Cover Pages of       Available Information; Incorporation of Certain Documents by Reference;
       Prospectus                                         Table of Contents

  3.   Risk Factors, Ratio of Earnings to Fixed           Summary
       Charges and Other Information

  4.   Terms of the Transaction                           Summary; The Merger; Description of Capital Stock of SouthTrust;
                                                          Comparison of the Common Stock of SouthTrust and Jefferson; Certain
                                                          Federal Income Tax Considerations

  5.   Pro Forma Financial Information                    *

  6.   Material Contacts with the Company Being           Summary; The Merger
       Acquired

  7.   Additional Information Required for                *
       Reoffering by Persons and Parties Deemed to
       be Underwriters

  8.   Interests of Named Experts and Counsel             Legal Matters

  9.   Disclosure of Commission Position on               *
       Indemnification for Securities Act
       Liabilities

  10.  Information With Respect to S-3 Registrants        Summary

  11.  Incorporation of Certain Information by            Incorporation of Certain Documents by Reference
       Reference

  12.  Information With Respect to S-2 or S-3             *
       Registrants

  13.  Incorporation of Certain Information by            *
       Reference

  14.  Information With Respect to Registrants            *
       Other Than S-3 or S-2 Registrants

  15.  Information With Respect to S-3 Companies          *

  16.  Information With Respect to S-2 or S-3             *
       Companies

  17.  Information With Respect to Companies Other        Summary; Certain Information Concerning the Business of Jefferson;
                                                          Selected than S-3 or S-2 Companies Financial Data of Jefferson;
                                                          Management's Discussion and Analysis of Financial Condition and Results
                                                          of Operations of Jefferson; Index to the Financial Statements of Jefferson

  18.  Information if Proxies,  Consents or               Introduction; Summary; The Merger; Additional Information
       Authorizations are to be Solicited

  19.  Information if Proxies, Consents or                *
       Authorizations are not to be Solicited, or
       in an Exchange Offer

- ---------------------------------------------------

* Not Applicable

                          FIRST JEFFERSON CORPORATION
                               854 HOWARD AVENUE
                           BILOXI, MISSISSIPPI  39530
 ______________________________________________________________________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
 ______________________________________________________________________________

     Notice is hereby given that a Special Meeting of Shareholders of First Jefferson Corporation, a Mississippi corporation and registered bank holding company ("Jefferson"), will be held on September ___, 1994, at ______ __.m., local time, at The Jefferson Bank, Board Room, 854 Howard Avenue, Biloxi, Mississippi 39530 for the following purposes (the "Special Meeting"):

         1. To consider and vote upon the Agreement and Plan of Merger, dated as of April 25, 1994 (the "Merger Agreement"), a copy of which is annexed as Exhibit A to the accompanying Proxy Statement/Prospectus, between Jefferson and SouthTrust of Mississippi, Inc., a Mississippi corporation ("ST-Sub"), joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust"), whereby Jefferson will be merged with and into ST-Sub and the shareholders of Jefferson, subject to rights of dissent, will receive 2.967 shares of common stock of SouthTrust (which exchange ratio is subject to appropriate adjustment and the possible payment of a contingent cash amount in the event of certain occurrences) in exchange for each outstanding share of common stock of Jefferson, exclusive of certain qualifying shares of common stock of Jefferson held by certain directors of Jefferson's banking subsidiary and shares of common stock of Jefferson held in the treasury of Jefferson, with cash being paid in lieu of any fractional shares of common stock of SouthTrust, pursuant to and in accordance with the terms and conditions of the Merger Agreement, all as more fully described in the accompanying Proxy Statement/Prospectus; and

         2. To consider and act upon such other matters, including, in particular, adjournment of the Special Meeting to allow further solicitation of proxies if necessary, as may properly come before the Special Meeting or any adjournment or adjournments thereof.

     Only those persons who were holders of record of the common stock of Jefferson at the close of business on ______________, 1994, are entitled to notice of and to vote at the Special Meeting and any adjournments thereof.

     Pursuant to Article 13 of the Mississippi Business Corporation Act, shareholders of Jefferson are entitled to dissent from the transactions contemplated by the Merger Agreement. A copy of the provisions of the Mississippi Business Corporation Act regarding such rights of dissent is attached hereto as Exhibit B.

     The Special Meeting may be adjourned from time to time without notice other than announcement at the Special Meeting, or at any adjournment thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

     A Proxy Statement/Prospectus relating to and a proxy for use in connection with the Special Meeting are enclosed.

                                          By Order of the Board of Directors


                                          D'AUBY H. SCHIEL
                                          President and Chief Executive Officer
Biloxi, Mississippi
August ____, 1994

         WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY SO THAT JEFFERSON MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT/PROSPECTUS

                               PROXY STATEMENT OF

                          FIRST JEFFERSON CORPORATION

                   FOR A SPECIAL MEETING OF ITS SHAREHOLDERS
                         TO BE HELD SEPTEMBER __, 1994

          ___________________________________________________________

                THIS PROXY STATEMENT INCLUDES THE PROSPECTUS OF

                             SOUTHTRUST CORPORATION

                RELATING TO UP TO 294,584 SHARES OF COMMON STOCK
                          (PAR VALUE $2.50 PER SHARE)

              TO BE ISSUED IN CONNECTION WITH A PROPOSED MERGER OF
       FIRST JEFFERSON CORPORATION INTO SOUTHTRUST OF MISSISSIPPI, INC.,
              A WHOLLY-OWNED SUBSIDIARY OF SOUTHTRUST CORPORATION
          ___________________________________________________________


         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SOUTHTRUST CORPORATION OR FIRST JEFFERSON CORPORATION. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SHARES TO WHICH IT RELATES OR AN OFFER OF ANY KIND TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS RELATING TO SOUTHTRUST CORPORATION AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY SOUTHTRUST CORPORATION AND ALL INFORMATION RELATING TO FIRST JEFFERSON CORPORATION HAS BEEN SUPPLIED BY FIRST JEFFERSON CORPORATION.

         THIS PROXY STATEMENT/PROSPECTUS AND THE ACCOMPANYING FORM OF PROXY ARE FIRST BEING MAILED TO SHAREHOLDERS OF FIRST JEFFERSON CORPORATION ON OR ABOUT AUGUST ___, 1994.

               _________________________________________________

    THE SECURITIES OF SOUTHTRUST CORPORATION OFFERED IN CONNECTION WITH THE
       MERGER DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN
       APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
         OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
             EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
               PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
                  STATEMENT/PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

        THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS
           OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND
                ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
                 CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.



       The date of this Proxy Statement/Prospectus is August ____, 1994.

                               TABLE OF CONTENTS

                                                                                                                            Page
                                                                                                                            ----
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Introduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Certain Federal Income Tax Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Description of SouthTrust Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Market and Dividend Information Respecting the Common Stock of SouthTrust and Jefferson . . . . . . . . . . . . . . . . . . . 28
Comparison of the Common Stock of SouthTrust and Jefferson  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
Supervision and Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
Certain Information Concerning the Business of Jefferson and the Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
Selected Financial Data of Jefferson  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
Management's Discussion and Analysis of Financial Condition and Results of Operations of Jefferson  . . . . . . . . . . . . . 37
Beneficial Ownership of Jefferson Common Stock and Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
Additional Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
Incorporation of Certain Documents By Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
Index to the Financial Statements of Jefferson  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-1
Exhibit A - Agreement and Plan of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1
Exhibit B - Mississippi Dissent Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-1

                             AVAILABLE INFORMATION

         SouthTrust Corporation, a Delaware corporation ("SouthTrust"), is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates.

         SouthTrust has filed a Registration Statement on Form S-4 (herein, together with all amendments thereto, called the "Registration Statement") with the Commission under the Securities Act of 1933 (the "Securities Act"), with respect to the shares of common stock of SouthTrust offered hereby. This Proxy Statement/Prospectus does not contain all of the information and undertakings set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to SouthTrust and the shares of common stock of SouthTrust, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to a copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and the exhibits and schedules thereto may be inspected at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Public Reference Section of the Commission at such address at prescribed rates.

         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE ON REQUEST WITHOUT CHARGE FROM AUBREY D. BARNARD, SOUTHTRUST CORPORATION, 420 NORTH 20TH STREET, BIRMINGHAM, ALABAMA 35203, TELEPHONE NUMBER
(205) 254-5000. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY __________, 1994. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                  INTRODUCTION

GENERAL

         This Proxy Statement/Prospectus is being furnished to the holders of common stock, par value $1.00 per share ("Jefferson Common Stock"), of First Jefferson Corporation, a Mississippi corporation and registered bank holding company ("Jefferson"), in connection with the solicitation of proxies by the Board of Directors of Jefferson for use at a special meeting of shareholders of Jefferson to be held on September __, 1994, at _____ __.m., local time, at The Jefferson Bank, Board Room, 854 Howard Avenue, Biloxi, Mississippi 39530 and at any postponement or adjournment thereof (the "Special Meeting").

         The purpose of the Special Meeting is to consider and vote upon that certain Agreement and Plan of Merger, dated as of April 25, 1994 (the "Merger Agreement"), between Jefferson and SouthTrust of Mississippi, Inc., a Mississippi corporation ("ST-Sub"), joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust"), providing for the merger of Jefferson into ST-Sub (the "Merger") and, subject to rights of dissent and exclusive of shares of Jefferson Common Stock held by certain directors of Jefferson's banking subsidiary (the "Qualifying Directors' Shares") and shares of Jefferson Common Stock held in the treasury of Jefferson, the conversion in the Merger of each outstanding share of Jefferson Common Stock into 2.967 shares of common stock, par value $2.50 per share, of SouthTrust ("SouthTrust Common Stock"), which exchange ratio is subject to appropriate adjustment and the possible payment of a contingent cash amount in the event of certain occurrences.

         No fractional shares of SouthTrust Common Stock will be issued in the Merger, and, in lieu thereof, each holder of shares of Jefferson Common Stock who otherwise would have been entitled to receive a fractional share of SouthTrust Common Stock will be entitled to receive a cash payment in an amount equal to the product of (i) the fractional interest of a share of SouthTrust Common Stock to which such holder otherwise would have been entitled and (ii) the last sales price of such share of SouthTrust Common Stock as reported on the Automated Quotation System of the National Association of Securities Dealers, Inc. - National Market System ("NASDAQ") on the last trading day immediately preceding the Effective Time of the Merger (as defined below).

         The 2.967 shares of SouthTrust Common Stock for which each share of Jefferson Common Stock may be exchanged in the Merger had an aggregate market value, based upon the average of the last sales price of SouthTrust Common Stock for the five trading days immediately preceding __________, 1994, of approximately $_____. See "DESCRIPTION OF SOUTHTRUST CAPITAL STOCK-SouthTrust Common Stock" and "MARKET AND DIVIDEND INFORMATION RESPECTING THE COMMON STOCK OF SOUTHTRUST AND JEFFERSON." Because the number of shares of SouthTrust Common Stock to be received for each share of Jefferson Common Stock in the Merger is fixed, a change in the market price of SouthTrust Common Stock before the Effective Time of the Merger would affect the value of the SouthTrust Common Stock to be received in the Merger in exchange for each share of Jefferson Common Stock. However, Jefferson is not obligated to consummate the Merger in the event that the average last sales price of a share of SouthTrust Common Stock as reported by NASDAQ for the last ten trading days immediately preceding the Effective Time of the Merger is less than $16.25 per share, unless SouthTrust elects to adjust the exchange ratio so such exchange ratio shall equal the product of $56.00 divided by the last sales price of a share of SouthTrust Common Stock on the trading day immediately prior to the Effective Time of the Merger. For additional information regarding the terms of the Merger, see the Merger Agreement which is attached hereto as Exhibit A and "THE MERGER."

         In connection with the Merger, each holder of any right to purchase shares of preferred stock of Jefferson or shares of Jefferson Common Stock pursuant to existing options or rights (the "Jefferson Options") shall have such rights canceled, and in exchange therefor, each such holder shall receive such number of shares of SouthTrust Common Stock as shall be produced by dividing 34,563 by the aggregate number of shares of Jefferson Common Stock subject to all such Jefferson Options and then multiplying such result by the number of shares of Jefferson Common Stock subject to the Jefferson Options held by each such holder. In addition, the Merger Agreement provides that the outstanding shares of 8% Noncumulative Preferred Stock, par value $5.00 per share, of Jefferson (the "8% Preferred Stock"), and the outstanding 10% Convertible Subordinated Debentures due December 31, 1999 of Jefferson (the "Debentures") shall be called for redemption or repurchase, as the case may be, effective as of the Effective Time of the Merger, and to the extent that Jefferson needs additional funds to effectuate such redemption or repurchase without adversely affecting its capital requirements, SouthTrust has agreed in the Merger Agreement to provide such funds.

         Subject to the approval of the Merger Agreement by the shareholders of Jefferson and the satisfaction or waiver of all conditions contained in the Merger Agreement, the Merger will become effective upon the filing of appropriate Articles of Merger with the Secretary of State of the State of Mississippi (the "Effective Time of the Merger"). It is anticipated that such documents will be filed and the Merger will become effective on or about September ___, 1994.

         This Proxy Statement/Prospectus was first sent or given to shareholders of Jefferson on or about August ___, 1994. SouthTrust has filed a Registration Statement with the Commission with respect to the shares of SouthTrust Common Stock to be issued pursuant to the Merger. This document also constitutes the Prospectus of SouthTrust that is included as part of such Registration Statement. All information contained in this Proxy Statement/Prospectus pertaining to SouthTrust and ST-Sub was supplied by SouthTrust, and all information contained in this Proxy Statement/Prospectus pertaining to Jefferson was supplied by Jefferson.

         A copy of the Merger Agreement is attached hereto as Exhibit A, and the description thereof contained in this Proxy Statement/Prospectus is qualified in its entirety by reference to such Exhibit A.

VOTING AT THE SPECIAL MEETING

         The Board of Directors of Jefferson has fixed the close of business on August ___, 1994 as the record date (the "Record Date") for the determination of holders of shares of capital stock of Jefferson entitled to notice of and to vote at the Special Meeting. On the Record Date, Jefferson had issued and outstanding 88,438 shares of Jefferson Common Stock, and 66,640 shares of the 8% Preferred Stock. Only the holders of the outstanding Jefferson Common Stock are entitled to vote at the Special Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Jefferson Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting, and the affirmative vote of the holders of a majority of the outstanding shares of Jefferson Common Stock entitled to vote thereon is required to approve the Merger Agreement. Each holder of record of shares of Jefferson Common Stock on the Record Date is entitled to one vote for each share of such stock held of record.

         As of the Record Date, Jefferson directors and executive officers (a total of 7 persons) beneficially owned a total of 57,585 shares of Jefferson Common Stock (exclusive of 21,602 shares of Jefferson Common Stock which may be acquired by such persons pursuant to the Jefferson Options), representing approximately 65.11% of the shares of Jefferson Common Stock entitled to vote at the Special Meeting. All of such directors and officers have advised Jefferson that, as of the date of the Proxy Statement/Prospectus, they intend to vote for the approval of the Merger Agreement.

         THE BOARD OF DIRECTORS OF JEFFERSON HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT. SEE "THE MERGER - BACKGROUND OF THE MERGER; REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF JEFFERSON."

         A proxy in the form enclosed, properly completed and returned in time for the voting thereof at the Special Meeting, with instructions specified thereon, will be voted in accordance with such instructions. Only votes FOR a particular matter constitute affirmative votes. Votes that are withheld or abstain, including broker non-votes, with respect to a matter are counted for quorum purposes, but since they are not cast for a particular matter, such votes have the same effect as negative votes with respect to the proposal regarding the Merger Agreement. If no specification is made, a signed proxy will be voted FOR approval of the Merger Agreement. A proxy may be revoked at any time prior to its exercise (i) by filing with the Secretary of Jefferson either an instrument revoking the proxy or a duly executed proxy bearing a later date or (ii) by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself revoke a proxy.

         In addition to the use of the mail, proxies may be solicited by telephone, telecopy or personally by the directors, officers and employees of Jefferson, who will receive no extra compensation for their services. The expenses of such solicitation will be paid by Jefferson. Jefferson will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting material to the beneficial owners of shares of Jefferson Common Stock.

         SHAREHOLDERS OF JEFFERSON ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

                                    SUMMARY

         The following is a brief summary of certain information contained in or incorporated by reference into this Proxy Statement/Prospectus with respect to Jefferson, SouthTrust and the terms of the Merger. The following summary is not intended to be complete and is qualified in all respects by the information appearing elsewhere herein or incorporated by reference into this Proxy Statement/Prospectus, the Exhibits hereto and the documents referred to herein.

PARTIES TO THE MERGER

  SouthTrust

         SouthTrust is a regional bank holding company headquartered in Birmingham, Alabama. As of June 30, 1994, SouthTrust had consolidated total assets of approximately $15.9 billion. Following the enactment of Alabama's interstate banking legislation in 1987, SouthTrust has pursued a strategy of acquiring banks and financial institutions throughout the areas of Florida, Georgia, North Carolina, South Carolina and Tennessee and offers a full range of banking services through 39 bank subsidiaries operating more than 400 offices. SouthTrust, through its bank-related subsidiaries, also offers a range of other services, including mortgage banking services, data processing services and securities brokerage services. The largest bank subsidiary of SouthTrust is SouthTrust Bank of Alabama, N.A., Birmingham, Alabama (the oldest predecessor of which was incorporated in 1887), which had approximately $5.2 billion in total assets as of June 30, 1994. Of SouthTrust's $15.9 billion in assets as of June 30, 1994, approximately $9.7 billion were in Alabama, approximately $2.8 billion were in Georgia and approximately $2.5 billion were in Florida.

         SouthTrust has taken advantage of the passage of interstate banking legislation by acquiring banks in or near major metropolitan markets in Florida, Georgia, North Carolina, South Carolina and Tennessee. The effect of this expansion has been to give SouthTrust access to metropolitan markets with favorable prospects for growth of population, per capita income, and business development opportunities.

         During 1993, SouthTrust effected acquisitions of 14 financial institutions, with total assets of approximately $1.3 billion, and, as of the date of this Proxy Statement/Prospectus, SouthTrust had effected in 1994 acquisitions of four financial institutions, with total assets of approximately $525 million. The following table presents certain information with respect to acquisitions which are currently pending as of the date of this Proxy Statement/Prospectus, including the Merger:

                                                              Total            Total             Total
   Institution                           Location            Assets          Deposits            Loans*
- -----------------                        --------            ------          --------            -----
                                                                           (in millions)
First Jefferson Corporation          Biloxi, Mississippi      $42.3            $38.2             $22.7
Community Bank of Charlotte          Port Charlotte, Florida   38.7             29.7              33.1
Island Bank of Collier County        Marco Island, Florida     29.3             24.9              14.0
Citrus National Bank                 Crystal River, Florida    35.7             32.1              22.2
University State Bank Corp.          Tampa, Florida            19.8             17.5              11.8
American National Bank of Florida
  (2 Branches)                       Gainesville, Florida      64.0             64.0              21.0

- ---------------------------

*Net of unearned income


         SouthTrust anticipates accounting for each of these pending transactions pursuant to the purchase method of accounting, with the exception of Community Bank of Charlotte, which will be accounted for as a pooling of interests. Consummation of the pending transactions is subject, in each case, to, among other things, approval by applicable regulatory authorities.

         As a routine part of its business, SouthTrust evaluates opportunities to acquire bank holding companies, banks and other financial institutions. Thus, at any particular point in time, including the date of this Proxy Statement/Prospectus, discussions and, in some cases, negotiations and due diligence activities looking toward or culminating in the execution of preliminary or definitive documents respecting potential acquisitions may occur or be in progress. These transactions may involve SouthTrust acquiring such financial institutions in exchange for cash or capital stock, and depending upon the terms of these transactions, they may have a dilutive effect upon the SouthTrust Common Stock to be issued to holders of Jefferson Common Stock in the Merger.

         The principal executive offices of SouthTrust are located at 420 North 20th Street, Birmingham, Alabama 35203, and its telephone number is (205) 254-5000.

  Jefferson

         Jefferson was organized under the laws of the State of Mississippi in September 1980 for the purpose of becoming a bank holding company, and as of the date of the Proxy Statement/Prospectus, it holds approximately 96% of the issued and outstanding capital stock of The Jefferson Bank, a Mississippi banking corporation (the "Bank"). The Bank operates out of two offices in Biloxi, and one office in D'Iberville, Mississippi. The Bank is a member of and its deposits are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC"). Jefferson is subject to regulation, examination and supervision by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and the Bank is subject to regulation, examination and supervision by the FDIC and the Department of Banking and Consumer Finance (the "Department"). See "CERTAIN INFORMATION CONCERNING THE BUSINESS OF JEFFERSON AND THE BANK" and "SUPERVISION AND REGULATION."

         The business of the Bank consists primarily of attracting deposits from the general public and using these funds, as well as loan repayments and borrowings, to originate loans, primarily for individuals and small businesses. The Bank's primary market area for loans and deposits includes Harrison County and Jackson County, Mississippi, and the total population of that area was approximately 296,000 as of December 31, 1993.

         Jefferson and the Bank each maintain their principal executive offices at 854 Howard Avenue, Biloxi, Mississippi and the telephone number at such office is (601) 374-4616.


  SouthTrust of Mississippi, Inc.

         ST-Sub, a Mississippi corporation, is a wholly-owned subsidiary of SouthTrust. It was organized under the laws of Mississippi in 1994 for purposes of acquiring Jefferson, and it has conducted no business activity since its organization.

SPECIAL MEETING

         The Special Meeting will be held at ______ __.m., local time, on September __, 1994, at The Jefferson Bank, Board Room, 854 Howard Avenue, Biloxi, Mississippi 39530 to consider and vote upon the Merger Agreement. Only holders of record of shares of Jefferson Common Stock as of the close of business on August ___, 1994 will be entitled to vote at the Special Meeting, including any adjournment thereof.

THE MERGER

  Terms of the Merger

         Subject to approval of the Merger Agreement by the shareholders of Jefferson at the Special Meeting, the receipt of required regulatory approvals, and other conditions, Jefferson will be merged into ST-Sub pursuant to the Merger Agreement. At the Effective Time of the Merger, each outstanding share of Jefferson Common Stock will be converted, subject to rights of dissent and exclusive of Qualifying Directors' Shares and shares of Jefferson Common Stock held in the treasury of Jefferson, into the right to receive 2.967 shares of SouthTrust Common Stock, which exchange ratio is subject to appropriate adjustment in the event of certain stock splits and stock dividends effected by SouthTrust and is subject to being supplemented by a possible contingent cash payment in the event of certain events. No fractional shares of SouthTrust Common Stock will be issued in the Merger, and, in lieu thereof, each holder of shares of Jefferson Common Stock who otherwise would have been entitled to receive a fractional share of SouthTrust Common Stock will be entitled to receive a cash payment in an amount equal to the product of (i) the fractional interest of a share of SouthTrust Common Stock to which such holder otherwise would have been entitled and (ii) the last sales price of such share of SouthTrust Common Stock as reported on NASDAQ on the last trading day immediately preceding the Effective Time of the Merger. The Merger Agreement contemplates that as of the Effective Time of the Merger, the Qualifying Directors' Shares shall be repurchased by the surviving corporation in the Merger in exchange for a cash purchase price of $1.00 per share. The Merger Agreement provides that if the Effective Time of the Merger, following the diligent and good faith effort of SouthTrust and Jefferson, occurs after September 15, 1994, then SouthTrust shall pay to the holders of the outstanding shares of Jefferson Common Stock an amount in cash equal to the cash dividends that would have been declared and paid between January 1, 1994 and the Effective Time of the Merger with respect to the SouthTrust Common Stock issuable in the Merger, provided that the record dates of such dividends are prior to September 16, 1994, less any dividends payable by Jefferson in respect of Jefferson Common Stock with record dates on or before the Effective Time of the Merger. As of the Effective Time of the Merger, each holder of Jefferson Options shall have such rights canceled, and in exchange therefor, each such holder shall receive such number of shares of SouthTrust Common Stock as shall be produced by dividing 34,563 by the aggregate number of shares of Jefferson Common Stock subject to all such Jefferson Options and then multiplying such result by the number of shares of Jefferson Common Stock subject to the Jefferson Options held by each such holder. See "THE MERGER - Effect of Merger on Jefferson Common Stock and Jefferson Options."

         In connection with the Merger, the 8% Preferred Stock and the Debentures shall be redeemed and/or repurchased as of the Effective Time of the Merger. The Merger Agreement provides that if and to the extent that Jefferson does not possess sufficient funds to redeem or repurchase such Preferred Stock and the Debentures without adversely affecting its capital requirements, SouthTrust shall supply the necessary funds.

         The 2.967 shares of SouthTrust Common Stock for which each outstanding share of Jefferson Common Stock may be exchanged in the Merger had an aggregate value, based upon the average of the last sales price of SouthTrust Common Stock for the five (5) trading days immediately preceding ___________, 1994, of approximately $_____.

         The Merger Agreement provides that Jefferson shall have the right to terminate the Merger Agreement in the event that the average of the last sales price of a share of SouthTrust Common Stock, as reported by NASDAQ for the last ten trading days immediately prior to the Effective Time of the Merger, is less than $16.25, unless SouthTrust elects to adjust the exchange ratio so that the exchange ratio shall equal the product of $56.00 divided by the last sales price of a share of SouthTrust Common Stock as reported by NASDAQ on the trading day immediately preceding the Effective Time of the Merger.

         As promptly as practicable after the Effective Time of the Merger, SouthTrust or its agents shall send or cause to be sent to each former holder of record of Jefferson Common Stock a letter of transmittal for use in exchanging their stock certificates formerly representing such Jefferson Common Stock for certificates representing the appropriate number of shares of SouthTrust Common Stock.


  Vote Required

         The affirmative vote of the holders of a majority of the outstanding shares of Jefferson Common Stock is required to approve the Merger Agreement. The holders of the 8% Preferred Stock are not entitled to vote with respect to the Merger Agreement. Directors and executive officers of Jefferson and their affiliates owned, as of the Record Date, directly or indirectly, 57,585 shares of Jefferson Common Stock (exclusive of 21,602 shares of Jefferson Common Stock which may be acquired by such persons pursuant to the exercise of Jefferson Options prior to the Effective Time of the Merger), constituting approximately 65.11% of the shares of Jefferson Common Stock outstanding on the Record Date for the Special Meeting. It is anticipated that all shares held by such persons will be voted for approval of the Merger Agreement.

  Recommendation of the Board of Directors

         THE MEMBERS OF THE BOARD OF DIRECTORS OF JEFFERSON HAVE UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR, FROM A FINANCIAL POINT OF VIEW, AND IS IN THE BEST INTERESTS OF JEFFERSON AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS OF JEFFERSON RECOMMENDS THAT SHAREHOLDERS OF JEFFERSON VOTE IN FAVOR OF THE MERGER AGREEMENT. This recommendation is based on a number of factors discussed in this Proxy Statement/Prospectus. See "THE MERGER - Background of the Merger; Reasons for the Merger; Recommendations of the Board of Directors of Jefferson."

  Interests of Certain Named Persons in the Merger

         The Merger Agreement provides that the Board of Directors of ST-Sub, following the Merger, shall consist of those persons who are serving in such capacity immediately prior to the Effective Time of the Merger, as well as those persons who may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger, and the officers of ST-Sub shall be those persons who are serving in such capacity immediately prior to the Effective Time of the Merger, as well as those persons who may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger.

         The Merger Agreement provides that certain deferred compensation arrangements between the Bank and its directors shall become obligations of ST-Sub and shall continue in full force and effect following the Merger, that salary continuation agreements between the Bank and Ms. D'Auby H. Schiel, the Vice Chairman of the Board of Directors, President and Chief Executive Officer of Jefferson and the Chairman of the Board of Directors and Chief Executive Officer of the Bank, and Mr. David J. Washer, a director of Jefferson and the President and Cashier of the Bank, shall continue in full force and effect following the Merger, subject to such payments, because of any change of control provisions contained in such agreements, being deferred for seven and eleven years, respectively, following the Effective Time of the Merger, and that the incentive compensation arrangements for the officers and employees of Jefferson and the Bank who are employed by SouthTrust or one of its affiliates following the Effective Time of the Merger shall continue in full force and effect for one year following the Effective Time of the Merger, unless similar incentive plans maintained by SouthTrust provide at least equal benefits to those provided by such incentive arrangements of Jefferson and the Bank, and in that case, those persons who are employed by SouthTrust or one of its affiliates following the Effective Time of the Merger shall be afforded benefits under the incentive programs of SouthTrust consistent with those afforded comparable employees of SouthTrust or its affiliates.

         See "THE MERGER - Interests of Certain Named Persons in the Merger" and "THE MERGER - Business and Management of Jefferson Following the Merger; Plans for Business of Jefferson."

Regulatory Approvals and Certain Other Conditions to the Merger; Waiver and Amendment

         The respective obligations of SouthTrust and Jefferson to consummate the Merger are subject to the satisfaction of certain conditions, including, among others, (i) the receipt of all required regulatory approvals with respect to the Merger, (ii) the approval of the Merger Agreement by the requisite vote of Jefferson's shareholders, and (iii) certain other conditions customary in transactions of this kind.

         The Merger is subject to approval by the Federal Reserve Board. Accordingly, assuming that all conditions to the Merger contained in the Merger Agreement are satisfied or waived and that the Merger Agreement has not been terminated, the Merger Agreement provides that the Merger shall not be consummated until within ten days of the later to occur of (i) the approval of the transactions pursuant to the Merger Agreement by all required regulatory authorities, including the Federal Reserve Board, and the expiration of all requisite waiting periods, and (ii) approval by the shareholders of Jefferson of the Merger Agreement.

         On or about May 9, 1994, ST-Sub filed an application with the Federal Reserve Board seeking approval to merge Jefferson into ST-Sub. SouthTrust received a letter dated May 24, 1994 from the Federal Reserve Board requesting certain additional information in connection with the application. On or about June 2, 1994, ST-Sub filed with the Federal Reserve Board a response providing such additional information, and the Federal Reserve Board accepted the application on June 13, 1994. It is expected that the application will be approved on or around August 12, 1994, however, no assurance can be given that such approval will be received on such date or at all. Following approval of the application by the Federal Reserve Board, the Merger may not be consummated for a period of thirty days during which the United States Department of Justice (the "Justice Department") may challenge the Merger on antitrust grounds.

         At any time before the Merger becomes effective, any party to the Merger Agreement may waive conditions contained therein to its own obligations, to the extent that such obligations, agreements and conditions are intended for its own benefit. In addition, the Merger Agreement may be amended by written instrument signed on behalf of each of the parties thereto.

         See "THE MERGER - Regulatory Approvals and Certain Other Conditions to the Merger; Waiver and Amendment."

  Termination

         The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger (i) by the mutual consent in writing of SouthTrust and Jefferson, or (ii) by either SouthTrust or Jefferson individually, under certain specified circumstances, including if the Merger shall not have occurred on or prior to November 30, 1994, provided that the failure to consummate the Merger on or before such date is not caused by a breach of the Merger Agreement by the party seeking to terminate. See "THE MERGER - Termination."

  Effective Time of the Merger

         The Merger will become effective upon the filing of appropriate Articles of Merger relating thereto with the Secretary of State of Mississippi. The parties to the Merger Agreement will cause such Articles of Merger to be so filed as soon as practicable after each of the conditions to consummation of the Merger has been satisfied or waived. Subject to satisfaction of the conditions contained in the Merger Agreement, the parties currently anticipate that the Merger will become effective on or about September __, 1994, although there can be no assurance as to whether or when the Merger will become effective. See "THE MERGER - Effective Time of the Merger."

RIGHTS OF DISSENT AND APPRAISAL

         By following the procedures provided by applicable law which are described elsewhere in this Proxy Statement/Prospectus, a holder of shares of Jefferson Common Stock is entitled to dissent from the Merger and demand the fair value of the shares of Jefferson Common Stock held by such holder in cash. See "THE MERGER - Rights of Dissent and Appraisal." A copy of the provisions of the Mississippi Business Corporation Act regarding such rights of dissent is attached hereto as Exhibit B.

COMPARATIVE STOCK PRICES

         SouthTrust Common Stock is traded in the over-the-counter market through the facilities of NASDAQ. The market for shares of Jefferson Common Stock is not active and during the last two years, the sales price of all shares of Jefferson Common Stock of which Jefferson had knowledge was $25.00 per share. The last sale of shares of Jefferson Common Stock known to Jefferson occurred on or about August 13, 1993, at a sales price of $25.00 per share.

         The following table sets forth the applicable last sales prices, and pro forma equivalents based upon such last sales prices, for SouthTrust Common Stock as of selected dates.

                                                     SouthTrust                    SouthTrust
                                                    Common Stock                  Common Stock
                                                  Last Sales Price               Equivalent (3)
                                                --------------------           -----------------
         (1)  April 22, 1994  . . . . . . . .          $19.375                       $57.49
         (2)  August ___, 1994  . . . . . . .          $__.__                        $__.__

__________________________________

(1)      Last trading day preceding the execution of the Merger Agreement.
(2) Most recent date practicable preceding the date of this Proxy Statement/Prospectus.
(3) Pro forma equivalents calculated using the historical last sales price for SouthTrust Common Stock as of the selected date multiplied by the conversion ratio of 2.967 shares of SouthTrust Common Stock per share of Jefferson Common Stock.


         Jefferson's shareholders are advised to obtain current market quotations for or information regarding SouthTrust Common Stock and Jefferson Common Stock. No assurance can be given as to the market price of SouthTrust Common Stock or the value of Jefferson Common Stock at any time before the Effective Time of the Merger or as to the market price of SouthTrust Common Stock at any time thereafter. Because the exchange ratio of Jefferson Common Stock for SouthTrust Common Stock is fixed, it will not compensate Jefferson's shareholders for decreases in the market price of SouthTrust Common Stock which could occur before the Effective Time of the Merger. In the event the market price for SouthTrust Common Stock were to decrease, the value of the SouthTrust Common Stock to be received in the Merger in exchange for Jefferson Common Stock would decrease. However, Jefferson is not obligated to consummate the Merger in the event that the average last sales price of a share of SouthTrust Common Stock, as reported by NASDAQ for the last ten trading days immediately preceding the Effective Time of the Merger, is less than $16.25 per share, unless SouthTrust elects to adjust the exchange ratio so that the exchange ratio shall equal the product of $56.00 multiplied by the last sales price of a share of SouthTrust Common Stock as reported by NASDAQ on the trading day immediately preceding the Effective Time of the Merger. It also should be noted that, in the event the market price of SouthTrust Common Stock were to increase, the value of the SouthTrust Common Stock to be received in the Merger in exchange for Jefferson Common Stock would increase.

         See "MARKET AND DIVIDEND INFORMATION RESPECTING THE COMMON STOCK OF SOUTHTRUST AND JEFFERSON."

RESALE OF SOUTHTRUST COMMON STOCK RECEIVED IN THE MERGER

         The shares of SouthTrust Common Stock to be issued pursuant to the Merger Agreement have been registered under the Securities Act, thereby allowing such shares to be sold without restriction by shareholders of Jefferson who are not deemed to be "affiliates" (as that term is defined in the rules under the Securities Act) of Jefferson and who do not become affiliates of SouthTrust. The shares of SouthTrust Common Stock to be issued to affiliates of Jefferson may be resold only pursuant to an effective registration statement, pursuant to Rule 145 under the Securities Act (which, among other things, permits the resale of securities subject to certain volume limitations) or in transactions otherwise exempt from registration under the Securities Act. SouthTrust will not be obligated and does not intend to register its shares under the Securities Act for resale by shareholders who are affiliates. Since the aggregate number of shares of SouthTrust Common Stock issuable in the Merger is less than any applicable volume limitation under Rule 145, an affiliate of Jefferson who otherwise complies with Rule 145, and subject to the undertaking described below, will be free to resell, during any given three-month period, all of the shares of SouthTrust Common Stock received by such affiliate in the Merger.

         In addition, at or prior to the Effective Time of the Merger, each affiliate of Jefferson will deliver to SouthTrust a letter agreement pertaining to the limitations on the transferability of such affiliate's shares of SouthTrust Common Stock acquired in the Merger, and whereby such affiliate shall represent and warrant, among other things, that he or she shall not sell, pledge, transfer or otherwise dispose of such shares of SouthTrust Common Stock in violation of the Securities Act or the rules and regulations thereunder.

         See "THE MERGER - Resale of SouthTrust Common Stock Received in the Merger."

DIFFERENCES IN RIGHTS OF JEFFERSON SHAREHOLDERS

         Upon consummation of the Merger, Jefferson shareholders will become SouthTrust stockholders. As a result, their rights as shareholders, which now are governed by Mississippi corporate and banking law and Jefferson's Articles of Incorporation and Bylaws, will be governed by Delaware corporate law and SouthTrust's Restated Certificate of Incorporation and Bylaws. Because of certain differences between the provisions of Mississippi law and Delaware corporate law and of Jefferson's Articles of Incorporation and Bylaws and SouthTrust's Restated Certificate of Incorporation and Bylaws, the current rights of Jefferson shareholders will change after the Merger. Some of these differences include anti-takeover provisions applicable to SouthTrust. See "COMPARISON OF THE COMMON STOCK OF SOUTHTRUST AND JEFFERSON."

ACCOUNTING TREATMENT

         The Merger will be accounted for by SouthTrust pursuant to the purchase method of accounting. One effect of the purchase method of accounting is that earnings of Jefferson will be combined with earnings of SouthTrust only from and after the Effective Time of the Merger and such earnings will be reduced by certain depreciation and amortization charges arising out of purchase accounting adjustments. See "THE MERGER - Accounting Treatment."

TAX TREATMENT

         Jefferson will receive an opinion of Heidelberg & Woodliff, P.A., counsel to Jefferson, to the effect that, for federal income tax purposes: (i) the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no gain or loss will be recognized by holders of shares of Jefferson Common Stock who receive SouthTrust Common Stock in the Merger (except in connection with the receipt of cash in lieu of fractional interests in shares of SouthTrust Common Stock and any supplemental cash payment required to be made under the Merger Agreement);
(iii) the basis of the SouthTrust Common Stock received by the shareholders of Jefferson pursuant to the Merger and the holding period therefor will be the same as the basis and holding period of the Jefferson Common Stock surrendered in exchange therefor; and (iv) each holder of a Jefferson Option who receives SouthTrust Common Stock in cancellation therefor will recognize ordinary income. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

         THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES MAY VARY FOR EACH HOLDER OF SHARES OF JEFFERSON COMMON STOCK. JEFFERSON SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX AND FINANCIAL ADVISORS AS TO THE EFFECT OF INCOME TAX AND OTHER TAX CONSEQUENCES ON THEIR OWN PARTICULAR FACTS.

EQUIVALENT SHARE DATA

         The following summary presents comparative historical unaudited per share data for both SouthTrust and Jefferson. The pro forma amounts assume the Merger was effective as of the commencement of the periods presented and was accounted for pursuant to the purchase method of accounting. SouthTrust's pro forma amounts represent the combined pro forma results, and Jefferson pro forma equivalent amounts are computed by multiplying the pro forma amounts by a factor of 2.967 to reflect the exchange ratio in the Merger of 2.967 shares of SouthTrust Common Stock for each share of Jefferson Common Stock. The data presented should be read in conjunction with the historical financial statements and the related notes thereto included elsewhere herein or incorporated by reference herein.

                                                                  Year Ended                  Six Months
                                                               December 31, 1993          Ended June 30, 1994
                                                           ------------------------      ----------------------

Net income (loss) per common share:
         SouthTrust                                               $   1.94                     $   1.04
         Jefferson                                                    5.15                         2.63
         SouthTrust pro forma combined                                1.94                         1.04
         Jefferson pro forma equivalent                               5.75                         3.09

Cash dividends per common share:
         SouthTrust                                               $   0.60                     $   0.34
         Jefferson                                                       0                            0
         Jefferson pro forma equivalent (1)                           1.78                         1.01

Book value per common share (period end):
         SouthTrust                                               $  13.25                     $  13.68
         Jefferson                                                   20.21                        22.91
         SouthTrust pro forma combined                               13.23                        13.67
         Jefferson pro forma equivalent                              39.25                        40.55

- -------------------------------------------

(1) Jefferson pro forma equivalent dividends per share represent historical dividends per share declared by SouthTrust, multiplied by the conversion ratio of 2.967 shares of SouthTrust Common Stock for each share of Jefferson Common Stock.

SELECTED FINANCIAL DATA

         The following tables set forth certain selected historical consolidated financial information for SouthTrust and Jefferson. The historical income statement data included in the selected financial data for the five most recent fiscal years are derived from audited consolidated financial statements of SouthTrust and unaudited (except with respect to the year ended December 31, 1993 which is audited) consolidated financial statements of Jefferson. The financial data for the interim periods ended June 30, 1994 and 1993 are derived from the unaudited historical financial statements of SouthTrust and Jefferson, respectively, and reflect, in the respective opinion of management of SouthTrust and Jefferson all adjustments (consisting only of recurring adjustments) necessary for a fair presentation of such data. This information should be read in conjunction with the consolidated financial statements of SouthTrust and Jefferson, and the related notes thereto, included in documents included elsewhere herein or incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."


                    SOUTHTRUST CORPORATION AND SUBSIDIARIES

                                                                                                  Six Months
                                                    Years Ended December 31,                    Ended June 30,
                                       --------------------------------------------------     ------------------
                                         1993       1992      1991       1990       1989        1994      1993
                                       --------   --------  ---------  ---------   -------    --------  ---------
INCOME STATEMENT DATA
(in thousands except per share data):

  Interest income                     $ 927,551  $ 828,080 $ 823,725   $ 776,661 $ 684,624   $ 499,880  $ 456,241
  Interest expense                      397,743    382,930   474,453     498,329   450,147     212,628    197,338
                                      ---------  --------- ---------   --------- ---------   ---------  ---------
    Net interest income                 529,808    445,150   349,272     278,332   234,477     287,252    258,903
  Provision for loan losses              45,032     43,305    38,042      44,635    21,166      21,892     22,405
                                      ---------  --------- ---------   --------- ---------   ---------  ---------
  Net interest income after
    provision for loan losses           484,776    401,845   311,230     233,697   213,311     265,360    236,498
  Non-interest income                   174,702    136,683   108,881      91,084    78,686      91,509     79,535
  Non-interest expense                  434,951    373,636   296,796     234,713   200,147     231,917    208,971
                                      ---------  --------- ---------   --------- ---------   ---------  ---------
  Income before income taxes            224,527    164,892   123,315      90,068    91,850     124,952    107,062
  Provision for income taxes             73,992     50,646    33,309      20,360    19,075      41,823     34,978
                                      ---------  --------- ---------   --------- ---------   ---------  ---------
    Net income                        $ 150,535  $ 114,246 $  90,006   $  69,708 $  72,775   $  83,129  $  72,084
                                      =========  ========= =========   ========= =========   =========  =========

  Net income per common share
    and common share equivalent       $    1.94  $    1.66 $    1.42   $    1.14 $    1.21   $    1.04  $    0.94
  Cash dividends declared
    per common share                       0.60       0.52      0.48        0.46      0.43        0.34       0.30
  Average common shares and common
    share equivalents outstanding        77,772     68,948    63,255      61,148    60,077      79,917     77,003

BALANCE SHEET DATA (at period end)
  (in millions):
  Total assets                        $14,708.0  $12,714.4 $10,158.1   $ 9,005.9 $ 7,763.2   $15,931.6  $13,672.9
  Total loans net of unearned
    income                              9,448.3    7,546.6   5,965.0     5,531.4   4,690.5    10,524.1    8,411.3
  Total deposits                       11,515.4   10,082.3   8,277.2     7,228.0   6,054.5    11,827.2   10,798.0
  Total stockholders' equity            1,051.8      860.4     662.0       549.6     507.1     1,093.8      954.7




                  FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                                                                                              Six Months
                                                Years Ended December 31,                     Ended June 30,
                                   ---------------------------------------------------    --------------------
                                     1993       1992      1991       1990       1989        1994        1993
                                   --------   --------  ---------  ---------   -------    --------   ---------
INCOME STATEMENT DATA
(in thousands except per share data):
  Interest income                  $  3,332   $  2,720   $  2,786  $   3,032   $ 2,894     $1,800    $ 1,517
  Interest expense                      905      1,027      1,505      1,789     1,790        475        449
                                   --------   --------   --------  ---------   -------     ------    -------
    Net interest income               2,427      1,693      1,281      1,243     1,104      1,325      1,068
  Provision for loan losses              94         96         63        134         7         22         46
                                   --------   --------   --------  ---------   -------     ------    -------
  Net interest income after
    provision for loan losses         2,333      1,597      1,218      1,109     1,097      1,303      1,022
  Non-interest income                   376        373        326        362       353        152        210
  Non-interest expense                2,000      1,617      1,442      1,374     1,484      1,065        838
                                   --------   --------   --------  ---------   -------     ------    -------
  Income before income taxes
    and minority interest               709        353        102         97       (34)       390        394
  Provision for income taxes            231        109         19        (35)       25        137        128
  Minority interest                      24         12          7          7         5         11         12
                                   --------   --------   --------  ---------   -------     ------    -------
    Net income (loss)              $    454   $    232   $     76  $     125   $   (64)    $  242    $   254
                                   ========   ========   ========  =========   =======     ======    =======


  Net income (loss) per common
    share and common share
       equivalent                  $   5.15   $   2.64   $  0.86   $    1.43   $ (0.74)    $ 2.63    $  2.89

  Cash dividends declared
    per common share                      -          -          -          -         -          -          -
  Average common shares and common
    share equivalents outstanding    88,213     88,038     87,813     87,813    87,813     92,038     88,038

BALANCE SHEET DATA (at period end)
  (in thousands):
  Total assets                     $ 43,700   $ 32,768   $ 29,857  $  30,705   $32,256     42,273    $34,906
  Total loans net of unearned
    income                           22,337     18,373     16,522     18,142    16,138     22,729     20,607
  Total deposits                     39,673     29,211     26,476     27,186    28,961     38,203     31,093
  Total stockholders' equity          2,121      1,566      1,320      1,230     1,093      2,359      1,820


                                   THE MERGER

         The terms of the Merger are set forth in the Merger Agreement. The description of the Merger which follows summarizes the principal provisions of the Merger Agreement, is not complete and is qualified in all respects by reference to the Merger Agreement a copy of which is attached hereto as Exhibit A.

GENERAL

         The Merger Agreement has been approved by the members of the Boards of Directors of Jefferson, SouthTrust and ST-Sub. No approval of the Merger by the stockholders of SouthTrust is required.

         Pursuant to the Merger Agreement, Jefferson will be merged with and into ST-Sub pursuant to the Mississippi Business Corporation Act, and ST-Sub shall be the surviving corporation in the Merger. Upon the effectiveness of the Merger, each outstanding share of Jefferson Common Stock shall be converted into the right to receive 2.967 shares of SouthTrust Common Stock, subject to rights of dissent and the possible payment of a contingent cash amount described below, and exclusive of shares of Jefferson Common Stock held in the treasury of Jefferson and Qualifying Directors' Shares. No fractional shares of SouthTrust Common Stock will be issued in the Merger, and, in lieu thereof, each holder of shares of Jefferson Common Stock who otherwise would have been entitled to receive a fractional share of SouthTrust Common Stock will be entitled to receive a cash payment in an amount equal to the product of (i) the fractional interest of a share of SouthTrust Common Stock to which such holder otherwise would have been entitled and (ii) the last sales price of such share of SouthTrust Common Stock as reported by NASDAQ on the last business day preceding the Effective Time of the Merger. The Merger Agreement provides that Qualifying Directors' Shares will be repurchased by the surviving corporation at the Effective Time of the Merger in exchange for a purchase price of $1.00 per share in cash. The Merger Agreement also provides that if the Effective Time of the Merger, following the diligent and good faith effort of SouthTrust and Jefferson, occurs after September 15, 1994, SouthTrust shall pay to the holders of the outstanding Jefferson Common Stock an amount in cash equal to the cash dividends that would have been declared and paid between January 1, 1994 and the Effective Time of the Merger with respect to the SouthTrust Common Stock issuable in the Merger, provided that the record dates of such dividends are prior to September 16, 1994, less the cash dividends payable by Jefferson in respect of the Jefferson Common Stock with record dates on or before the Effective Time of the Merger.

         The Merger Agreement contemplates that the Jefferson Options shall be canceled as of the Effective Time of the Merger, and each holder thereof shall receive, in exchange therefor, such number of shares of SouthTrust Common Stock as shall be produced by dividing 34,563 by the number of shares of Jefferson Common Stock subject to all such Jefferson Options and then multiplying such result by the number of shares of Jefferson Common Stock subject to the Jefferson Options held by each such holder. In addition, as of the Effective Time of the Merger, it is contemplated that the 8% Preferred Stock shall be redeemed in exchange for payments not greater than the par value of the 8% Preferred Stock, plus accrued but unpaid dividends thereon, and the Debentures shall be repurchased in exchange for payments not greater than the principal amount of such Debentures, plus accrued but unpaid interest thereon. To the extent that Jefferson does not have adequate funds to redeem and/or repurchase the 8% Preferred Stock and/or the Debentures without adversely affecting its capital requirements, SouthTrust has agreed in the Merger Agreement to supply such funds.

         Subject to the approval of the Merger Agreement by the shareholders of Jefferson, the satisfaction or waiver of the conditions contained in the Merger Agreement, and the filing of appropriate Articles of Merger with the Secretary of State of Mississippi, the Merger Agreement provides that the Effective Time of the Merger will be within ten days after the later to occur of (i) the approval of the transactions pursuant to the Merger Agreement by all required regulatory authorities, including the Federal Reserve Board, (ii) the expiration of thirty days (including any extension thereof) after the approval of the Merger by the Federal Reserve Board during which the Justice Department fails to object to the Merger, and (iii) approval by the shareholders of Jefferson of the Merger.

BACKGROUND OF THE MERGER; REASONS FOR MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF JEFFERSON

         In late February 1994, representatives of Jefferson were approached by representatives of SouthTrust regarding a possible business combination with Jefferson. Discussions between such representatives regarding a possible business combination ensued, and on March 15, 1994, the parties executed a non-binding letter expressing an interest in pursuing such a transaction. Thereafter, the parties engaged in discussions looking toward the execution of a definitive agreement respecting the transaction.

         At a Board of Directors meeting held on April 16, 1994, the Board of Directors of Jefferson met to review and consider the Merger Agreement. At such Board of Directors meeting, all of the directors of Jefferson present at the meeting voted to approve the Merger and the Merger Agreement, subject to final review and approval of the Merger Agreement by Jefferson's Chief Executive Officer and Jefferson's counsel and other advisors. Thereafter, on April 25, 1994, the Merger Agreement was executed by the parties.

         The 2.967 shares of SouthTrust Common Stock to be exchanged for each share of Jefferson Common Stock reflect prices that were negotiated on an arm's-length basis between representatives of Jefferson and representatives of SouthTrust. There was no affiliation between Jefferson and its representatives, on one hand, and SouthTrust and ST-Sub, and their representatives, on the other hand, prior to the execution of the Merger Agreement.

         The Board of Directors of Jefferson considered a variety of factors in evaluating and approving the Merger and the Merger Agreement, including (a) the value of the consideration to be received by Jefferson's shareholders relative to the book value and earnings per share of Jefferson Common Stock; (b) certain information concerning the financial condition, results of operations and business prospects of Jefferson and SouthTrust; (c) the marketability of Jefferson Common Stock; (d) the competitive and regulatory environment for financial institutions generally; (e) the fact that the Merger will enable Jefferson shareholders to exchange their shares of Jefferson Common Stock for shares of common stock of a larger combined entity, the stock of which is more widely held and more actively traded and which historically has paid cash dividends; (f) SouthTrust's ability to provide comprehensive financial services in relevant markets; and (g) other pertinent information. The Board of Directors of Jefferson did not assign any relevant weights to the above factors, but it considered all of such factors to be material. The Board of Directors believes that it appropriately addressed all of the relevant concerns in the proposed transaction with SouthTrust, and it concluded that the terms of the transaction with SouthTrust are fair to the shareholders of Jefferson from a financial point of view. For these reasons, the Board of Directors of Jefferson did not engage a financial advisor to issue an opinion that the transaction is fair, from a financial point of view, to the shareholders of Jefferson. Based on these factors, the Board of Directors of Jefferson determined that the Merger was in the best interests of the shareholders of Jefferson and approved the Merger Agreement.

         THE MEMBERS OF THE BOARD OF DIRECTORS OF JEFFERSON HAVE UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR, FROM A FINANCIAL POINT OF VIEW, AND IS IN THE BEST INTERESTS OF JEFFERSON AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS OF JEFFERSON RECOMMENDS THAT SHAREHOLDERS OF JEFFERSON VOTE IN FAVOR OF THE MERGER AGREEMENT.

         SouthTrust is engaging in the transactions pursuant to the Merger because the Merger is consistent with its expansion strategy within the southeastern United States.

         In addition to the foregoing, the Merger Agreement provides that the Board of Directors of ST-Sub following the Merger shall consist of those persons who are serving in such capacity immediately prior to the Effective Time of the Merger, as well as those persons who may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger, and the officers of ST-Sub shall be those persons who are serving in such capacity immediately prior to the Effective Time of the Merger, as well as those persons who may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger.

INTERESTS OF CERTAIN NAMED PERSONS IN THE MERGER

         The Merger Agreement provides that, following the Effective Time of the Merger, certain agreements and arrangements between Jefferson, the Bank and certain of its officers and directors will continue, including certain deferred compensation arrangements between the Bank and its directors, certain salary continuation arrangements between the Bank and Ms. D'Auby H. Schiel, the Vice Chairman of the Board of Directors, President and Chief Executive Officer of Jefferson and the Chairman of the Board of Directors and Chief Executive Officer of the Bank, and Mr. David J. Washer, a director of Jefferson and the President and Cashier of the Bank, and certain incentive compensation arrangements of certain of the officers and employees of Jefferson and the Bank. With respect to the salary continuation arrangements, the Merger Agreement provides that such arrangements shall be amended as of the Effective Time of the Merger to provide that any payment required to be made thereunder as a result of or in connection with any change of control provision contained therein shall be deferred, in the case of Ms. Schiel, until the end of the calendar month that occurs seven years after the Effective Time of the Merger and, in the case of Mr. Washer, until the end of the calendar month that occurs eleven years after the Effective Time of the Merger. With respect to the incentive compensation arrangements of certain officers and employees of Jefferson and the Bank, the Merger Agreement provides that such arrangements shall be continued with respect to those persons employed by SouthTrust or one of its affiliates for one year following the Effective Time of the Merger, unless similar incentive arrangements of SouthTrust and its affiliates with respect to such persons provide benefits at least equal to those of Jefferson and the Bank, and in such event, such persons will be provided benefits under the incentive arrangements of SouthTrust consistent with those afforded comparable employees of SouthTrust and its affiliates.

        The parties have agreed in the Merger Agreement that appropriate steps shall be taken to terminate all employee benefit plans of Jefferson as of the Effective Time of the Merger or as promptly as practicable thereafter, including, without limitation, the Employee Stock Ownership Plan of Jefferson (the "ESOP"). The Merger Agreement provides that in connection with the termination of the ESOP, the trustee or trustees of the ESOP shall be directed to sell such shares of SouthTrust Common Stock issued to the ESOP in connection with the Merger as may be required in order for the trustee or trustees to effect cash distributions to the participants of the ESOP. Following the termination of all such employee benefit plans, SouthTrust has agreed to cover the officers and employees of Jefferson who are employed by SouthTrust or one of its affiliates under employee benefit plans of SouthTrust, including welfare and fringe benefit plans, on the same basis as and subject to the same conditions as are applicable to any newly-hired employee of SouthTrust; provided, however, that (i) with respect to SouthTrust's group medical insurance plan, SouthTrust shall credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under Jefferson's group medical insurance plan during the current calendar year for purposes of satisfying the deductible provisions under SouthTrust's plan for such current year, and SouthTrust shall waive all waiting periods under said plans for pre-existing conditions; and (ii) credit for each such employee's past service with Jefferson prior to the Effective Time of the Merger shall be given by SouthTrust to employees for purposes of: (1) determining vacation and sick leave benefits and accruals, in accordance with the established policies of SouthTrust; and (2) establishing eligibility for participation in, and vesting under, SouthTrust's employee benefits plans (including welfare and fringe benefit plans), and for purposes of determining the scheduling of vacations and other determinations which are made based on length of service; provided, however, such credit for past service shall not be given to any such employee for purposes of establishing eligibility for participation in the 1990 Discounted Stock Plan of SouthTrust.

         SouthTrust has further agreed that for purposes of determining eligibility to participate in, and vesting in accrued benefits under the SouthTrust Corporation Employee's Profit Sharing Plan and the SouthTrust Corporation Revised Retirement Income Plan (the "ST Retirement Plan"), employment with Jefferson shall be credited as if it were employment with SouthTrust, but such service shall not be credited for purposes of determining benefit accrual under the ST Retirement Plan.

EFFECT OF MERGER ON JEFFERSON COMMON STOCK AND JEFFERSON OPTIONS; REDEMPTION OR REPURCHASE MATTERS; OTHER MATTERS

         At the Effective Time of the Merger, each outstanding share of Jefferson Common Stock, other than shares of Jefferson Common Stock held by shareholders who have dissented from the Merger, shares of Jefferson Common Stock held in Jefferson's treasury and Qualifying Directors Shares, shall be converted into the right to receive 2.967 shares of SouthTrust Common Stock, which exchange ratio is subject to appropriate adjustment in the event of stock splits and stock dividends effected by SouthTrust and may be supplemented by a contingent cash payment in the event of certain occurrences. No fractional shares of SouthTrust Common Stock will be issued in the Merger, and, in lieu thereof, each holder of a share of Jefferson Common Stock that otherwise would have been entitled to receive a fractional share of SouthTrust Common Stock will be entitled to receive a cash payment in an amount equal to the product of
(i) the fractional interest of a share of SouthTrust Common Stock to which such holder otherwise would have been entitled, and (ii) the last sales price of such share of SouthTrust Common Stock as reported on NASDAQ on the last trading day immediately preceding the Effective Time of the Merger. The Merger Agreement provides that if the Effective Time of the Merger, following the diligent and good faith effort of SouthTrust and Jefferson, occurs after September 15, 1994, SouthTrust shall pay to the holders of the outstanding Jefferson Common Stock an amount in cash equal to the cash dividends that would have been declared and paid between January 1, 1994 and the Effective Time of the Merger with respect to the SouthTrust Common Stock issuable in the Merger, provided that the record dates of such dividends are prior to September 16, 1994, less all cash dividends payable by Jefferson in respect of the Jefferson Common Stock with record dates on or before the Effective Time of the Merger.

         The Merger Agreement provides that the Jefferson Options shall be canceled as of the Effective Time of the Merger, and in exchange for such cancellation, each holder of Jefferson Options shall receive such number of shares of SouthTrust Common Stock as shall be produced by dividing 34,563 by the aggregate number of shares of Jefferson Common Stock subject to all such Jefferson Options and then multiplying such result by the number of shares of Jefferson Common Stock subject to the Jefferson Options held by each such holder.

         In connection with the Merger, the 8% Preferred Stock of Jefferson shall be redeemed at a redemption price not greater than the par value thereof, plus all accrued but unpaid dividends thereon, and the Debentures of Jefferson shall be repurchased at a purchase price not greater than the principal amount thereof, plus all accrued but unpaid interest thereon. It is contemplated that such redemptions and repurchases shall be effective as of the Effective Time of the Merger, and to the extent that Jefferson does not have sufficient funds to effect such transactions without adversely affecting its capital requirements, SouthTrust has agreed in the Merger Agreement to provide such funds.

         Because the exchange ratio of shares of SouthTrust Common Stock for Jefferson Common Stock is fixed, it will not compensate Jefferson's shareholders for decreases in the market price of SouthTrust Common Stock which could occur before the Effective Time of the Merger. In the event the market price of SouthTrust Common Stock decreases, the value of the SouthTrust Common Stock to be received in the Merger in exchange for Jefferson Common Stock would decrease. However, Jefferson is not obligated to consummate the Merger in the event that the average last sales price of a share of SouthTrust Common Stock, as reported by NASDAQ for the ten trading days immediately preceding the Effective Time of the Merger, is less than $16.25 per share, unless SouthTrust elects to adjust the exchange ratio so that the exchange ratio shall be equal to the product of $56.00 divided by the last sales price of a share of SouthTrust Common Stock as of the trading day immediately prior to the Effective Time of the Merger. On ______________, 1994, the most recent date practicable preceding the date of this Proxy Statement/Prospectus, the last sales price of SouthTrust Common Stock was $____ per share. In the event the market price of SouthTrust Common Stock increases, the value of the SouthTrust Common Stock to be received in the Merger in exchange for Jefferson Common Stock would increase. Jefferson's shareholders are advised to obtain current market quotations for and information regarding SouthTrust Common Stock and Jefferson Common Stock. No assurance can be given as to the market price of SouthTrust Common Stock or the value of Jefferson Common Stock on the date of the Effective Time of the Merger or as to the market price of SouthTrust Common Stock thereafter.

EFFECTIVE TIME OF THE MERGER

         The Merger will become effective upon the effectiveness of appropriate Articles of Merger relating thereto filed with the Secretary of State of Mississippi. The Merger Agreement provides that the parties thereto will cause such Articles of Merger to be filed after each of the conditions to consummation of the Merger has been satisfied or waived. The Merger cannot become effective until Jefferson's shareholders have approved the Merger Agreement and all required regulatory approvals and actions have been obtained and taken and any requisite waiting period shall have expired. Subject to satisfaction of the conditions contained in the Merger Agreement, the parties currently anticipate that the Merger will become effective on or about September ___ 1994, although there can be no assurance as to whether or when the Merger will become effective.

EXCHANGE OF STOCK CERTIFICATES

         At the Effective Time of the Merger, SouthTrust will deliver the total consideration to be paid by SouthTrust for the shares of Jefferson Common Stock to such institution as SouthTrust may designate, which institution will act as the exchange agent for the transaction (the "Exchange Agent"). As promptly as practicable after the Effective Time of the Merger, the Exchange Agent shall send a letter of transmittal to each former holder of record of shares of Jefferson Common Stock for use in exchanging their certificates formerly representing shares of Jefferson Common Stock for exchange and conversion in accordance with the procedures provided for therein and in the Merger Agreement. The letter of transmittal will contain detailed instructions concerning the manner of executing and submitting such stock certificates. At the Effective Time of the Merger, the holders of shares of Jefferson Common Stock will cease to be shareholders of Jefferson and will have no voting or other rights with respect to shares of Jefferson Common Stock, other than the right to receive in the Merger shares of SouthTrust Common Stock upon surrender of the stock certificates respecting their shares of Jefferson Common Stock.
As of the Effective Time of the Merger and except as otherwise indicated below, all holders of shares of Jefferson Common Stock shall be deemed to be holders of the shares of SouthTrust Common Stock into which such shares of Jefferson Common Stock shall have been converted in the Merger, whether or not they surrender the stock certificates representing their shares of Jefferson Common Stock. Such holders shall be entitled to all dividends or distributions in respect of shares of SouthTrust Common Stock where the record date for the payment of such dividends or distributions occurs on or after the Effective Time of the Merger; however, no such dividends or distributions shall be paid to holders of any unsurrendered certificate or certificates representing Jefferson Common Stock, and SouthTrust shall not be obligated to deliver any of the consideration to which any holder of Jefferson Common Stock is entitled as a result of the Merger or any cash payment in lieu of a fractional interest in SouthTrust Common Stock until such holder surrenders the certificate or certificates representing Jefferson Common Stock as provided for in the Merger Agreement. Until the stock certificates evidencing the shares of Jefferson Common Stock are surrendered pursuant to the Merger Agreement, no stock certificates representing shares of SouthTrust Common Stock will be delivered or remitted to such holders, and, until such holders become record holders of SouthTrust Common Stock, such holders shall not be entitled to vote the shares of SouthTrust Common Stock received in the Merger. In the event that any holder of shares of Jefferson Common Stock is unable to deliver the certificate which represents such holder's Jefferson Common Stock, SouthTrust, in the absence of actual notice that any shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, may, in its discretion, deliver to such holder the consideration contemplated by the Merger Agreement and the amount of cash representing fractional shares of SouthTrust Common Stock to which such holder is entitled in accordance with the provisions of the Merger Agreement upon the presentation of all of the following: (i) an affidavit or other evidence to the reasonable satisfaction of SouthTrust that any such certificate has been lost, wrongfully taken or destroyed; (ii) such security or indemnity as may be reasonably requested by SouthTrust to indemnify and hold SouthTrust harmless; and (iii) evidence to the satisfaction of SouthTrust that such holder is the owner of shares of Jefferson Common Stock theretofore represented by each certificate claimed by such holder to be lost, wrongfully taken or destroyed and that such holder is the person who would be entitled to present each such certificate for exchange pursuant to the Merger Agreement. In addition, holders of shares of Jefferson Common Stock will not be entitled to receive any interest respecting any dividends or distributions payable in respect of shares of SouthTrust Common Stock, and SouthTrust, after the lapse of the appropriate time period and in accordance with the applicable laws of escheat or abandoned property, may remit any unclaimed funds or unclaimed stock certificates representing shares of SouthTrust Common Stock to state officials under the applicable laws of escheat or abandoned property.

RESALE OF SOUTHTRUST COMMON STOCK RECEIVED IN THE MERGER

         The shares of SouthTrust Common Stock to be issued pursuant to the Merger Agreement have been registered under the Securities Act, thereby allowing such shares to be sold without restriction by shareholders of Jefferson who are not deemed to be "affiliates" (as that term is defined in the rules under the Securities Act) of Jefferson and who do not become affiliates of SouthTrust. The shares of SouthTrust Common Stock to be issued to affiliates of Jefferson may be resold only pursuant to an effective registration statement, pursuant to Rule 145 under the Securities Act (which, among other things, permits the resale of securities subject to certain volume limitations) or in transactions otherwise exempt from registration under the Securities Act. SouthTrust will not be obligated and does not intend to register its shares under the Securities Act for resale by shareholders who are affiliates. Since the aggregate number of shares of SouthTrust Common Stock issuable in the Merger is less than any applicable volume limitation under Rule 145, an affiliate of Jefferson who otherwise complies with Rule 145, and subject to the undertaking described below, will be free to resell, during any given three-month period, all of the shares of SouthTrust Common Stock received by such affiliate in the Merger.

         At or prior to the Effective Time of the Merger, each such person deemed an affiliate of Jefferson will deliver to SouthTrust a letter agreement pertaining to the limitations on the transferability of such affiliate's shares of SouthTrust Common Stock acquired in the Merger, and whereby such affiliate shall represent and warrant, among other things, that he or she shall not sell, pledge, transfer, or otherwise dispose of such shares of SouthTrust Common Stock in violation of the Securities Act or the rules and regulations thereunder.

ACCOUNTING TREATMENT

         The Merger will be accounted for by SouthTrust pursuant to the purchase method of accounting. One effect of such accounting treatment is that the earnings of Jefferson will be combined with the earnings of SouthTrust only from and after the Effective Time of the Merger. Furthermore, such earnings of Jefferson will, for purposes of the earnings or losses of SouthTrust, be reduced by certain depreciation and amortization charges arising out of purchase accounting adjustments.

REGULATORY APPROVALS AND CERTAIN OTHER CONDITIONS TO THE MERGER; WAIVER AND AMENDMENT

         The Merger is subject to approval by the Federal Reserve Board. Accordingly, assuming that all conditions to the Merger contained in the Merger Agreement are satisfied or waived and that the Merger Agreement has not been terminated, the Merger Agreement provides that the Merger shall be consummated within ten days of the later to occur of (i) the approval of the transactions pursuant to the Merger Agreement by all required regulatory authorities, including the Federal Reserve Board, and the expiration of all requisite waiting periods, and (ii) approval by the shareholders of Jefferson of the Merger Agreement.

         On or about May 9, 1994, ST-Sub filed with the Federal Reserve Board an application seeking approval to merge Jefferson into ST-Sub. SouthTrust received a letter dated May 24, 1994 from the Federal Reserve Board requesting certain additional information in connection with the application. On or about June 2, 1994, ST-Sub filed with the Federal Reserve Board a response providing such additional information, and the Federal Reserve Board accepted the application on June 13, 1994. It is anticipated that the application will be approved on or around August 12, 1994. The Merger cannot be consummated for thirty days after approval thereof by the Federal Reserve Board, and during such period, the Justice Department may challenge the merger of Jefferson into ST-Sub on antitrust grounds.

         There can be no assurance that any applicable regulatory authority will approve or take other required action with respect to the Merger or as to the date of such regulatory approval or other action. SouthTrust and Jefferson are not aware of any governmental approvals or actions that are required in order to consummate the Merger except as described above. Should such other approval or action be required, it is contemplated that SouthTrust and Jefferson would seek such approval or action. There can be no assurance as to whether or when any such other approval or action, if required, could be obtained.

         In addition to receipt of all necessary regulatory approvals and the expiration of all required notice and waiting periods following the granting of such approvals, and the approval of the Merger Agreement by the requisite vote of the shareholders of Jefferson, consummation of the Merger is subject to the satisfaction of certain other conditions on or before the Effective Time of the Merger. Such additional conditions include, among others, the following:

                 (i) The Proxy Statement/Prospectus shall have been filed with the Commission and shall have been cleared thereby or otherwise authorized for mailing, and the Registration Statement shall have been filed with and declared effective by the Commission and shall not be the subject of any stop order or proceedings seeking any stop order;

                 (ii) The accuracy of the representations and warranties of SouthTrust, ST-Sub and Jefferson, respectively, made in the Merger Agreement and the performance, in all material respects, of their respective obligations thereunder;

                 (iii) The absence of any fact, event or condition pertaining to Jefferson which has had, or is likely to have, a material adverse effect on the financial condition, results of operations, or business of Jefferson or SouthTrust;

                 (iv) The absence of any court or administrative order or statute which would prevent or enjoin the consummation of the Merger Agreement or seeking a material amount of damages in connection with the Merger Agreement;

                 (v) There shall not have been any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Regulatory Authority (as defined in the Merger Agreement) which, in connection with the grant of any Consent (as defined in the Merger Agreement) by any Regulatory Authority, imposes any materially adverse requirement upon SouthTrust or its subsidiaries, including, without limitation, any requirement that SouthTrust sell or dispose of any significant amount of the assets of Jefferson or any other banking or other subsidiary of SouthTrust, provided that, except for any such requirement relating to the above-described sale or disposition of any significant assets of Jefferson or any banking or other subsidiary of SouthTrust, no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory Authority, shall be deemed to be a materially adverse requirement unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of banks and bank holding companies under similar circumstances;

                 (vi) Each holder of the Jefferson Options outstanding immediately prior to the Effective Time of the Merger shall have executed and delivered to SouthTrust such documents as SouthTrust, with the advice of counsel, may deem necessary to evidence the conversion of the Jefferson Options into rights with respect to shares of SouthTrust Common Stock and the cancellation and termination of any rights under the Jefferson Options;

                 (vii) The total number of shares of SouthTrust Common Stock issuable in the Merger, including any shares of SouthTrust Common Stock issuable with respect to the Jefferson Options, shall not exceed 294,584 shares in the aggregate;

                 (viii) The holders of not more than five percent (5%) of the outstanding shares of Jefferson Common Stock shall have elected to exercise their right to dissent from the Merger and demand payment in cash for the fair or appraised value of their shares;

                 (ix) The average last sales price of one share of SouthTrust Common Stock as reported by NASDAQ for the ten trading days immediately preceding the Effective Time of the Merger shall be not less than $16.25, subject to certain rights of SouthTrust to adjust the exchange ratio; and

                 (x) Jefferson shall have received the tax opinion of Heidelberg & Woodliff, P.A., counsel for Jefferson, to the effect, among others, that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and that no gain or loss will be recognized by the shareholders of Jefferson to the extent that they receive SouthTrust Common Stock in exchange for Jefferson Common Stock in the Merger. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

         At any time before the Effective Time of the Merger, any party to the Merger Agreement may waive conditions contained therein to its own obligations, to the extent that such obligations, agreements and conditions are intended for its own benefit. In addition the Merger Agreement may be amended by written instruments signed on behalf of each of the parties thereto.

TERMINATION

         The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger: (i) by the mutual consent in writing of SouthTrust and Jefferson; (ii) by either SouthTrust or Jefferson if the Merger shall not have occurred on or prior to November 30, 1994, provided that the failure to consummate the Merger on or before November 30, 1994 is not caused by any breach of any of the representations, warranties, covenants or other agreements contained in the Merger Agreement by the terminating party; (iii) by either SouthTrust or Jefferson (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained therein) in the event that any of the conditions precedent to the obligations of the nonterminating party to consummate the Merger cannot be satisfied or fulfilled; (iv) by SouthTrust if any fact, event or condition pertaining to Jefferson exists that has, or is likely to have, a material adverse effect upon the condition of Jefferson or would be materially adverse to the interests of SouthTrust on a consolidated basis or would be of such significance with respect to the business or economic benefits expected to be obtained by SouthTrust pursuant to the Merger as to render inadvisable consummation of the transactions pursuant to the Merger Agreement; or (v) by Jefferson if any fact, event or condition exists that has, or is likely to have, a material adverse effect upon the condition of SouthTrust on a consolidated basis.

CERTAIN EXPENSES

         The Merger Agreement provides that the parties thereto shall bear their own expenses incurred in connection with consummating the transactions contemplated thereby, except that if the Merger is not consummated because a condition contained in the Merger Agreement is not satisfied or because SouthTrust terminates the Merger Agreement, and if Jefferson has not breached is representations or warranties, nor its covenants and agreements contained in the Merger Agreement, then SouthTrust shall reimburse Jefferson for its reasonable and documented out-of-pocket costs and expenses which are incurred by Jefferson in connection with the Merger and are payable (or have been paid) to third parties. In addition, SouthTrust will pay the cost of an audit in accordance with generally accepted accounting principles of the financial statements of Jefferson and the Bank for the year ended December 31, 1993.

RIGHTS OF DISSENT AND APPRAISAL

         A shareholder of Jefferson is, pursuant to Section 79-4-13.01 et seq. of the Mississippi Business Corporation Act (the "Dissent Provisions"), entitled to dissent from, and obtain payment of the fair value of his shares of Jefferson Common Stock in the event of the consummation of the Merger pursuant to the Merger Agreement. A shareholder entitled to dissent and obtain payment for his shares under the Mississippi Business Corporation Act may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or Jefferson. The fair value of the Jefferson Common Stock may differ from the consideration that a shareholder of Jefferson is entitled to receive in the Merger. The following is a summary of the Dissent Provisions, the full text of which is set forth as Exhibit B to this Proxy Statement/Prospectus.

         Under the Dissent Provisions, a record shareholder of Jefferson may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies Jefferson in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders. A beneficial shareholder of Jefferson may assert dissenters' rights as to shares held on his behalf only if he submits to Jefferson the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights, and he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

         A shareholder of Jefferson who wishes to assert dissenters' rights must deliver to Jefferson, before a vote is taken to approve the Merger Agreement, written notice of his intent to demand payment for his shares of Jefferson Common Stock if the Merger is effectuated and must not vote his shares of Jefferson Common Stock in favor of the proposed action. A shareholder of Jefferson who does not satisfy these requirements is not entitled to payment for his shares under the Dissent Provisions. If the Merger Agreement is authorized and approved at the Special Meeting, Jefferson will deliver a written dissenters' notice that sets forth the various requirements of dissent and is accompanied by a copy of the Dissent Provisions to all shareholders who have satisfied these requirements. A shareholder of Jefferson who is sent a dissenters' notice must demand payment, certify as to whether he acquired beneficial ownership of his shares before the date of the first announcement of the Merger to the news media and deposit his certificates evidencing shares of Jefferson Common Stock in accordance with the terms of the written dissenters' notice. A shareholder who fails to demand payment or deposit his certificates in accordance with the terms of the written dissenters' notice will not be entitled to payment under the Dissent Provisions.

         As soon as the Merger is effectuated or upon receipt of a payment demand from a shareholder of Jefferson, ST-Sub, as the surviving corporation of the Merger, shall pay each dissenter who has properly demanded payment, certified his beneficial ownership and deposited his certificates the amount that ST-Sub estimates to be the fair value of his shares plus accrued interest thereon, accompanied by, among other things, certain financial statement information, an explanation of ST-Sub's estimate of fair value and a copy of the Dissent Provisions. A dissenter may notify ST-Sub of his estimate of the fair value and interest due and demand payment of his estimate (less any payment previously made by ST-Sub pursuant to the Dissent Provisions). A dissenter waives his right to demand payment of his estimate unless he notifies ST-Sub of his demand in writing within thirty days after ST-Sub made or offered payment for his shares. Within sixty days of a shareholder's demand for the payment of his estimate, ST-Sub shall either commence a judicial proceeding and petition a court to determine the fair value of the shares and accrued interest, or pay each dissenter whose demand remains unsettled the amount demanded by the shareholder. The court may assess the costs, fees and expenses of the proceeding against ST-Sub, or, if the court finds that all or some of the dissenters acted arbitrarily, vexatiously or not in good faith, against some or all of the dissenters.

         The foregoing is only a summary of the Dissent Provisions. The full text of such provisions is set forth as Exhibit B to this Proxy
Statement/Prospectus and each Jefferson shareholder is urged to read these provisions carefully.

CONDUCT OF BUSINESS BY JEFFERSON PENDING THE MERGER

         The Merger Agreement provides that, until the Effective Time of the Merger, and except with the prior approval of SouthTrust, Jefferson will conduct its business and engage in transactions only in the ordinary course, consistent with past practice and prudent banking principles. The Merger Agreement further provides that, until the Effective Time of the Merger, except as required by law or regulation, Jefferson shall not without the prior approval of SouthTrust, or unless otherwise expressly permitted in the Merger Agreement, (A) change any provision of the Articles of Incorporation or Bylaws of Jefferson; (B) except for the issuance of Jefferson Common Stock upon the exercise of any options and in connection with the redemption of the 8% Preferred Stock of Jefferson and the conversion of the Debentures, change the number of shares of the authorized, issued or outstanding capital stock of Jefferson, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of Jefferson, or declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of Jefferson; (C) incur any material liabilities or material obligations (other than deposit liabilities and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice; (D) make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $50,000 other than pursuant to binding commitments existing on December 31, 1993 and disclosed in a Disclosure Schedule delivered pursuant to the Merger Agreement and other than expenditures necessary to maintain existing assets in good repair; (E) sell, transfer, convey or otherwise dispose of any real property (including "other real estate owned") or interest therein having a book value in excess of or in exchange for consideration in excess of $5,000; (F) pay any bonuses to any executive officer except pursuant to the terms of an enforceable written employment agreement and except in a manner consistent with past practice, enter into any new, or amend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any person; alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing employee benefit plan, except as may be required by law; grant any general increase in compensation to its employees as a class or to its officers except for non-executive officers in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; grant any material increases in fees or other increases in compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law; (G) enter into or extend any agreement, lease or license relating to real property, personal property, data processing or bankcard functions relating to Jefferson that involves an aggregate of $25,000; or (H) acquire twenty percent (20%) or more of the assets or equity securities of any person or acquire direct or indirect control of any person, other than in connection with (1) foreclosures in the ordinary course of business or (2) acquisitions of control by a banking subsidiary in a fiduciary capacity.

         Jefferson also has agreed in the Merger Agreement that it will not, directly or indirectly, solicit or encourage, including by way of furnishing information, any inquiries or the making of any proposal which may reasonably be expected to lead to any takeover proposal with respect to Jefferson. Jefferson must promptly advise SouthTrust orally and in writing of any such inquiries or proposals received by Jefferson after the date of the Merger Agreement. For purposes of the Merger Agreement, "takeover proposal" means any proposal for a merger or other business combination involving Jefferson or for the acquisition of a substantial equity interest in Jefferson or for the acquisition of a substantial portion of the assets of Jefferson.

BUSINESS AND MANAGEMENT OF JEFFERSON FOLLOWING THE MERGER; PLANS FOR BUSINESS OF JEFFERSON

         Upon consummation of the Merger, Jefferson will be merged into ST-Sub, with ST-Sub being the surviving corporation in the Merger (the surviving corporation being sometimes referred to herein as the "Surviving Corporation"). As of the Effective Time of the Merger, it is anticipated that the Board of Directors of the Surviving Corporation shall consist of those persons who are serving as directors of ST-Sub as of the Effective Time of the Merger, and such other persons as may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger. It is further anticipated that the officers of the Surviving Corporation shall be those persons serving as officers of ST-Sub as of the Effective Time of the Merger, and such other persons as may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         THE FOLLOWING DISCUSSION IS A SUMMARY OF CERTAIN ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO HOLDERS OF JEFFERSON COMMON STOCK WHO ARE CITIZENS OF THE UNITED STATES. IT DOES NOT DISCUSS ALL THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO HOLDERS OF JEFFERSON COMMON STOCK ENTITLED TO SPECIAL TREATMENT UNDER THE CODE (SUCH AS INSURANCE COMPANIES, DEALERS IN SECURITIES, TAX-EXEMPT ORGANIZATIONS OR FOREIGN PERSONS) OR TO HOLDERS OF JEFFERSON COMMON STOCK WHO ACQUIRED THEIR JEFFERSON COMMON STOCK AS COMPENSATION. THE SUMMARY SET FORTH BELOW DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL POTENTIAL TAX EFFECTS OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT OR THE MERGER ITSELF.

         EACH HOLDER OF JEFFERSON COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISOR AS TO THE EFFECT OF SUCH FEDERAL INCOME TAX CONSEQUENCES ON HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES, AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE MERGER.

         Neither SouthTrust, ST-Sub nor Jefferson has requested or will receive an advance ruling from the Internal Revenue Service ("IRS") as to any of the federal income tax effects to holders of Jefferson Common Stock of the Merger or of any of the federal income tax effects to SouthTrust, ST-Sub or Jefferson of the Merger. Instead, Jefferson will rely upon an opinion of Heidelberg & Woodliff, P.A. as to the federal income tax consequences of the Merger to the holders of Jefferson Common Stock. The opinion of Heidelberg & Woodliff, P.A. is based entirely upon the Code, regulations now in effect thereunder, current administrative rulings and practice, and judicial authority, all of which are subject to change. The opinion of Heidelberg & Woodliff, P.A. is based upon certain factual assumptions. One such assumption is that Jefferson will transfer "substantially all" of its assets to ST-Sub within the meaning of
Section 368(a)(2)(D) of the Code. Unlike a ruling from the IRS, an opinion is not binding on the IRS and there can be no assurance, and none is hereby given, that the IRS will not take a position contrary to one or more positions reflected herein or that the opinion will be upheld by the courts if challenged by the IRS.

         In the opinion of Heidelberg & Woodliff, P.A., which opinion is based upon various representations and subject to various assumptions and qualifications, the following federal income tax consequences to the holders of Jefferson Common Stock will result from the Merger:


         (i) The Merger will qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 386(a)(2)(D) of the Code and ST-Sub, Jefferson and SouthTrust each will be a party to the reorganization.

         (ii) No gain or loss will be recognized by the shareholders of Jefferson upon the receipt of SouthTrust Common Stock solely in exchange for their shares of Jefferson Common Stock.

         (iii) The basis of the SouthTrust Common Stock to be received by the Jefferson shareholders (including any fractional share interest to which they may be entitled) will be the same as the basis of the Jefferson Common Stock surrendered in the exchange.

         (iv) The holding period of the shares of SouthTrust Common Stock (including any fractional share interests to which they may be entitled) received by the shareholders of Jefferson will include the period during which the Jefferson Common Stock surrendered in exchange therefor was held, provided that the shares of Jefferson Common Stock were held as capital assets within the meaning of Section 1221 of the Code as of the Effective Time.

         (v) Jefferson shareholders who exercise dissenters' rights, and as a result of which receive only cash, will be treated as having received such cash as a distribution in redemption of their Jefferson Common Stock, subject to the provisions and limitations of Section 302 of the Code.

         (vi) The payment of cash to a Jefferson shareholder in lieu of issuing a fractional share interest in SouthTrust Common Stock will be treated for federal income tax purposes as if the fractional share actually was issued as part of the Merger and then was redeemed by SouthTrust. This cash payment will be treated as having been received as a distribution in full payment in exchange for the stock redeemed as provided in Section 302(a) of the Code.

         (vii) Each holder of a Jefferson Option who receives SouthTrust Common Stock therefor in accordance with Section 2.2 of the Merger Agreement will recognize ordinary income equal to the fair market value of the SouthTrust Common Stock received in connection therewith.

         (viii) No gain or loss will be recognized by the holders of Directors' Qualifying Shares upon the receipt of the original purchase price paid for such Directors' Qualifying Shares.

         The opinion of Heidelberg & Woodliff, P.A., is rendered solely with respect to certain federal income tax consequences of the Merger under the Code, and does not extend to the income or other tax consequences of the Merger under the laws of any State or any political subdivision of any State; nor does it extend to any tax effects or consequences of the Merger to SouthTrust or ST-Sub other than those expressly stated in the opinion. Furthermore, no opinion is expressed as to the federal or state tax treatment of the transaction under any other provisions of the Code and regulations, or about the tax treatment of any conditions existing at the time of, or effects resulting from, the transaction that are not specifically covered by the opinion.


                    DESCRIPTION OF SOUTHTRUST CAPITAL STOCK

GENERAL

         The authorized capital stock of SouthTrust consists of 200,000,000 shares of common stock, par value $2.50 per share (referred to throughout this Proxy Statement/Prospectus as "SouthTrust Common Stock"), and 5,000,000 shares of Preferred Stock, par value $1.00 per share ("SouthTrust Preferred Stock"). As of June 30, 1994, 79,937,397 shares of SouthTrust Common Stock were issued and outstanding, exclusive of shares held as treasury stock, and no shares of SouthTrust Preferred Stock were outstanding. As of June 30, 1994, approximately 1,314,914 shares of SouthTrust Common Stock were reserved for employee benefit plans and in connection with a 1992 acquisition by SouthTrust, and 178,272 shares were reserved for the conversion of convertible debentures assumed in connection with a 1988 acquisition by SouthTrust. In addition, 500,000 shares of SouthTrust Preferred Stock designated as Series A Junior Participating Preferred Stock were reserved for issuance upon the exercise of certain rights described below under "SouthTrust Common Stock-Stockholder Rights Plan."

         Since SouthTrust is a holding company, the right of SouthTrust, and hence the right of creditors and stockholders of SouthTrust, to participate in any distribution of assets of any subsidiary (including SouthTrust Bank of Alabama, N.A.) upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of SouthTrust itself as a creditor of the subsidiary may be recognized.

         The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the General Corporation Law of the State of Delaware and SouthTrust's Restated Certificate of Incorporation, including the Certificate of Designation describing the Series A Junior Participating Preferred Stock.

SOUTHTRUST COMMON STOCK

  Dividend Rights

         Holders of SouthTrust Common Stock are entitled to dividends when, as and if declared by SouthTrust's Board of Directors out of funds legally available therefor. Under Delaware law, SouthTrust may pay dividends out of surplus (whether capital surplus or earned surplus) or net profits for the fiscal year in which declared or for the preceding fiscal year, even if its surplus accounts are in a deficit position. The sources of funds for payment of dividends by SouthTrust are its subsidiaries. Because its primary subsidiaries are banks, payments made by such subsidiaries to SouthTrust are limited by law and regulations of the bank regulatory authorities. See "MARKET AND DIVIDEND INFORMATION RESPECTING THE COMMON STOCK OF SOUTHTRUST AND JEFFERSON."

  Voting Rights and Other Matters

         The holders of SouthTrust Common Stock are entitled to one vote per share on all matters brought before the stockholders. The holders of SouthTrust Common Stock do not have the right to cumulate their shares of SouthTrust Common Stock in the election of directors. SouthTrust's Restated Certificate of Incorporation provides that in the event of a transaction or a series of transactions with an "Interested Stockholder" (generally defined as a holder of more than 10% of the voting stock of SouthTrust or an affiliate of such a holder) pursuant to which SouthTrust would be merged into or with another corporation or securities of SouthTrust would be issued in a transaction which would permit control of SouthTrust to pass to another entity, or similar transactions having the same effect, approval of such transactions requires the vote of the holders of 70% of the voting power of the outstanding voting securities of SouthTrust, except in cases in which either certain price criteria and procedural requirements are satisfied or the transaction is recommended to the stockholders by a majority of the members of SouthTrust's Board of Directors who are unaffiliated with the Interested Stockholder and who were directors before the Interested Stockholder became an Interested Stockholder.

         Holders of SouthTrust Common Stock are not entitled to any preemptive rights to subscribe for any additional securities which may be issued.

  Liquidation Rights

         In the event of liquidation, holders of the SouthTrust Common Stock will be entitled to receive pro rata any assets distributable to stockholders with respect to the shares held by them, after payment of indebtedness and such preferential amounts as may be required to be paid to the holders of any SouthTrust Preferred Stock hereafter issued by SouthTrust.

  Provisions with Respect to Board of Directors

         SouthTrust's Restated Certificate of Incorporation provides that the members of SouthTrust's Board of Directors are divided into three classes as nearly equal in number as possible. Each class is elected for a three-year term. At each annual meeting of stockholders of SouthTrust, one-third of the members of SouthTrust's Board of Directors will be elected for a three-year term, and the other directors will remain in office until their three-year terms expire. Therefore, control of SouthTrust's Board of Directors cannot be changed in one year, and at least two annual meetings must be held before a majority of the members of SouthTrust's Board of Directors can be changed.

Special Vote Requirements for Certain Amendments to Restated Certificate of Incorporation

         The General Corporation Law of the State of Delaware and the Restated Certificate of Incorporation and Bylaws of SouthTrust provide that, because the Board of Directors of SouthTrust is classified, a director, or SouthTrust's entire Board of Directors, may be removed by the stockholders only for cause. The Restated Certificate of Incorporation and Bylaws of SouthTrust also provide that the affirmative vote of the holders of at least 70% of the voting power of the outstanding capital stock entitled to vote for the election of directors is required to remove a director or the entire Board of Directors from office. Certain portions of the Restated Certificate of Incorporation of SouthTrust described in certain of the preceding paragraphs, including those related to business combinations and the classified Board of Directors, may be amended only by the affirmative vote of the holders of 70% of the voting power of the outstanding voting stock of SouthTrust.

  Possible Effects of Special Provisions

         Certain of the provisions contained in the Restated Certificate of Incorporation and Bylaws of SouthTrust described above have the effect of making it more difficult to change SouthTrust's Board of Directors, and may make SouthTrust's Board of Directors less responsive to stockholder control. These provisions also may tend to discourage attempts by third parties to acquire SouthTrust because of the additional time and expense involved and a greater possibility of failure, and, as a result, may adversely affect the price that a potential purchaser would be willing to pay for the capital stock of SouthTrust, thereby reducing the amount a stockholder might realize in, for example, a tender offer for the capital stock of SouthTrust.

  Stockholder Rights Plan

         On February 22, 1989, the Board of Directors of SouthTrust declared a dividend to holders of SouthTrust Common Stock of record on March 6, 1989 (the "Record Date") of one right (a "Right"; collectively, the "Rights") for, and to be attached to, each share of SouthTrust Common Stock outstanding on the Record Date. Each Right entitles the holder thereof to purchase from SouthTrust one one-hundredth of a share of SouthTrust Preferred Stock designated as the Series A Junior Participating Preferred Stock ("Series A Preferred Stock") at a purchase price of $75.00 (the "Purchase Price"). Such resolutions also provide that as long as the Rights are attached to shares of SouthTrust Common Stock as provided in the Rights Agreement referred to below, the appropriate number of Rights shall be issued with each share of SouthTrust Common Stock issued after March 6, 1989. The number of rights attached to or to be issued with each share of SouthTrust Common Stock as well as the redemption price for each such Right, were appropriately decreased as a result of a three-for-two stock split effected by SouthTrust on January 24, 1992, and a three-for-two stock split effected by SouthTrust on May 19, 1993. Accordingly, at the present time four-ninths of a right is attached to each share of SouthTrust Common Stock and four-ninths of a right will be issued with each share of SouthTrust Common Stock exchanged in the merger for Jefferson Common Stock.

         The Rights will expire on February 22, 1999 unless redeemed earlier and will not be exercisable or transferable separately from the shares of SouthTrust Common Stock until the close of business on the Distribution Date, which will occur on the earlier of (i) the tenth day following a public announcement that a person (an "Acquiring Person") or any associate or affiliate of an Acquiring Person has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding SouthTrust Common Stock (the "Stock Acquisition Date"); or (ii) the tenth day following commencement of a tender or exchange offer which would result in the ownership of 20% or more of the outstanding SouthTrust Common Stock; or (iii) the tenth day after SouthTrust's Board of Directors declares, upon a determination by at least a majority of SouthTrust's Disinterested Directors, that a person, alone or with affiliates and associates (an "Adverse Person"), has become the beneficial owner of a substantial amount (not to be less than 10%) of outstanding SouthTrust Common Stock and that such person's ownership either is intended to cause SouthTrust to take action adverse to its long-term interests or may cause a material adverse impact on SouthTrust to the detriment of SouthTrust's stockholders.

         In the event that (i) SouthTrust's Board of Directors determines that a person is an Adverse Person; (ii) SouthTrust is the surviving corporation in a merger with an Acquiring Person and SouthTrust's Common Stock remains outstanding and unchanged and is not exchanged for securities of the Acquiring Person or other property; (iii) an Acquiring Person receives a financial benefit or advantage, through certain self-dealing transactions involving SouthTrust, greater than that received by other stockholders of SouthTrust or that which would have resulted from arms-length negotiations; (iv) a person becomes the beneficial owner of 30% or more of the outstanding SouthTrust Common Stock (except pursuant to a "Fair Offer" as determined by the Disinterested Directors); or (v) while there is an Acquiring Person, an event involving SouthTrust or any of its subsidiaries occurs which results in the Acquiring Person's proportionate ownership interest being increased by more than 1%, each holder of a Right will have the right to receive, upon payment of the Purchase Price, in lieu of Series A Preferred Stock, a number of shares of SouthTrust Common Stock (or, in certain circumstances, cash or other property) having a value equal to twice the Purchase Price. Rights are not exercisable following the occurrence of any of the events set forth in this paragraph until the expiration of the period during which the Rights may be redeemed by SouthTrust as described below. Notwithstanding the foregoing, after the occurrence of any of the events set forth in this paragraph, Rights that are (or, under certain circumstances, Rights that were) beneficially owned by an Acquiring Person or an Adverse Person will be null and void.

         Unless the Rights are redeemed earlier, if, after the Distribution Date, SouthTrust is acquired in a merger or other business combination in which SouthTrust is not the surviving corporation or in which SouthTrust Common Stock is changed into or exchanged for securities of any other person or other property (other than a merger which follows a Fair Offer) or 50% or more of the assets or earning power of SouthTrust and its subsidiaries (taken as a whole) are sold or transferred, the Rights Agreement provides that each holder of record of a Right will from and after that time have the right to receive, upon payment of the Purchase Price, that number of shares of common stock of the acquiring company which has value equal to twice the Purchase Price.

         At any time until ten days following the Stock Acquisition Date (subject to certain provisions requiring action by a majority of the Disinterested Directors, as defined in the Rights Agreement), SouthTrust may redeem the Rights in whole, but not in part, at a price of $0.01 per Right. Prior to the Distribution Date, SouthTrust may, except with respect to the Purchase Price, redemption price or date of expiration of the Rights, amend the Rights in any manner. At any time after the Distribution Date, SouthTrust may amend the Rights in any manner that does not adversely affect the interest of holders of the Rights as such.

         The Rights have certain anti-takeover effects and may adversely affect a third party's attempt to acquire SouthTrust. The Rights will cause substantial dilution to a person or group that attempts to acquire SouthTrust. The Rights should not interfere with any merger or other business combination approved by SouthTrust's Board of Directors since, among other things, the Board of Directors may, at its option, under certain circumstances, redeem all but not less than all of the then outstanding Rights at the redemption price, as discussed below.

         The foregoing description of the Rights and the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement between SouthTrust and Mellon Bank, N.A., as Rights Agent, and the Certificate of Designation for the Series A Preferred Stock, copies of each of which are filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus forms a part.

  Transfer Agent

         The transfer agent for SouthTrust Common Stock is Mellon Securities Trust Company.

SOUTHTRUST PREFERRED STOCK

  General

         Under SouthTrust's Restated Certificate of Incorporation, the Board of Directors is authorized without further stockholder action to provide for the issuance of up to 5,000,000 shares of SouthTrust Preferred Stock, in one or more series, by adoption of a resolution or resolutions providing for the issuance of such series and determining the relative rights and preferences of the shares of any such series with respect to the rate of dividend, call provisions, payments on liquidation, sinking fund provisions, conversion privileges and voting rights and whether the shares shall be cumulative, non-cumulative or partially cumulative. The holders of SouthTrust Preferred Stock would not have any preemptive right to subscribe for any shares issued by SouthTrust. It is not possible to state the actual effect of the authorization and issuance of SouthTrust Preferred Stock upon the rights of holders of SouthTrust Common Stock unless and until SouthTrust's Board of Directors determines the price and specific rights of the holders of a series of SouthTrust Preferred Stock. Such effects might include, however, (i) restrictions on dividends on SouthTrust Common Stock if dividends on SouthTrust Preferred Stock have not been paid; (ii) dilution of the voting power of SouthTrust Common Stock to the extent that SouthTrust Preferred Stock has voting rights, or that any SouthTrust Preferred Stock series is convertible into SouthTrust Common Stock; (iii) dilution of the equity interest of SouthTrust Common Stock unless the SouthTrust Preferred Stock is redeemed by SouthTrust; and (iv) SouthTrust Common Stock not being entitled to share in SouthTrust's assets upon liquidation until satisfaction of any liquidation preference granted SouthTrust Preferred Stock. While the ability of SouthTrust to issue SouthTrust Preferred Stock is, in the judgment of SouthTrust's Board of Directors, desirable in order to provide flexibility in connection with possible acquisitions and other corporate purposes, its issuance could impede an attempt by a third party to acquire a majority of the outstanding voting stock of SouthTrust.

  Series A Junior Participating Preferred Stock

         In connection with the adoption of the Stockholder Rights Plan described above, SouthTrust's Board of Directors designated 500,000 shares of SouthTrust's authorized but unissued SouthTrust Preferred Stock as Series A Junior Participating Preferred Stock (which has been previously referred to as the "Series A Preferred Stock"). The terms of the Series A Preferred Stock are such that one share of Series A Preferred Stock will be approximately equivalent in terms of dividend and voting rights, before adjustment for the three-for-two stock split effected on January 24, 1992 and a further three-for-two stock split effective on May 19, 1993, to 100 shares of SouthTrust Common Stock. No shares of Series A Preferred Stock have been issued as of the date of this Proxy Statement/Prospectus.

                 MARKET AND DIVIDEND INFORMATION RESPECTING THE
                    COMMON STOCK OF SOUTHTRUST AND JEFFERSON


COMPARATIVE STOCK PRICES PER SHARE

         The following table sets forth certain information as to the high and low last sales price per share of SouthTrust Common Stock for the calendar quarters indicated. The information listed below with respect to the high and low last sales prices for SouthTrust Common Stock was obtained from NASDAQ (all adjusted to reflect a three-for-two stock split effective on January 24, 1992 and a three-for-two split effective on May 19, 1993), and reflects interdealer prices, without retail markup, markdown or commissions, and may not represent actual transactions.

                                                         SouthTrust
                                                         Common Stock
                                                     --------------------
                                                    High             Low
                                                    ----             ---
1992:
        First Quarter   . . . . . . . . .           17 3/8            14 1/8
        Second Quarter  . . . . . . . . .           17 1/8            15
        Third Quarter   . . . . . . . . .           18 1/8            15 1/2
        Fourth Quarter  . . . . . . . . .           17                15 3/8
1993:
        First Quarter   . . . . . . . . .           21 1/8            16 3/4
        Second Quarter  . . . . . . . . .           22 1/8            18
        Third Quarter   . . . . . . . . .           21 1/8            18 1/2
        Fourth Quarter    . . . . . . . .           19 5/8            17 1/4
1994:
        First Quarter   . . . . . . . . .           19 3/8            18 1/4
        Second Quarter  . . . . . . . . .           22                18 1/4
        Third Quarter
          (through August ___, 1994)  . .           __                __

         Shares of Jefferson Common Stock are not actively traded, and such trading activity, as it occurs, takes place in privately negotiated transactions. During the last two years, the sales price of all shares of Jefferson Common Stock of which Jefferson had knowledge was $25.00 per share. The last sale of Jefferson Common Stock of which Jefferson had knowledge occurred on or about August 13, 1993, at a price of $25.00 per share.

         On April 22, 1994 and April 26, 1994 (the trading days immediately before and after the public announcement of the proposed Merger), the last sales prices of SouthTrust Common Stock, as obtained from NASDAQ, were $19 3/8 and $19, respectively; and on _______________ __, 1994, the last sales price of SouthTrust Common Stock as obtained from NASDAQ was $___.

DIVIDENDS

         Jefferson has not paid cash dividends in the past and currently does not expect to pay dividends prior to the Effective Time of the Merger. The following table sets forth the cash dividends per share declared on SouthTrust Common Stock during the periods indicated (adjusted to reflect a three-for-two stock split effective on January 24, 1992 and a three-for-two stock split effective on May 19, 1993):

                                                         Dividends Declared
                                                            per share of
                                                       SouthTrust Common Stock
                                                       -----------------------
1992:
    First Quarter . . . . . . . . . . . . . . .            $       0.13
    Second Quarter  . . . . . . . . . . . . . .                    0.13
    Third Quarter . . . . . . . . . . . . . . .                    0.13
    Fourth Quarter  . . . . . . . . . . . . . .                    0.13

1993:
    First Quarter . . . . . . . . . . . . . . .            $       0.15
    Second Quarter  . . . . . . . . . . . . . .                    0.15
    Third Quarter . . . . . . . . . . . . . . .                    0.15
    Fourth Quarter  . . . . . . . . . . . . . .                    0.15

1994:
    First Quarter . . . . . . . . . . . . . . .            $       0.17
    Second Quarter  . . . . . . . . . . . . . .                    0.17
    Third Quarter . . . . . . . . . . . . . . .                    0.17

         Dividends paid by SouthTrust on the SouthTrust Common Stock are at the discretion of SouthTrust's Board of Directors and depend upon the restrictions on the payment of dividends by banks as described below, SouthTrust's earnings and financial condition and other relevant factors. The current policy of SouthTrust is to pay dividends on a quarterly basis. Subject to an evaluation of its earnings and financial condition and other factors, including the restrictions on the payment of dividends by banks described below, SouthTrust anticipates that it will continue to pay regular quarterly dividends with respect to the SouthTrust Common Stock.

         There are certain limitations on the payment of dividends to SouthTrust and Jefferson by each of their respective subsidiary banks. The amount of dividends that each subsidiary national bank of SouthTrust may declare in one year, without approval of the OCC, is the sum of the bank's net profits for that year and its retained net profits for the preceding two years. Under the rules of the OCC, the calculation of net profits is more restrictive under certain circumstances. The banking authorities in the states where SouthTrust owns state-chartered banks also regulate the payment of dividends by banks organized in such states. Under the Alabama Banking Code, a state bank may not declare or pay a dividend in excess of 90% of the net earnings of such bank until the surplus of the bank is equal to at least 20% of its capital, and thereafter the prior written approval of the Superintendent of Banks is required if the total of all dividends declared by the bank in any calendar year exceeds the total of its net earnings for that year combined with its retained net earnings for the preceding two years. No dividends, withdrawals or transfers may be made from the bank's surplus without prior written approval of the Superintendent of Banks.

         Under Title 81 of the Mississippi Code of 1972 (the "Mississippi Banking Code"), no state bank may declare or pay any dividend upon its common stock unless it has received the written approval of the Commissioner of Banking and Consumer Finance.

         Under the Florida Banking Code, a state bank may not declare or pay a dividend in excess of 80% of the net earnings of such bank until the surplus is equal to the amount of common stock. If the amount of the surplus is equal to the amount of common stock, the bank may pay out an amount equal to the current year plus the prior two years undistributed earnings.

         Under the Financial Institutions Code of Georgia, a bank shall not pay dividends when it is insolvent, or would be rendered insolvent, and dividends may only be paid out of retained earnings and when the bank has paid-in capital and appropriated retained earnings, in combination, equal to at least 20% of its capital stock.

         Under the North Carolina Banking Code, a state chartered bank with common stock in excess of $15,000 may not declare a dividend until the surplus is equal to at least 50% of the amount of common stock.

         The South Carolina Banking Code provides that, before a state chartered bank can pay a dividend, approval must be obtained from the South Carolina Commissioner of Banking.

         Under the Tennessee Banking Code, a state bank may not declare dividends in excess of 90% of the net earnings during the past year until the surplus is equal to the amount of common stock.

         Under the foregoing laws and regulations, at June 30, 1994, approximately $280.4 million was available for payment of dividends to SouthTrust by its bank subsidiaries.

SHAREHOLDERS

         As of December 31, 1993, there were approximately 86 holders of record of Jefferson Common Stock.


                         COMPARISON OF THE COMMON STOCK
                                       OF
                            SOUTHTRUST AND JEFFERSON


         The rights of Jefferson's shareholders are governed by the Articles of Incorporation of Jefferson, as amended, the Bylaws of Jefferson and the laws of the State of Mississippi. The rights of SouthTrust shareholders are governed by the Restated Certificate of Incorporation of SouthTrust, the Bylaws of SouthTrust and the laws of the State of Delaware. After the Merger becomes effective, the rights of Jefferson's shareholders who become SouthTrust shareholders will be governed by the laws of the State of Delaware and by SouthTrust's Restated Certificate of Incorporation and Bylaws. The following summary of the rights of the holders of shares of SouthTrust Common Stock and the holders of shares of Jefferson Common Stock is qualified in its entirety by reference to the Restated Certificate of Incorporation and Bylaws of SouthTrust, the Articles of Incorporation and Bylaws of Jefferson, the General Corporation Law of the State of Delaware, and the Mississippi Business Corporation Act.

DIVIDENDS

         The sources of funds for payments of dividends by SouthTrust and Jefferson are their subsidiaries. Because the primary subsidiaries of SouthTrust and Jefferson are financial institutions, payments made by such subsidiaries to SouthTrust and Jefferson to their shareholders are limited by law and regulations of the bank regulatory authorities. See "DESCRIPTION OF SOUTHTRUST CAPITAL STOCK--SouthTrust Common Stock-Dividend Rights" and "MARKET AND DIVIDEND INFORMATION RESPECTING THE COMMON STOCK OF SOUTHTRUST AND JEFFERSON" for information concerning the effect of such limitations on SouthTrust's and Jefferson's ability to pay dividends. The General Corporation Law of the State of Delaware provides that, subject to any restrictions in the corporation's certificate of incorporation, dividends may be declared from the corporation's surplus or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and the preceding fiscal year. Dividends may not be declared, however, if the corporation's capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. The Mississippi Business Corporation Act provides that no distribution, including dividend distributions, may be made if, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders who have superior preferential rights upon dissolution.

VOTING RIGHTS AND OTHER MATTERS

         The holders of shares of Jefferson Common Stock and the holders of shares of SouthTrust Common Stock are each entitled to one vote per share on all matters brought before the shareholders. The holders of shares of SouthTrust Common Stock do not have the right to cumulate their votes in the election of directors, but according to the Articles of Incorporation and Bylaws of Jefferson, the shareholders of Jefferson Common Stock shall be allowed to cumulate their votes. The absence of cumulative voting reduces the likelihood that the holders of a minority interest in a corporation will be able to obtain representation on the board of directors of that corporation. The Bylaws of Jefferson also provide that transferees of shares of Jefferson Common Stock that are transferred on the books of Jefferson within ten days next preceding the date set for a meeting shall not be entitled to notice of, or to vote at, the meeting.

         The Restated Certificate of Incorporation of SouthTrust provides that in the event of a transaction or a series of transactions with an Interested Stockholder (generally defined as a holder of more than 10% of the voting stock of SouthTrust or an affiliate of such a holder) pursuant to which SouthTrust would be merged into or with another corporation or securities of SouthTrust would be issued in a transaction which would permit control of SouthTrust to pass to another entity, or similar transactions having the same effect, approval of such transaction requires the vote of the holders of 70% of the outstanding voting securities of SouthTrust, except in cases in which either certain price criteria and procedural requirements are satisfied or the transaction is recommended to the shareholders by a majority of the members of the Board of Directors of SouthTrust who are unaffiliated with the Interested Stockholder and who were directors before the Interested Stockholder became an Interested Stockholder.

         SouthTrust is subject to Section 203 of the Delaware General Corporation Law. That section generally provides that a corporation may not engage in a business combination, except with extraordinary corporate approval, with any person deemed to be an "interested stockholder" for a period of three years following the date that the stockholder became an interested stockholder. An "interested stockholder" is defined as any person who directly or indirectly owns 15% or more of the outstanding voting stock of the corporation within the three-year period beginning immediately prior to the date on which such determination is made. The extraordinary corporate approval must consist of board approval prior to the time the person became an interested stockholder or approval of the transaction by the board of directors and at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder; in the absence of such approval, the interested stockholder must own at least 85% of the voting stock of the corporation. Mississippi has enacted similar provisions, but such provisions do not apply to state bank holding companies authorized by the appropriate regulatory authority to be owned by any state or national bank or bank holding company.

         The effect of the business combination and affiliated transactions provisions, respectively, is to make more difficult the acquisition of majority control of a corporation or the use of its assets to finance such acquisition.

         The Bylaws of SouthTrust provide that the members of the Board of Directors are to be divided into three classes, which classes are as nearly equal in number as possible. Each class has been elected for a three-year term. At each annual meeting of shareholders, one-third of the members of the Board of Directors will be elected for a three-year term, and the other directors will remain in office. Therefore, control of the Board of Directors cannot be changed in one year, and at least two annual meetings must be held before a majority of the members of the Board of Directors can be changed. But for this provision in the Bylaws, all directors would stand for election at each annual meeting. The Bylaws of Jefferson provide that the directors of Jefferson shall hold one-year terms.

         Delaware law provides (unless otherwise provided in a corporation's charter or bylaws), that a director, or the entire Board of Directors, may be removed by the stockholders with or without cause by vote of the holders of a majority of the shares of capital stock of the corporation then entitled to vote on the election of directors. The Restated Certificate of Incorporation and Bylaws of SouthTrust provide, however, that the affirmative vote of the holders of at least 70% of the voting power of the outstanding capital stock entitled to vote for the election of directors is required to remove a director or the entire Board of Directors from office and such removal may be effected only for cause. The vacancy created by any such removal shall then be filled by a majority vote of the directors then in office and the successor director so elected shall fill the unexpired term of the director removed from office. The Mississippi Business Corporation Act also permits the removal of one or more directors with or without cause (unless the articles of incorporation provide that directors may be removed only for cause), but if cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal.

         The Bylaws of SouthTrust and the Articles of Incorporation of Jefferson provide that vacancies on the Board of Directors caused by the death or resignation of a director or the creation of a new directorship may be filled by the remaining directors. A person selected by the remaining directors to fill a vacancy will serve until the annual meeting of shareholders at which the term of the class of directors to which he has been appointed expires. Therefore, in the case of SouthTrust if a director who was recently elected to a three-year term resigns, the remaining directors will be able to select a person to serve the remainder of that three-year term, and such person will not be required to stand for election until the third annual meeting of stockholders after his appointment.

         Under the General Corporation Law of the State of Delaware (unless otherwise provided in the certificate of incorporation), any action required or permitted to be taken by the stockholders of a corporation may be taken without a meeting and without a stockholder vote if a written consent is signed by the holders of the shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. Under the Restated Certificate of Incorporation of SouthTrust, action by the written consent of the stockholders is prohibited. Further, under the Restated Certificate of Incorporation and Bylaws of SouthTrust, the stockholders are not permitted to call a special meeting of stockholders or to require that the Board of Directors call such a meeting. Under the Mississippi Business Corporation Act, any action required or permitted to be taken by the shareholders of a corporation may be taken without a meeting if a written consent is signed by all of the shareholders of entitled to vote on the action.

         The portions of the Restated Certificate of Incorporation of SouthTrust described in certain of the preceding paragraphs may be amended only by the affirmative vote of the holders of 70% of the outstanding voting stock of SouthTrust. The Bylaws of Jefferson may be amended or repealed, or a new set of Bylaws may be adopted, by a vote of the majority of the Board of Directors present to vote on the question of the amendment, repeal or adoption of the Bylaws.

         The provisions contained in the Restated Certificate of Incorporation and Bylaws of SouthTrust described above have the effect of making it more difficult to change the Board of Directors, and may make the Board of Directors less responsive to shareholder control. Those provisions also may tend to discourage attempts by third parties to acquire SouthTrust because of the additional time and expense involved and a greater possibility of failure.
This also can affect the price that a potential purchaser would be willing to pay for the stock of SouthTrust, thereby reducing the amount a stockholder might realize in, for example, a tender offer for the stock of SouthTrust.

RIGHTS ON LIQUIDATION

         In the event of liquidation, the holders of SouthTrust Common Stock and the holders of Jefferson Common Stock will be entitled to receive pro rata any assets distributable to shareholders with respect to the shares held by them, after payment of indebtedness and such preferential amounts as may be required to be paid to the holders of any preferred stock presently outstanding or hereafter issued by either corporation.

PREEMPTIVE RIGHTS

         The holders of SouthTrust Common Stock and Jefferson Common Stock do not have any preemptive rights to purchase additional shares of any class of securities, including common stock, of SouthTrust or Jefferson, respectively, which may hereafter be issued.

REPORTS TO STOCKHOLDERS

         The SouthTrust Common Stock is registered under the Exchange Act, and, therefore, SouthTrust is required to provide annual reports containing audited financial statements to shareholders and to file other reports with the Commission and solicit proxies in accordance with the rules of the Commission. SouthTrust also provides reports to its shareholders on an interim basis containing unaudited financial information. The Jefferson Common Stock is not registered under the Exchange Act. Jefferson does not provide its shareholders with annual reports containing audited financial statements of Jefferson.

STOCKHOLDERS' RIGHTS PLAN

         As described above under the caption "DESCRIPTION OF SOUTHTRUST CAPITAL STOCK - SouthTrust Common Stock - Stockholder Rights Plan," presently attached to each share of SouthTrust Common Stock is four-ninths of a Right issued pursuant to the Rights Agreement described under such caption.

                           SUPERVISION AND REGULATION


  Bank Holding Company Regulation

         Both SouthTrust and Jefferson are bank holding companies within the meaning of the Bank Holding Company Act of 1956, as amended (the "Holding Company Act"), and are registered with the Federal Reserve Board. Their banking subsidiaries are subject to restrictions under federal law which limit the transfer of funds by the subsidiary banks to their respective holding companies and nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Such transfers by any subsidiary bank to its holding company or any non-banking subsidiary are limited in amount to 10% of the subsidiary bank's capital and surplus and, with respect to SouthTrust and all such nonbanking subsidiaries, to an aggregate of 20% of such bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts. The Holding Company Act also prohibits, subject to certain exceptions, a bank holding company from engaging in or acquiring direct or indirect control of more than 5% of the voting stock of any company engaged in non-banking activities. An exception to this prohibition is for activities expressly found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

         As bank holding companies, SouthTrust and Jefferson are required to file with the Federal Reserve Board semi-annual reports and such additional information as the Federal Reserve Board may require. The Federal Reserve Board may also make examinations of SouthTrust and Jefferson and each of their subsidiaries.

         According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Furthermore, in the event of a loss suffered or anticipated by the FDIC -- either as a result of default of a banking or thrift subsidiary of SouthTrust or Jefferson or related to FDIC assistance provided to a subsidiary in danger of default -- the other banking subsidiaries of SouthTrust or Jefferson may be assessed for the FDIC's loss, subject to certain exceptions.

         Various federal and state statutory provisions limit the amount of dividends the subsidiary banks can pay to their holding companies without regulatory approval. The approval of the OCC is required for any dividend by a national bank to its holding company if the total of all dividends declared by such bank in any calendar year would exceed the total of its net profits, as defined by the OCC, for that year combined with its retained net profits for the preceding two years less any required transfers to surplus or a fund for the retirement of any preferred stock. Comparable prohibitions on the declaration of dividends are imposed by the Alabama Banking Code, the Florida Banking Code, the North Carolina Banking Code, the South Carolina Banking Code, the Tennessee Banking Code, the Financial Institutions Code of Georgia and the Mississippi Banking Code. In addition, a national bank may not pay a dividend in an amount greater than its net profits then on hand after deducting its loan losses and bad debts. For this purpose, bad debts are defined to include, generally, the principal amount of loans which are in arrears with respect to interest by six months or more or are past due as to payment of principal (in each case to the extent that such debts are in excess of the reserve for possible credit losses). Under the foregoing laws and regulations, at June 30, 1994, approximately $280.4 million was available for payment of dividends to SouthTrust by its bank subsidiaries. The payment of dividends to Jefferson by the Bank is subject to the discretion of the Department. The payment of dividends by any bank also may be affected by other factors, such as the maintenance of adequate capital for such subsidiary bank. In addition to the foregoing restrictions, the Federal Reserve Board has the power to prohibit dividends by bank holding companies if their actions constitute unsafe or unsound practices. The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve Board's view that a bank holding company experiencing earnings weaknesses should not pay cash dividends that exceed its net income or that could only be funded in ways that weaken the bank holding company's financial health, such as by borrowing. Furthermore, the OCC also has authority to prohibit the payment of dividends by a national bank when it determines such payment to be an unsafe and unsound banking practice.

  Capital Guidelines

         The Federal Reserve Board has issued final risk-based capital guidelines for bank holding companies and member banks. The guidelines, which became effective in March 1989, were phased in over four years and, as of January 1, 1993, were final. Under the guidelines, the minimum ratio of capital to risk-weighted assets

(including certain off-balance sheet items, such as standby letters of credit) is 8%. To be considered a "well capitalized" bank or bank holding company under the guidelines, a bank or bank holding company must have a total risk-based capital ratio in excess of 10%. At June 30, 1994, SouthTrust and all of SouthTrust's subsidiary banks were sufficiently capitalized to be considered "well capitalized." See "SUPERVISION AND REGULATION - Recent Legislation." At least half of the total capital is to be comprised of common equity, retained earnings and a limited amount of perpetual preferred stock, after subtracting goodwill and certain other adjustments ("Tier 1 capital"). The remainder may consist of perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, other preferred stock not qualifying for Tier 1 capital and a limited amount of loan loss reserves ("Tier 2 capital"). SouthTrust's national banking subsidiaries are subject to similar capital requirements adopted by OCC, and its state non-member bank subsidiaries are subject to similar capital requirements adopted by the FDIC. In addition, the Federal Reserve Board, the OCC and the FDIC have adopted a minimum leverage ratio (Tier 1 capital to total assets) of 3%. Generally, banking organizations are expected to operate well above the minimum required capital level of 3% unless they meet certain specified criteria, including that they have the highest regulatory ratings. Most banking organizations are required to maintain a leverage ratio of 3% plus an additional cushion of at least 1% to 2%. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance upon intangible assets.

         The following table sets forth the various regulatory capital ratios of each of SouthTrust and Jefferson as of the periods indicated:

                                                                                         YEAR ENDED
                                                                                        DECEMBER 31,
                                                                                 --------------------------
          SOUTHTRUST                                                                1993             1992
          ----------                                                                ----             ----

     REGULATORY CAPITAL RATIOS:
          Tier 1 risk-based capital*  . . . . . . . . . . . . . .                   8.55%            8.67%
          Total risk-based capital* . . . . . . . . . . . . . . .                  12.39            12.18
          Leverage ratio* . . . . . . . . . . . . . . . . . . . .                   6.51             6.48

                                                                                         YEAR ENDED
                                                                                        DECEMBER 31,
                                                                                 --------------------------
          JEFFERSON                                                                 1993             1992
          ---------                                                                 ----             ----

     REGULATORY CAPITAL RATIOS:
          Tier 1 risk-based capital*  . . . . . . . . . . . . . .                   7.00%            5.62%
          Total risk-based capital* . . . . . . . . . . . . . . .                  10.34             9.40
          Leverage ratio* . . . . . . . . . . . . . . . . . . . .                   3.90             3.43
- ---------------------

* Under the risk-based and leverage capital guidelines, regulatory required minimums are 4% and 8% for Tier 1 and Total Capital ratios, respectively. The leverage ratio must be maintained at a level generally considered to be in excess of 3%.

         Under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), failure to meet the capital guidelines could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including the termination of deposit insurance by the FDIC.


  Recent Legislation

         In December 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") became law. FDICIA substantially revised the depository institution regulatory and funding provisions of the Federal Deposit Insurance Act and made revisions to several other federal banking statutes.

         Among other things, FDICIA requires the federal banking regulators to take prompt corrective action in respect of depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers:
"well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets each such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it fails to meet any critical capital level set forth in regulations. The critically undercapitalized level occurs where tangible equity is less than 2% of total tangible assets or less than 65% of the minimum leverage ratio to be prescribed by regulation (except to the extent that 2% would be higher than such 65% level). A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

         FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions also became subject to restrictions on borrowing from the Federal Reserve System, effective December 19, 1993. In addition, undercapitalized depository institutions are subject to growth limitations and are required to submit capital restoration plans. A depository institution's holding company must guarantee the capital plan, up to an amount equal to the lesser of 5% of the depository institution's assets at the time it becomes undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.

         Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized depository institutions are subject to appointment of a receiver or conservator.

         FDICIA required the federal banking agencies to develop, within one year of the date of enactment, uniform accounting standards and requirements that are consistent with, or no less stringent than, generally accepted accounting principles. The federal banking agencies also were required by FDICIA to develop a method for insured depository institutions to provide supplemental disclosure of contingent liabilities and the estimated fair market value of assets and liabilities, to the extent feasible and practicable, for any balance sheet, financial statement, report or condition or other report required to be filed with a federal banking agency. FDICIA required that, no later than December 1, 1993, the federal banking agencies prescribe new safety and soundness standards.

         FDICIA provides authority for special assessments against insured deposits and for the development of a general risk-based deposit insurance assessment system. The risk-based insurance assessment system would be used to calculate a depository institution's semiannual deposit insurance assessment based on the probability (as defined in the statute) that the deposit insurance fund will incur a loss with respect to the institution. In accordance with FDICIA, on September 15, 1992, the FDIC approved a transitional risk-based insurance premium system and an increase in the deposit insurance premium for commercial banks and thrifts to an average of 25.4 basis points, effective January 1, 1993.

         Effective with fiscal years beginning after December 31, 1992, each insured institution having over $500 million in total assets is required to submit to the FDIC and make available to the public an annual report on the institution's financial condition and management's responsibility and assessment of the internal controls over financial reporting. The institution's independent public accountant will be required to audit and attest to certain of the statements made in that annual report.

         FDICIA amended prior law with respect to the acceptance of brokered deposits by insured depository institutions to permit only a "well capitalized" (as defined in the statute as significantly exceeding each relevant minimum capital level) depository institution to accept brokered deposits without prior regulatory approval. A depository institution which has a capital level category of "undercapitalized" may not accept brokered deposits without prior regulatory approval. FDICIA also established new uniform disclosure requirements for the interest rates and terms of deposits accounts.

         FDICIA also contains various provisions related to an institution's interest rate risk. Under certain circumstances, an institution may be required to provide additional capital or maintain higher capital levels to address interest rate risks.

         The foregoing necessarily is a general description of certain provisions of FDICIA and does not purport to be complete. Several of the provisions of FDICIA are being implemented through the adoption of regulations by various federal banking agencies. FDICIA is not expected to have a material effect on the results of operations of SouthTrust or Jefferson.

  Certain Pending Legislation

        The United States House of Representatives recently approved a bill
that provides for the phasing-in of full, nationwide interstate banking.   The
bill, which is expected to be voted on in the near future by the United States Senate, would, within certain parameters and phase-in or transitional periods, permit bank holding companies beginning in 1997 to acquire banks located anywhere in the nation without regard to the location of the bank holding company. Furthermore, additional bills may be introduced in the future in the Congress and state legislatures to alter the structure, regulation and competitive relationships of financial institutions. It cannot be predicted whether or in what form any of these proposals will be adopted or the extent to which the respective businesses of SouthTrust and Jefferson may be affected thereby.


                       CERTAIN INFORMATION CONCERNING THE
                       BUSINESS OF JEFFERSON AND THE BANK

GENERAL

         Jefferson was organized in 1980 as a bank holding company to hold substantially all of the outstanding capital stock of the Bank. The Bank is a state banking corporation which was organized under the laws of the State of Mississippi with the primary purpose of serving the banking needs of the residents of Harrison County and Jackson County, Mississippi and surrounding areas. Since its organization, the Bank has provided most traditional commercial banking services including interest and non-interest bearing checking and savings accounts, commercial, mortgage and installment loans and certificates of deposit.

         Biloxi is the second largest city in Harrison County, Mississippi. Harrison County and Jackson County have an aggregate population of approximately 296,000 persons. The economy of the county is primarily based on military and governmental related facilities, tourism, gaming facilities, port facilitated activities and industrial complexes.

         As of June 30, 1994, the Bank had total deposits of approximately $38.2 million and total loans of approximately $22.7 million.

         As of June 30, 1994, the Bank employed approximately 47 persons. The Bank believes that its relations with its employees are good.

Market Data With Respect to Jefferson Common Stock

         There is not an established trading market in the shares of Jefferson Common Stock, and the trading that occurs in the shares of Jefferson Common Stock is inactive and is effected in privately negotiated transactions. During the last two years, the sales price of all shares of Jefferson Common Stock of which Jefferson had knowledge was $25.00 per share. The last sale of shares of Jefferson Common Stock of which Jefferson had knowledge occurred on or around August 13, 1993 at a sales price of $25.00 per share. Jefferson has not paid any cash dividend since its inception.

                      SELECTED FINANCIAL DATA OF JEFFERSON

                               Six Months Ended
                                   June 30,                          Years Ended December 31,
                             -------------------  -----------------------------------------------------------
(In Thousands)                  1994      1993       1993       1992         1991        1990        1989
                             ---------  --------  ----------  ---------  ----------  -----------  -----------
Net Interest Income          $   1,325  $  1,068  $   2,427  $    1,693  $     1,281  $    1,243  $    1,104
Provision for Loan Losses           22        46         94          96           63         134           7
Net Income (Loss)                  242       254        454         232           76         125         (64)
Per Share Data:
   Net Income (Loss)              2.63      2.89       5.15        2.64         0.86        1.43       (0.74)
   Cash Dividends                    -         -          -           -            -           -           -

Total Average Stockholders'
  Equity                         2,240     1,693      1,798       1,443        1,275       1,161       1,116
Total Average Assets            44,865    33,400     36,529      30,702       30,206      31,122      29,783

Ratios:
   Average Equity to Assets      4.99%     5.07%      4.92%       4.70%        4.22%       3.73%       3.75%
   Return on Average Equity     21.61%    30.00%     25.28%      16.08%        5.93%      10.73%     (5.79)%
   Return on Average Assets      1.08%     1.52%      1.24%       0.76%        0.25%       0.40%     (0.22)%


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the consolidated financial statements of Jefferson and related Notes appearing elsewhere in this Proxy Statement/Prospectus.

RESULTS OF OPERATIONS

         Net income for the six months ended June 30, 1994, was $242,435, a decrease of $11,612 (4.57%) from net income of $254,047 for the six months ended June 30, 1993. The primary factors contributing to the changes from 1993 to 1994 were an increase in net interest income of $257,063, a decrease in other operating income of $57,557, and an increase in other operating expenses of $227,293.

         Net income for 1993 was $454,498, an increase of $222,503 (95.91%)
from 1992.  Net income for 1992 was $231,995, an increase of $156,392 (206.86%)
from 1991. The primary factor contributing to the significant increase in net income from 1992 to 1993 was the increase in net interest income, which increased by $733,607 (43.33%) from 1992 to 1993 and by $412,427 (32.20%) from
1991 to 1992.

NET INTEREST INCOME

         Net interest income, the major component of net income for Jefferson, is a measure of how management has balanced interest rate sensitive assets and liabilities and represents the difference between interest income and interest expense.

         Net interest income for the six months ended June 30, 1994, was $1,325,536, an increase of $257,603 (24.12%) from 1993. Net interest income for the six months ended June 30, 1993 was $1,067,933. The increase in net interest income was due to an increase in interest income of $282,852 (18.64%), net of an increase in interest expense of $25,249 (5.62%).

         The increase in interest income was due to an increase in average earning assets, when comparing the first six months of 1994 to 1993, and continued earnings from loan fees and discounts from mortgage loans originated for funding by third parties. Interest expense increased due to an increase in interest bearing deposits when comparing the first six months of 1994 to 1993.

         Net interest income for 1993 was $2,426,804, an increase of $733,607 (43.33%) from 1992. Net interest income for 1992 was $1,693,197, an increase of $412,427 (32.20%) from 1991. Net interest income for 1991 was $1,280,770.
The increases in net interest income were due to decreases in interest expense for both 1993 and 1992 and due to an increase in interest income for 1993.

         Interest income increased by $611,872 (22.49%) from 1992 to 1993.
This increase was primarily due to an increase in average earning assets of approximately $5,300,000 (19.98%) from 1992 to 1993, while the yield on earning assets remained fairly stable, increasing from 10.31% in 1992 to 10.52% in 1993. Interest income decreased by $65,476 (2.35%) from 1991 to 1992 due to the fact that earning assets remained fairly stable while the yield on earning assets decreased from 10.75% in 1991 to 10.31% in 1992.

         Interest expense decreased by $121,735 (11.85%) from 1992 to 1993 and decreased by $477,903 (31.75%) from 1991 to 1992. These decreases reflected the decline in short term interest rates during the period. The average rate paid on deposit accounts was 3.28% in 1993, 4.18% in 1992, and 6.13% in 1991. The average balances of interest bearing deposits increased by 12.22% from 1992 to 1993 and decreased by 1.33% from 1991 to 1992.

         Yields on earning assets remained relatively stable from 1991 through 1993 in spite of the decline in short term interest rates. The decline in rates is reflected by the decline in yields on investments and Federal funds sold. However, yields on average loans, which includes interest and fees on loans, increased from 12.30% in 1992 to 14.03% in 1993. The increase in loan yields, as well as the overall level of loan yield, is significantly influenced by the effect of earnings from fees and discounts on mortgage loans that Jefferson originates for funding by third parties. The volume of these mortgage originations has remained high and has continued to increase due to the effect of the casino industry on the housing market on the Mississippi Gulf Coast. A summary of the effect of these mortgage loans on interest and fees on loans follows (in thousands):

                                                              1993               1992            1991
                                                         ---------------     ------------    --------------
Fees and discounts on mortgage
  loans originated for funding
  by third parties                                       $           754     $        402    $          192

Other interest and fees on
  loans                                                            2,045            1,779             1,877
                                                         ---------------     ------------    --------------

Total interest and fees on
  loans                                                  $         2,799     $      2,181    $        2,069
                                                         ===============     ============    ==============



         Table 1, which follows, presents an analysis of the components of net interest income.

AVERAGE BALANCES AND INTEREST RATES, INTEREST YIELD/RATES ON FULLY TAXABLE EQUIVALENT BASIS

(TABLE 1)

The following table details average balances of interest-earning assets and interest-bearing liabilities, the fully taxable equivalent amount of interest earned/paid thereon, and the fully taxable equivalent yield/rate for each of the three years ended December 31, 1993.

                                            1993                                 1992                            1991
                               ------------------------------         --------------------------       -------------------------

                                Average                 Yield/         Average             Yield/      Average             Yield/
                                Balance    Interest      Rate          Balance   Interest  Rate        Balance   Interest  Rate
                               ------------------------------         --------------------------       -------------------------

ASSETS
(In thousands)

Loans, net of unearned
income                         $   19,948   $ 2,799     14.03%        $17,730   $2,181     12.30%      $16,715   $ 2,069   12.38%
Trading securities                  1,122        57      5.04%            516       30      5.75%            -         -       -%
Investment securities               5,081       313      6.16%          5,502      423      7.69%        7,580       622    8.20%
Federal funds sold                  5,513       163      2.96%          2,643       86      3.25%        1,621        95    5.87%
                               ----------   -------     -----         -------   ------     -----       -------   -------   -----

Total interest-earning
  assets                           31,664     3,332     10.52%         26,391    2,720     10.31%       25,916     2,786   10.75%

Reserve for possible
  loan losses                        (327)                               (223)                            (240)
Other assets                        5,192                               4,534                            4,530
                               ----------                             -------                          -------

     Total assets              $   36,529                             $30,702                          $30,206
                               ==========                             =======                          =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Savings deposits               $    3,981   $   119      2.98%        $ 2,952   $   95      3.23%      $ 2,264   $   120    5.29%
Interest-bearing
   demand deposits                  8,311       225      2.71%          6,163      206      3.34%        5,343       262    4.91%
Time deposits                      12,052       455      3.77%         12,577      605      4.81%       14,378       967    6.72%
                               ----------   -------     -----         -------   ------     -----       -------   -------   -----

    Total deposits                 24,344       799      3.28%         21,692      906      4.18%       21,985     1,349    6.13%

Notes payable                         886        56      6.37%          1,059       71      6.66%        1,160       106    9.17%
Debentures                            500        50     10.00%            500       50     10.00%          500        50   10.00%
                               ----------   -------     -----         -------   ------     -----       -------   -------   -----

Total interest-bearing
    liabilities                    25,730       905      3.52%         23,251    1,027      4.42%       23,645     1,505    6.37%
                                            -------                             ------                           -------

Demand deposits                     8,361                               5,573                            4,841
Other liabilities                     640                                 435                              445

Stockholders' equity                1,798                               1,443                            1,275
                               ----------                             -------                          -------

 Total liabilities and
   stockholders'
     equity                    $   36,529                             $30,702                          $30,206
                               ==========                             =======                          =======

Net interest income                         $ 2,427                             $1,693                           $ 1,281
                                            =======                             ======                           =======

Net interest margin                                      7.66%                              6.42%                           4.94%
Net interest spread                                      7.00%                              5.89%                           4.38%


RESERVE AND PROVISION FOR POSSIBLE LOAN LOSSES

         The provision for possible loan losses was $93,604 in 1993, $95,658 in 1992, and $62,896 in 1991. Table 2, "Reserve for Possible Loan Losses", summarizes information concerning the reserve for possible loan losses for the five years ended December 31, 1993. Management's estimate of the reserve for possible loan losses and the provision for possible loan losses is based on evaluation of collectibility of loans, past loan loss experience, changes in the nature and volume of the loan portfolio, current economic conditions that may affect a borrower's ability to pay, review of specific problem loans, and the relationship of the reserve for possible loan losses to outstanding loans. The provisions for possible loan losses for 1991 through 1993 have reflected the increases in Jefferson's loan portfolio.


RESERVE FOR POSSIBLE LOAN LOSSES
(Table 2)
(In Thousands)

The following table summarizes information concerning the allowance for loan losses:

                                            1993           1992         1991          1990           1989
                                        ------------   -----------  ------------  ------------  ------------
Net Loans Outstanding - Year End        $     22,337  $     18,373  $     16,522  $     18,142  $     16,138
                                        ============  ============  ============  ============  ============

Average Net Loans - During Year         $     19,948  $     17,730  $     16,715  $     17,022  $     15,354
                                        ============  ============  ============  ============  ============

Balance-Beginning of Year               $        273  $        170  $        254  $        135  $        286

Provision Charged to Expense                      94            96            63           134             7

Recoveries on Loans Previously
 Charged off                                       7            17            28            10             6

Loans Charged Off                                 (1)          (10)         (175)          (25)         (164)
                                        ------------  ------------  ------------  ------------  ------------

Balance - End of Year                   $        373  $        273  $        170  $        254  $        135
                                        ============  ============  ============  ============  ============


For the Period:
Net charge-offs (recoveries) as %
 of average loans                            (0.03)%       (0.04)%         0.88%         0.09%         1.03%

Provision for loan losses as a % of net
 charge-offs                                     --%           --%        42.87%       906.42%         4.14%

Provision for loan losses as a % of net
 average loans                                 0.47%         0.54%         0.38%         0.79%         0.04%

Period End:
Reserve as a % of net loans                    1.67%         1.49%         1.03%         1.40%         0.84%

Reserve as a % of non-performing loans
 and loans more than 90 days past due        401.08%       250.46%       110.39%       198.44%     1,350.00%


NON-INTEREST INCOME

         Non-interest income was $152,370 and $209,927, respectively, for the six months ended June 30, 1994 and 1993. This represents a decrease of $57,557 (27.42%) from 1993 to 1994. For the six months ended June 30, 1993, Jefferson reported combined gains on trading and investment securities of $71,040 but reported losses on the liquidation of its trading portfolio of $60,444 for the six months ended June 30, 1994. Other income increased in 1994, due to income of $46,024 generated by ATM machines placed in casinos during the end of 1993.

         Non-interest income remained stable from 1992 to 1993 and increased by 14.29% from 1991 to 1992. Service charges on deposit accounts represent the major component of non-interest income. Jefferson also recorded gains on the sales of investment securities for 1993, 1992 and 1991. In addition, Jefferson engaged in trading activities for certain U.S. Treasury securities in 1992 and 1993, recording losses in both years. Due to the lack of expertise in the trading area, Jefferson liquidated its trading portfolio in early 1994 at a loss of $60,444.

         Table 3, which follows, presents an analysis of the components of non-interest income.

NON-INTEREST INCOME
(Table 3)

The following table presents an analysis of non-interest income for 1993, 1992 and 1991 together with the amount and percent change from the prior year for 1993 and 1992:

                                                                                    Change From Prior Year
                                                                          ---------------------------------------
                                               Year Ended 12/31                1993                   1992
                                         ------------------------------   -----------------     ------------------
                                           1993      1992       1991      Amount        %        Amount        %
                                        ---------  --------   ---------  --------   ---------   ---------    -----

Service charges on deposit accounts   $    266     $   263    $  238     $     3     0.93%      $    25     10.56%

Credit insurance income                     19          20        27          (1)   (4.83)%          (7)   (26.84)%

Customer service fees and
 other income                               60          50        23          10    22.03%           27    118.08%

Loss on trading securities                 (23)         (4)        0         (19)      --            (4)       --

Gain on investment securities               54          44        38          10    22.74%            6     14.07%
                                      --------     -------    ------     -------  -------       -------   -------

Total non-interest income             $    376     $   373    $  326     $     3     0.82%      $    47     14.29%
                                      ========     =======    ======     =======  =======       =======   =======


NON-INTEREST EXPENSE

         Non-interest expense was $1,065,355 and $838,062, respectively, for the six months ended June 30, 1994 and 1993. This represents an increase of $227,293 (27.12%) from 1993 to 1994. The primary factor in the increase was an increase of $143,474 (32.29%) in salaries and employee benefits as a result of increased salary expense.

         Non-interest expense increased by $383,503 (23.72%) from 1992 to 1993 and increased by $174,291 (12.08%) from 1991 to 1992.

         The 1993 increase was primarily the result of an increase of $319,309 (40.07%) in salaries and employee benefits. Salaries increased by approximately $188,000 from 1992 to 1993. In addition, Jefferson made a $100,000 contribution of treasury stock to the Employee Stock Option Plan in 1993, which is reflected in retirement plan expense for 1993. The 1992 increase is primarily the result of an increase of $121,586 (18.01%) in salaries and employee benefits, reflecting an increase in salaries from 1991 to 1992.

         Equipment and data processing expenses decreased by $46,449 (23.34%) from 1992 to 1993 due to the fact that certain data processing equipment was fully depreciated at December 31, 1992.

         Table 4, which follows, presents an analysis of the components of non-interest expense.

NON-INTEREST EXPENSE
(Table 4)

The following table presents an analysis of non-interest expense for 1993, 1992 and 1991 together with the amount and percent change from the prior year for 1993 and 1992:

                                                                               Change From Prior Year
                                                                     -----------------------------------------
                                           Year Ended 12/31              1993                        1992
                                    ------------------------------   ------------------    -------------------
                                       1993       1992      1991      Amount        %        Amount        %
                                    --------   ---------  --------   -------      -----    ---------     -----

Salaries and employee benefits      $  1,116   $     797  $    675   $   319      40.07%   $     122     18.01%

Occupancy expense                        105         112       112        (7)     (6.66)%         --      0.36%

Equipment and data processing
 expense                                 153         199       212       (46)    (23.34)%        (13)    (5.98)%

Regulatory insurance and fees             69          62        60         7      11.23%           2      1.91%

Other expenses:
 Advertising and promotion                72          55        48        17      30.63%           7     14.20%
Amortization                              19          19        19         -          -            -         -
General insurance                         38          24        51        14      58.91%         (27)   (58.85)%
Other real estate expenses
 and charges                              73          47        16        26      53.75%          31    197.91%
Postage                                   31          26        25         5      21.20%           1      4.60%
Professional fees                         30          38        21        (8)    (20.17)%         17     81.59%
Supplies                                  91          63        56        28      44.36%           7     12.54%
Telephone                                 47          37        32        10      26.13%           5     15.56%
Other                                    156         138       115        18      13.94%          23     19.41%
                                    --------   ---------  --------   -------    -------    ---------   -------
Total other expenses                     557         447       383       110      24.90%          64     16.66%
                                    --------   ---------  --------   -------    -------    ---------   -------

Total non-interest expense          $  2,000   $   1,617  $  1,442   $   383      23.72%   $     175     12.08%
                                    ========   =========  ========   =======    =======    =========   =======

INCOME TAXES

         Jefferson adopted Statement of Financial Standards No. 109 (SFAS 109) "Accounting for Income Taxes" for the year ended December 31, 1993. The adoption of SFAS 109 did not have a material effect on net income or on previously reported operations. Under the liability method specified by SFAS 109, deferred tax assets and liabilities are determined based on the differences between the financial statement basis and income tax basis of assets and liabilities as measured by the enacted rates which are expected to be in effect when these differences reverse.

         Income tax expense was $230,500 (an effective rate of 32.51%) in 1993, $109,000 (an effective rate of 30.83%) in 1992, and $18,500 (an effective rate of 18.20%) in 1991. Refer to note 11 of the consolidated financial statements for a reconciliation of the difference between "expected" and actual income tax expense.

FINANCIAL CONDITION

         Total assets were $42,272,845 at June 30, 1994, and $43,700,228 at
December 31, 1993. This represents a decrease of $1,427,383 (3.27%) for the period. Total deposits decreased by $1,469,595 from December 31, 1993 to June 30, 1994. Investments increased by $2,068,709, cash and due from banks increased by $1,698,751 and Federal funds sold decreased by $5,600,000. Stockholders' equity was $2,358,928 (5.58% to total assets) at June 30, 1994.

         Total assets were $43,700,228 at December 31, 1993, and were $32,767,738 at December 31, 1992. This represents an increase of $10,932,490 (33.36%) from 1992 to 1993. Average assets increased from approximately $30,702,000 in 1992 to approximately $36,529,000 in 1993. The significant growth, which primarily occurred during the latter part of 1993, was due, in part, to the effect of the casino industry in expanding the Gulf Coast economy.

         The growth is reflected by an increase in year end deposits of approximately $10,461,000 from 1992 to 1993. These funds were used to increase investment and trading securities by approximately $4,400,000, loans by approximately $4,000,000 and Federal funds sold by approximately $1,900,000 at year end.

LOANS

         Loans comprise the major portion of earning assets of Jefferson, representing 63.00% and 67.18%, respectively, of average earning assets for 1993 and 1992. Loans, net of unearned income, amounted to $22,337,423 and $18,373,150 at December 31, 1993 and 1992 and represented 51.11% and 56.07% of total assets. The increase in net loans at year end from 1992 to 1993 was $3,964,273 (21.58%) and reflected strong loan demand as a result of the economy on the Mississippi Gulf Coast. Jefferson continues to actively pursue quality loans as a means to enhance yield on earning assets.

         A summary of the loan portfolio at December 31, follows (in thousands):

                                                              1993               1992             1991
                                                         ---------------     ------------    --------------
Residential real estate                                  $         8,248     $      6,592    $        5,550
Commercial, financial and
  agricultural                                                     4,807            3,870             3,788
Non-residential real estate                                        3,310            4,186             3,187
Construction and land
  development                                                      3,259            1,675             2,083
Consumer, individual and other                                     2,958            2,404             2,134
                                                         ---------------     ------------    --------------
                                                                  22,582           18,727            16,742
Unearned income                                                      245              354               220
                                                         ---------------     ------------    --------------

Total loans, net of unearned
  income                                                 $        22,337     $     18,373    $       16,522
                                                         ===============     ============    ==============


A summary of loan interest rate sensitivity at December 31, 1993 follows (in thousands):


Fixed rate loan maturity:
  Three months or less                                                                         $       2,452
  Over three through twelve months                                                                     6,323
  Over one through five years                                                                          6,034
  Over five years                                                                                      1,504
                                                                                               -------------
                                                                                                      16,313
Variable rate loans repricing in three
  months or less                                                                                       6,269
                                                                                               -------------

Total gross loans                                                                              $      22,582
                                                                                               =============


NON-PERFORMING ASSETS

         Non-performing assets have decreased significantly as Jefferson has disposed of parcels of other real estate owned. In addition, Jefferson's loan portfolio continues to perform without significant past due and non-accrual loan problems. Table 5, which follows, summarizes Jefferson's non-performing assets and loans past due 90 days or more and accruing as of December 31 for the last five years (in thousands).

NON-PERFORMING ASSETS
(Table 5)
(In Thousands)

The following table summarizes Jefferson's non-performing assets and loans past due 90 days or more and accruing as of December 31 for the last five years.

                                            1993          1992          1991          1990          1989
                                        ------------  ------------  ------------  ------------  ------------
Non-Accrual Loans                       $         16  $         95  $         94  $         92  $         10

Other Real Estate Owned                          123           290           541           359           526

Accruing Loans 90 Days or More Past
  Due                                             77            14            60            36             0
                                        ------------  ------------  ------------  ------------  ------------

Total Non-Performing Assets and
  Accruing Loans 90 Days or More
  Past Due                              $        216  $        399  $        695  $        487  $        536
                                        ============  ============  ============  ============  ============

Provision for Loan Losses               $         94  $         96  $         63  $        134  $          7
                                        ============  ============  ============  ============  ============

Net (Charge-offs) Recoveries            $          6  $          7  $       (147) $        (15) $       (158)
                                        ============  ============  ============  ============  ============


TRADING SECURITIES

         In 1992, Jefferson began trading activity in U.S. Treasury securities and recorded losses of $22,860 and $3,561, respectively, on trading securities in 1993 and 1992. Due to the development of an increasing interest rate environment in the latter part of 1993 and early in 1994, management recognized that Jefferson did not have the expertise to participate in trading activities. As a result, Jefferson liquidated its trading portfolio in March 1994, and recognized a loss of $60,444 on this liquidation.

         Trading securities were $2,948,100 at December 31, 1993. This represented an increase of $973,289 (49.29%) over December 31, 1992. Trading securities at December 31, 1993, consisted of 4.75% U.S. Treasury securities maturing in 1998.


INVESTMENT SECURITIES

         Investment securities amounted to $7,537,007 at December 31, 1993, an increase by $3,452,522 (84.53%) from December 31, 1992. However, the average balance of investment securities decreased by 7.65% in 1993 when compared to 1992. The change in the year end balances, as compared to average balances, reflects management's recognition in the latter part of 1993 that the investment strategy needed to refocus on long term quality investments, rather that to attempt to generate investment trading gains. In addition, Jefferson experienced significant deposit growth in the latter part of 1993, and a portion of these funds were used to purchase investment securities.

         A summary of the book value of investment securities at December 31, follows (in thousands):

                                                                           1993                 1992
                                                                   -----------------     -----------------
U.S. Treasury                                                      $           3,172     $             500
U.S. Government agencies and corporations                                      2,249                   491
Mortgage backed investments                                                    2,116                 2,993
Other                                                                              -                   100
                                                                   -----------------     -----------------
                                                                   $           7,537     $           4,084
                                                                   =================     =================


         The following is a summary of book values, yields and maturities on investment securities at December 31, 1993 (in thousands):

                                                                           Book
                                                                          Value                Yield
                                                                   -----------------     -----------------
Fixed rate:
 U.S. Treasury:
   Within one year                                                 $           1,172              3.35%
   Over one through five years                                                 2,000              4.12%

 Mortgage-backed                                                                 146              8.40%
                                                                   -----------------              ====

                                                                   $           3,318
                                                                   =================


                                                                                           Book
                                                                                          Value
                                                                                         -------

Variable rate:
 U.S. Government Agencies
  and corporations                                                                       $ 2,249
 Mortgage-backed                                                                           1,970
                                                                                         -------

                                                                                         $ 4,219
                                                                                         =======



         In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115 (SFAS 115), "Accounting for Certain Investment Securities." SFAS 115 is effective for fiscal years beginning after December 15, 1993, and requires that debt and equity securities be classified into one of three categories: held-to-maturity, available-for-sale or trading. Investments classified as available-for-sale or trading are to be recorded at their fair value. Unrealized gains and losses for trading investments shall be included in current earnings, net of applicable income taxes. Unrealized gains and losses for available-for-sale investments shall be excluded from earnings and reported as a separate component of stockholders' equity, net of applicable income taxes.

         Jefferson had not implemented SFAS 115 as of December 31, 1993, and management had not determined the impact that the implementation of SFAS 115 would have on Jefferson's consolidated financial statements. However, a comparison of recorded book values and market values at December 31, 1993, as disclosed in note 2 to the consolidated financial statements indicates that the effect of SFAS 115 at December 31, 1993, would not be significant.


FEDERAL FUNDS SOLD

         Federal funds sold represent short-term investments of excess funds and funds reserved for anticipated liquidity needs. The average balance of Federal funds sold increased by approximately $2,870,000 (108.60%) from 1992 to 1993. The year end balance of Federal funds sold increased from $4,200,000 in 1992 to $6,100,000 in 1993. These figures reflect the growth of deposits in 1993, including the significant growth of deposits in the last quarter of 1993.


DEPOSITS

         As the primary source of funds for Jefferson, average total deposits increased by approximately $5,400,000 (19.95%) in 1993 and by approximately $400,000 (1.64%) in 1992. Year end deposits at December 31, 1993, were

$39,672,946, an increase of $10,461,496 (35.81%) from December 31, 1992.  The primary growth in deposits came in the last quarter of 1993, as the average balance of deposits was approximately $32,700,000 for the month of September 1993, and was approximately $39,800,000 for the month of December 1993.

         The average balance of non-interest bearing demand deposits increased by approximately $2,800,000 (50.02%) from 1992 to 1993, and the year end balance of non-interest bearing demand deposits increased by $5,678,564 (87.69%) from 1992 to 1993, as Jefferson picked up accounts related to the expanding casino industry.

         Time deposits of $100,000 or more were 9.76% and 11.01%, respectively, of total deposits at December 31, 1993 and 1992.

         A summary of the daily average balance of deposits follows (in thousands):

                                                              1993               1992            1991
                                                         ---------------     ------------    --------------
Non-interest bearing demand                              $         8,361     $      5,573    $        4,841
Interest bearing demand                                            8,311            6,163             5,343
Savings                                                            3,981            2,952             2,264
Time                                                              12,052           12,577            14,378
                                                         ---------------     ------------    --------------

                                                         $        32,705     $     27,265    $       26,826
                                                         ===============     ============    ==============


Maturities of time deposits of $100,000 or more at December 31, 1993 are as follows (in thousands):

Three months or less                                                                         $        2,030
Over three through twelve months                                                                      1,657
Over one through five years                                                                             184
                                                                                             --------------

                                                                                             $        3,871
                                                                                             ==============


NOTES PAYABLE AND DEBENTURES

         Notes payable and debentures represented original funding sources for Jefferson in its formation and acquisition of its banking subsidiary. At the present time, Jefferson does not anticipate any need for additional long term borrowing. Jefferson has a $100,000 line of credit with a commercial bank that can be used, if necessary, to meet short-term cash needs.

         Notes payable balances decreased by $287,820 in 1993, $128,773 in 1992, and $86,773 in 1991. The $500,000 debentures which mature in 1999 are mandatorily convertible into common shares of Jefferson.


LIQUIDITY

         Liquidity for a financial institution can be expressed in terms of maintaining sufficient funds available to meet both expected and unanticipated obligations in a cost effective manner. Adequate liquidity allows Jefferson to meet the demands of both borrowers and depositors on a timely basis, as well as to pursue other investment and business opportunities as they arise. Thus, liquidity is maintained through Jefferson's ability to convert assets into cash through investing certain funds on a short-term basis, manage the maturities of liabilities and generate funds on a short-term basis, including the attraction of new deposits.

         The consolidated statements of cash flows can be used to review Jefferson's cash flows from operating, investing, and financing activities. Cash and due from banks increased by $358,717 in 1993 to $2,406,242 at December 31, 1993. Net cash provided by operating activities was $980,589 in 1993 and included net income of $454,498 adjusted for various noncash charges to income. Net cash used by investing activities was $10,785,302, reflecting increased investments, increased lending, and additional investment in short-term Federal funds sold. Net cash provided by financing activities was $10,163,430 and reflects the increase in deposits in 1993.

         No trends in the sources or uses of cash by Jefferson are expected to have an adverse impact on Jefferson's liquidity position. Management believes that the level of liquidity is sufficient to meet current and future liquidity requirements.

         On a long-term basis, the ability of Jefferson (on a separate company basis) to pay its expenses, retire its debt and pay future dividends is dependent on dividends and income tax benefits paid to Jefferson by its banking subsidiary. The banking subsidiary is also subject to capital maintenance requirements imposed by regulatory authorities. The banking subsidiary was in compliance with all such requirements at December 31, 1993, and management anticipates that such requirements will continue to be met while funding Jefferson through the payment of dividends and income tax benefits.


CAPITAL

         The assessment of capital adequacy is dependant on several factors including asset quality, earnings trends, liquidity, and economic conditions. Management continually monitors current and projected capital adequacy positions. Maintaining adequate capital levels is integral to provide stability to Jefferson.

         Stockholders' equity was $2,120,699 (4.85% of total assets) at December 31, 1993, as compared to $1,566,201 (4.78% of total assets) at December 31, 1992. During 1993, net income added $454,498 to stockholders' equity. Net income for 1993 reflects an expense of $100,000 related to the contribution of treasury stock by Jefferson to the Employee Stock Ownership Plan. This issuance of treasury stock also added $100,000 to stockholders' equity during 1993. No dividends were paid in 1993, and no dividends have been paid by Jefferson since its inception.

         Under risk-based capital guidelines adopted by the Federal Reserve Board, large bank holding companies with consolidated assets exceeding $150 million are required to maintain minimum ratios of capital to risk weighted assets. The rules require a risk-based capital ratio of 8%, at least one-half of which capital must be comprised of "Core" or Tier I capital elements, including common equity, retained earnings, and a limited amount of the allowance for the allowance for loan losses. In addition, the guidelines also establish minimum leverage ratios requiring that banking organizations maintain Tier I capital of at least 3% of average assets. Jefferson's consolidated assets are significantly less than $150 million, and, as a result, Jefferson is not subject to the general risk-based capital guidelines.

         The FDIC, which is the Federal agency regulating state chartered commercial banks, has also established capital guidelines for commercial banks. The guidelines established by the FDIC, which are applicable to Jefferson's banking subsidiary, are generally similar to those established by the Federal Reserve Board for bank holding companies.

         Jefferson and its banking subsidiary have capital ratios in excess of regulatory guidelines and management expects that these ratios will continue to be maintained above minimum required levels.

         The following table illustrates Jefferson's and its banking subsidiary's capital ratios at December 31:

                                                                                  1993             1992
                                                                            --------------     -------------
First Jefferson Corporation:

  Tier I risk based capital ratio                                                    7.00%             5.62%
  Tier II risk based capital ratio                                                  10.34%             9.40%
  Leverage ratio                                                                     3.90%             3.43%

                                                                                  1993             1992
                                                                            --------------     -------------
The Jefferson Bank:

  Tier I risk based capital ratio                                                   12.98%            12.70%
  Tier II risk based capital ratio                                                  14.29%            13.97%
  Leverage ratio                                                                     6.96%             7.75%


       BENEFICIAL OWNERSHIP OF JEFFERSON COMMON STOCK AND PREFERRED STOCK

        Jefferson is authorized under its Articles of Incorporation to issue 1,000,000 shares of Jefferson Common Stock. As of the Record Date, Jefferson had issued and outstanding 88,438 shares (exclusive of 21,602 shares of Jefferson Common Stock which may be acquired pursuant to options or warrants) of Jefferson Common Stock and 66,640 shares (exclusive of 9,000 shares of the 8% Preferred Stock which may be acquired pursuant to options or warrants) of 8% Preferred Stock. The following table sets forth information as of the Record Date with respect to those persons known by Jefferson to be the beneficial owners of more than 5% of the outstanding shares of Jefferson Common Stock or 8% Preferred Stock, and as to shares of Jefferson Common Stock or 8% Preferred Stock beneficially owned by the directors of Jefferson individually and by all officers and directors of Jefferson as a group. Management of Jefferson knows of no other persons, other than those set forth in the following table, who own beneficially more than 5% of the outstanding shares of Jefferson Common Stock or 8% Preferred Stock as of the date of this Proxy Statement/Prospectus. See "THE MERGER-Background of the Merger; Reasons for Merger; Recommendation of the Board of Directors of Jefferson."


                                  AMOUNT AND NATURE                                  AMOUNT AND NATURE
                                    OF BENEFICIAL                PERCENT               OF BENEFICIAL                PERCENT
                                     OWNERSHIP(1)               OF CLASS              OWNERSHIP(1) OF             OF CLASS OF
NAME AND ADDRESS OF                  OF JEFFERSON             OF JEFFERSON            PREFERRED STOCK           PREFERRED STOCK
  BENEFICIAL OWNER                   COMMON STOCK             COMMON STOCK              OF JEFFERSON             OF JEFFERSON
- --------------------               ----------------          --------------          ------------------         --------------
5% SHAREHOLDERS:

Gene Warr(2)                           36,686                   38.6%                    25,610                    36.8%
1562 Beach Blvd.
Gulfport, MS  39501


D'Auby H. Schiel(3)                    19,186                   20.2%                    15,268                    21.9%
P.O. Box 1182
Ocean Springs, MS  39564


William J. Meyer(4)                    18,465                   19.4%                    12,197                    17.5%
3910 Atkinson Road
Biloxi, MS  39530


The Jefferson Bank                      6,308                    7.1%                       -0-                     -0-
Employee Stock Ownership Stock
  Bonus Plan
c/o D'Auby H. Schiel
  & Gene Warr, Trustees
854 Howard Avenue
Biloxi, Mississippi  39530

DIRECTORS:

Edwin H. Saylor                         1,200                    1.4%                      -0-                      -0-
460 Saylor Drive
Biloxi, MS  39531


Victor B. Pringle, Jr.                  1,010                    1.1%                      460                      0.7%
1117 Forrest Avenue
Biloxi, MS  39530


David J. Washer                          905                     1.0%                      846                      1.3%
1895 Southern Ave.
Biloxi, MS  39531


Harry J. Schmidt, Jr.                     5                     0.005%                     -0-                      -0-
944 W. Beach Blvd.
Biloxi, MS  39530


All directors and executive
officers of Jefferson as a
group (7 persons)               77,457                   71.5%                    54,381                    71.9%
                                ======                   ====                     ======                    ====

_________________

(1) Includes all shares held directly as well as by spouses and minor children over which shares the named individuals or group of individuals exercise sole or shared voting or investment power. Also includes all shares that such person has the right to acquire within sixty days after the date of this Proxy Statement/Prospectus. For purposes of computing the percentages of outstanding shares held by each person named above, shares which such person has the right to acquire within sixty days after the date of this Proxy Statement/Prospectus are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Mr. Warr is a director of Jefferson. Mr. Warr's share ownership is comprised of 30,062 shares of Jefferson Common Stock which he owns, 6,624 shares of Jefferson Common Stock which he has the right to acquire through the exercise of Jefferson Options, 22,610 shares of 8% Preferred Stock which he owns and 3,000 shares of 8% Preferred Stock which he has the right to acquire through the exercise of Jefferson Options.

(3) Ms. Schiel is a director of Jefferson. Ms. Schiel's share ownership is comprised of 12,562 shares of Jefferson Common Stock which she owns, 6,624 shares of Jefferson Common Stock which she has the right to acquire through the exercise of Jefferson Options, 12,268 shares of 8% Preferred Stock which she owns and 3,000 shares of 8% Preferred Stock which she has the right to acquire through the exercise of Jefferson Options.

(4) Mr. Meyer is a director of Jefferson. Mr. Meyer's share ownership is comprised of 11,841 shares of Jefferson Common Stock which he owns, 6,624 shares of Jefferson Common Stock which he has the right to acquire through the exercise of Jefferson Options, 9,197 shares of 8% Preferred Stock which he owns and 3,000 shares of 8% Preferred Stock which he has the right to acquire through the exercise of Jefferson Options.


                                 LEGAL MATTERS

         Certain legal matters in connection with the SouthTrust Common Stock being offered hereby will be passed upon by Bradley, Arant, Rose & White, 1400 Park Place Tower, 2001 Park Place, Birmingham, Alabama, counsel for SouthTrust. As of December 31, 1993 the partners and associates of the firm of Bradley, Arant, Rose & White beneficially owned approximately 2,130,000 shares of SouthTrust Common Stock.


                                    EXPERTS

         The consolidated financial statements of SouthTrust and subsidiaries incorporated by reference in this Proxy Statement/Prospectus and elsewhere in the Registration Statement, have been audited by Arthur Andersen & Co., independent public accountants, for the periods indicated in their reports thereon and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

         The consolidated statements of condition of Jefferson as of December 31, 1993 and 1992, and the consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1993, included in this Proxy Statement/Prospectus have been included herein in reliance on the report of Shearer, Taylor & Co., P.A., independent accountants, given on authority of that firm as experts in accounting and auditing.

         Representatives of Shearer, Taylor & Co, P.A. are expected to be present at the Special Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


                             ADDITIONAL INFORMATION

OTHER BUSINESS

         The Board of Directors of Jefferson does not know of any matter to be brought before the Special Meeting other than as described in the Notice of Special Meeting accompanying this Proxy Statement/Prospectus. If any other matter comes before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment with respect to such other matters.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by SouthTrust with the Commission are incorporated by reference herein:

                 SouthTrust's Annual Report on Form 10-K for the year ended December 31, 1993 (including therein SouthTrust's Proxy Statement for its Annual Meeting of Stockholders held April 21, 1993) (Commission File No. 0-3613); and

                 SouthTrust's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994 (Commission File No. 0-
                 3613).

         All documents filed by SouthTrust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy
Statement/Prospectus and prior to final adjournment of the Special Meeting, shall be deemed to be incorporated by reference into this Proxy
Statement/Prospectus from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

         The audited financial statements of SouthTrust incorporated herein by reference should only be read in conjunction with the discussion of consummated and pending acquisitions set forth under the caption "SUMMARY - Parties to the Merger - SouthTrust."

         Copies of all documents with respect to SouthTrust incorporated by reference (not including exhibits to the documents incorporated by reference unless such exhibits are specifically incorporated into the documents incorporated by reference) will be provided without charge to each person to whom a copy of this Proxy Statement/Prospectus is delivered upon written or oral request. Requests for such copies should be directed to Mr. Aubrey D. Barnard, Secretary, SouthTrust Corporation, 420 North 20th Street, Birmingham, Alabama 35203, telephone number (205) 254-5000.

                       INDEX TO THE FINANCIAL STATEMENTS
                         OF FIRST JEFFERSON CORPORATION
                             AND THE JEFFERSON BANK


Caption                                                                                                                     Page
- -------                                                                                                                     ----
Unaudited Consolidated Financial Statements

         Consolidated Statements of Condition June 30, 1994 and 1993  . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-2

         Consolidated Statements of Income for the six months ended June 30, 1994 and 1993  . . . . . . . . . . . . . . . .  F-3

         Consolidated Statements of Stockholders' Equity for the six months ended June 30, 1994 and 1993  . . . . . . . . .  F-4

         Consolidated Statements of Cash Flows for the six months ended June 30, 1994 and 1993  . . . . . . . . . . . . . .  F-6

         Notes to Consolidated Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-8


Consolidated Financial Statements:

         Report of Independent Certified Public Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-9

         Consolidated Statements of Condition December 31, 1993 and 1992  . . . . . . . . . . . . . . . . . . . . . . . . . F-10

         Consolidated Statements of Income for the three years ended December 31, 1993, 1992 and 1991 . . . . . . . . . . . F-11

         Consolidated Statements of Stockholders' Equity for the three years ended December 31, 1993, 1992 and 1991 . . . . F-13

         Consolidated Statements of Cash Flows for the three years ended December 31, 1993, 1992 and 1991 . . . . . . . . . F-15

         Notes to Consolidated Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-17




                  FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                Unaudited Consolidated Statements of Condition
                            June 30, 1994 and 1993





            Assets                                               1994                          1993
                                                                 ----                          ----
Cash and due from banks                                    $   4,104,993                    $   3,306,749
Federal funds sold                                               500,000                        4,500,000
Trading securities                                                     -                                -
Securities available for resale                                1,956,884                                -
Investment securities                                         10,596,932                        4,590,064

Loans                                                         22,967,989                       20,934,516
  Unearned income                                               (238,909)                        (327,582)
  Reserve for possible loan losses                              (393,195)                        (322,801)
                                                              ----------                       ----------
          Net loans                                           22,335,885                       20,284,133
                                                              ----------                       ----------

Bank premises and equipment                                    1,223,125                        1,004,080
Accrued interest receivable                                      239,068                          153,938
Other assets                                                   1,315,958                        1,067,350
                                                              ----------                       ----------

                                                           $  42,272,845                    $  34,906,314
                                                              ==========                       ==========


     Liabilities and Stockholders' Equity

Liabilities:
  Deposits:
    Non-interest bearing                                   $  11,431,710                    $   7,184,676
    Interest bearing                                          26,771,641                       23,907,918
                                                              ----------                       ----------
          Total deposits                                      38,203,351                       31,092,594

  Notes payable                                                  741,500                          917,547
  Debentures                                                     500,000                          500,000
  Accrued interest payable                                       117,453                          105,565
  Other liabilities                                              262,996                          367,728
                                                              ----------                       ----------
          Total liabilities                                   39,798,300                       32,983,434
                                                              ----------                       ----------

Minority interest in subsidiary                                  115,617                          102,632

Stockholders' equity:
  8% non-cumulative, non-voting preferred stock
    of $5 par value.  Authorized 80,000 shares;
    issued and outstanding 66,640 shares                         333,200                          333,200
  Common stock of $1 par value.  Authorized
    1,000,000 shares; issued 99,120 shares                        99,120                           99,120
  Additional paid-in capital                                     963,133                          940,642
  Retained earnings                                            1,174,667                          731,781
  Market valuation for securities available
    for sale, net of income taxes                                 (4,206)                               -
                                                              ----------                       ----------
                                                               2,565,914                        2,104,743

  Treasury stock, at cost, 10,682 and
    14,682 shares                                               (206,986)                        (284,495)
                                                              ----------                       ----------
          Net stockholders' equity                             2,358,928                        1,820,248
                                                              ----------                       ----------

                                                           $  42,272,845                    $  34,906,314
                                                              ==========                       ==========




                  FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                 Unaudited Consolidated Statements of Income
                   Six Months Ended June 30, 1994 and 1993


                                                   1994            1993
                                                   ----            ----
Interest income:
  Interest and fees on loans                    $1,418,483      $1,274,620
  Trading securities                                24,230          24,478
  Taxable investment securities                    235,065         146,058
  Federal funds sold                               122,330          72,100
                                                 ---------       ---------
    Total interest income                        1,800,108       1,517,256
                                                 ---------       ---------
Interest expense:
  Deposits                                         424,914         394,722
  Debentures                                        25,000          25,000
  Other borrowings                                  24,658          29,601
                                                 ---------       ---------
    Total interest expense                         474,572         449,323
                                                 ---------       ---------
    Net interest income                          1,325,536       1,067,933
Provision for possible loan losses                  21,858          46,417
                                                 ---------       ---------
    Net interest income after provision
      for possible loan losses                   1,303,678       1,021,516
                                                 ---------       ---------
Other operating income:
  Service charges on deposit accounts              139,892         120,630
  Gain (loss) on trading securities                (60,444)         27,828
  Gain on sales of investment securities                 -          43,212
  Credit insurance income                            6,392           9,303
  Other income                                      66,530           8,954
                                                 ---------       ---------
    Total other operating income                   152,370         209,927
                                                 ---------       ---------
Other operating expenses:
  Salaries and employee benefits                   587,816         444,342
  Net occupancy expenses                            61,826          49,162
  Equipment and data processing expenses            82,894          65,653
  Regulatory insurance and fees                     41,898          33,194
  Other expenses                                   290,921         245,711
                                                 ---------       ---------
    Total other operating expenses               1,065,355         838,062
                                                 ---------       ---------
    Income before income taxes and
      minority interest                            390,693         393,381

Income taxes                                       137,300         127,800
Minority interest in earnings of subsidiary         10,958          11,534
                                                 ---------       ---------
    Net income                                  $  242,435      $  254,047
                                                 =========       =========
Earnings per share:
  Primary                                           $ 2.63          $ 2.89
  Fully diluted                                       2.32            2.51
                                                      ====            ====

                  FIRST JEFFERSON CORPORATION AND SUBSIDIARY

          Unaudited Consolidated Statements of Stockholders' Equity
                   Six Months Ended June 30, 1994 and 1993




                                                                Preferred               Common
                                                                  stock                  stock
                                                                ---------               ------
January 1, 1993                                                 $ 333,200               $ 99,120

Net income                                                              -                      -
                                                                ---------               --------
June 30, 1993                                                   $ 333,200               $ 99,120
                                                                =========               ========

January 1, 1994                                                 $ 333,200               $ 99,120

Decrease in market value of securities
  available for sale, net of income taxes                               -                      -

Net income                                                              -                      -
                                                                ---------               --------
June 30, 1994                                                   $ 333,200               $ 99,120
                                                                =========               ========

                                        Market valuation
Additional                               for securities                                 Net
 paid-in          Retained             available for sale,          Treasury        stockholders'
 capital          earnings             net of income taxes           stock             equity
- ----------        --------             -------------------          --------        -------------
 $940,642       $  477,734                  $     -                $(284,495)        $1,566,201

        -          254,047                        -                        -            254,047
 --------       ----------                  -------                ---------         ----------
 $940,642       $  731,781                  $     -                $(284,495)        $1,820,248
 ========       ==========                  =======                =========         ==========

 $963,133       $  932,232                  $     -                $(206,986)        $2,120,699


        -                -                   (4,206)                       -             (4,206)

        -          242,435                        -                        -            242,435
 --------       ----------                  -------                ---------         ----------
 $963,133       $1,174,667                  $(4,206)               $(206,986)        $2,358,928
 ========       ==========                  =======                =========         ==========

                  FIRST JEFFERSON CORPORATION AND SUBSIDIARY

               Unaudited Consolidated Statements of Cash Flows
                   Six Months Ended June 30, 1994 and 1993




                                                       1994            1993
                                                       ----            ----
Cash flows from operating activities:
  Net income                                      $   242,435     $   254,047
  Adjustments to reconcile net income to
    cash provided by operating activities:
    Depreciation and amortization                      66,637          54,965
    Provision for possible loan losses                 21,858          46,417
    Gain on sales of investment securities                  -         (43,212)
    (Gain) loss on trading securities                  60,444         (27,828)
    Writedowns of other real estate                    26,136          38,190
    Minority interest in earnings                      10,958          11,534
    (Increase) decrease in accrued
      interest receivable                              (9,489)         38,522
    Increase (decrease) in:
      Accrued interest payable                         30,811          11,821
      Income taxes payable                           (141,999)         63,388
    Other, net                                       (111,797)         27,185
                                                  -----------     -----------

          Net cash provided by operating
            activities                                195,994         475,029
                                                  -----------     -----------

Cash flows from investing activities:
  Purchases of trading securities                           -      (9,977,631)
  Sales of trading securities                       2,887,656      11,980,270
  Purchases of investment securities               (5,927,803)     (2,193,781)
  Sales of investment securities                            -       1,149,720
  Maturities of investment securities                 924,076         593,966
  Net (increase) decrease in:
    Federal funds sold                              5,600,000        (300,000)
    Loans                                            (393,077)     (2,337,790)
    Bank premises and equipment                      (124,000)        (28,462)
  Other, net                                           22,500         118,532
                                                  -----------     -----------

          Net cash provided by (used in)
            investing activities                    2,989,352        (995,176)
                                                  -----------     -----------


                                                             (Continued)

                  FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                Unaudited Consolidated Statements of Cash Flows
                    Six Months Ended June 30, 1994 and 1993

                                                                        1994                    1993
                                                                        ----                    ----
Cash flows from financing activities:
  Net increase (decrease) in:
    Non-interest bearing deposits                                    $ (722,869)            $  708,661
    Money market, NOW and savings deposits                             (874,828)             1,635,188
    Certificates of deposit                                             128,102               (462,705)
Principal payments on notes payable                                     (85,000)              (101,773)
Proceeds from notes payable                                              68,000                      -
                                                                    -----------            -----------

        Net cash provided by (used in)
          financing activities                                       (1,486,595)            1,779,371
                                                                    -----------            -----------

        Net increase in cash and due
          from banks                                                  1,698,751             1,259,224

Cash and due from banks at January 1                                  2,406,242             2,047,525
                                                                    -----------            ----------

Cash and due from banks at December 31                               $4,104,993            $3,306,749
                                                                     ==========            ==========

                 FIRST JEFFERSON CORPORATION AND SUBSIDIARIES

             Notes to Unaudited Consolidated Financial Statements
                   Six Months Ended June 30, 1994 and 1993


Summary of Significant Accounting Policies

The accompanying Unaudited Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for interim periods are not necessarily indicative of the results that may be expected for the entire year. For further information refer to the audited consolidated financial statements and notes thereto included elsewhere herein.

              Report of Independent Certified Public Accountants


The Board of Directors
First Jefferson Corporation
Biloxi, Mississippi

We have audited the accompanying consolidated statement of condition of First Jefferson Corporation and Subsidiary as of December 31, 1993, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain resonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1993 consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Jefferson Corporation and Subsidiary as of December 31, 1993, and the results of their consolidated operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.

We did not audit the consolidated financial statements as of and for the year ended December 31, 1992, and for the year ended December 31, 1991, and, accordingly, we do not express an opinion on them.



/s/ Shearer, Taylor & Co., P.A.

Jackson, Mississippi
June 17, 1994

                  FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                      Consolidated Statements of Condition
                           December 31, 1993 and 1992





              Assets                                                          1993                              1992
                                                                              ----                              ----
Cash and due from banks (note 15)                                         $ 2,406,242                       $ 2,047,525
Federal funds sold                                                          6,100,000                         4,200,000
Trading securities                                                          2,948,100                         1,974,811
Investment securities, market value of
   $7,618,176 and $4,162,753 (note 2)                                       7,537,007                         4,084,485

Loans (note 3)                                                             22,582,233                        18,726,714
   Unearned income                                                           (244,810)                         (353,564)
   Reserve for possible loan losses (note 4)                                 (372,757)                         (273,450)
                                                                          -----------                       -----------
              Net loans                                                    21,964,666                        18,099,700
                                                                          -----------                       -----------

Bank premises and equipment (note 5)                                        1,156,310                         1,021,131
Accrued interest receivable                                                   229,579                           192,460
Other assets (notes 6, 10, and 11)                                          1,358,324                         1,147,626
                                                                          -----------                       -----------

                                                                          $43,700,228                       $32,767,738
                                                                          ===========                       ===========

   Liabilities and Stockholders' Equity


Liabilities:
   Deposits (note 7)                                                      $39,672,946                       $29,211,450
   Notes payable (note 8)                                                     731,500                         1,019,320
   Debentures (note 9)                                                        500,000                           500,000
   Accrued interest payable                                                    86,642                            93,744
   Other liabilities (notes 10 and 11)                                        483,782                           285,925
                                                                          -----------                       -----------
              Total liabilities                                            41,474,870                        31,110,439
                                                                          -----------                       -----------

Minority interest in subsidiary                                               104,659                            91,098

Stockholders' equity (notes 8, 9, 10, 12 and 15):
   8% non-cumulative, non-voting preferred stock
         of $5 par value.  Authorized 80,000 shares;
         issued and outstanding 66,640 shares                                 333,200                           333,200
   Common stock of $1 par value.  Authorized
         1,000,000 shares; issued 99,120 shares                                99,120                            99,120
   Additional paid-in capital                                                 963,133                           940,642
   Retained earnings                                                          932,232                           477,734
                                                                          -----------                       -----------
                                                                            2,327,685                         1,850,696
   Treasury stock, at cost, 10,682 and
         14,682 shares (note 10)                                             (206,986)                         (284,495)
                                                                          -----------                       -----------
              Net stockholders' equity                                      2,120,699                         1,566,201
                                                                          -----------                       -----------

                                                                          $43,700,228                       $32,767,738
                                                                          ===========                       ===========

The accompanying notes are an integral part of these financial statements.

                   FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                       Consolidated Statements of Income
                  Years Ended December 31, 1993, 1992 and 1991

                                                                  1993               1992               1991
                                                                  ----               ----               ----
Interest income:
  Interest and fees on loans                                   $2,799,510         $2,181,477         $2,068,845
  Trading securities                                               56,502             29,697                  -
  Taxable investment securities                                   312,752            423,348            621,828
  Federal funds sold                                              163,454             85,824             95,149
                                                               ----------         ----------         ----------
          Total interest income                                 3,332,218          2,720,346          2,785,822
                                                               ----------         ----------         ----------

Interest expense:
  Time deposits of $100,000 or more                                97,773            105,886            257,961
  Other deposits                                                  701,144            800,673          1,090,712
  Debentures                                                       50,000             50,000             50,000
  Other borrowings                                                 56,497             70,590            106,379
                                                               ----------         ----------         ----------
          Total interest expense                                  905,414          1,027,149          1,505,052
                                                               ----------         ----------         ----------

          Net interest income                                   2,426,804          1,693,197          1,280,770
Provision for possible loan losses
  (note 4)                                                         93,604             95,658             62,896
                                                               ----------         ----------         ----------
          Net interest income after
            provision for possible
            loan losses                                         2,333,200          1,597,539          1,217,874
                                                               ----------         ----------         ----------

Other operating income:
  Service charges on deposit accounts                             265,711            263,263            238,113
  Loss on trading securities                                      (22,860)            (3,561)                 -
  Gain on sales of investment securities                           53,771             43,808             38,405
  Credit insurance income                                          18,672             19,619             26,818
  Other income                                                     60,397             49,491             22,694
                                                               ----------         ----------         ----------
          Total other operating income                            375,691            372,620            326,030
                                                               ----------         ----------         ----------

Other operating expenses:
  Salaries and employee benefits
    (note 10)                                                   1,116,165            796,856            675,270
  Net occupancy expenses                                          104,923            112,415            112,008
  Equipment and data processing expenses                          152,524            198,973            211,620
  Regulatory insurance and fees                                    68,697             61,759             60,599
  Other expenses                                                  557,777            446,580            382,795
                                                               ----------         ----------         ----------
          Total other operating expenses                        2,000,086          1,616,583          1,442,292
                                                               ----------         ----------         ----------

          Income before income taxes
             and minority interest                                708,805            353,576            101,612
                                                               ----------         ----------         ----------

                                                                     (Continued)

                   FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                       Consolidated Statements of Income
                   Years Ended December 31, 1993, 1992, and 1991


                                                               1993             1992             1991
                                                               ----             ----             ----
              Income before income taxes
                and minority interest                       $708,805         $353,576         $101,612

Income taxes (note 11)                                       230,500          109,000           18,500
Minority interest in earnings of
   subsidiary                                                 23,807           12,581            7,509
                                                            --------         --------          -------

              Net income                                    $454,498         $231,995          $75,603
                                                            ========         ========          =======

Earnings per share (note 13):
   Primary:
         As previously reported                             $   5.15         $   2.83          $  1.07
         Effect of prior period adjustment                         -             (.19)            (.21)
                                                            --------         --------          -------

         As restated                                        $   5.15         $   2.64          $   .86
                                                            ========         ========          =======

Fully diluted:
         As previously reported                             $   4.52         $   2.61          $  1.07
         Effect of prior period adjustment                         -             (.15)            (.21)
                                                            --------         --------          -------
         As restated                                        $   4.52         $   2.46          $   .86
                                                            ========         ========          =======

The accompanying notes are an integral part of these financial statements.

                   FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                Consolidated Statements of Stockholders' Equity
                 Years Ended December 31, 1993, 1992, and 1991


                                                                            Preferred          Common
                                                                              stock            stock
                                                                            ---------         --------
January 1, 1991, as previously reported                                      $333,200         $ 99,120

Prior period adjustment (note 16)                                                   -                -
                                                                             --------         --------

January 1, 1991, as restated                                                 $333,200           99,120
                                                                             --------         --------

Reduction of obligations of Employee Stock
   Ownership Plan                                                                   -                -

Net income for 1991, as previously reported                                         -                -

Effect of prior period adjustment (note 16)                                         -                -
                                                                             --------         --------

Net Income as restated                                                              -                -
                                                                             --------         --------

December 31, 1991                                                             333,200           99,120
                                                                             --------         --------

Reduction of obligations of Employee Stock
   Ownership Plan                                                                   -                -

Net income for 1992, as previously reported                                         -                -

Effect of prior period adjustment (note 16)                                         -                -
                                                                             --------         --------

Net income as restated                                                              -                -
                                                                             --------         --------

December 31, 1992                                                             333,200           99,120
                                                                             --------         --------
Net income for 1993                                                                 -                -

Issuance of 4,000 shares of treasury
   stock (note 10)                                                                  -                -
                                                                             --------         --------

December 31, 1993                                                            $333,200         $ 99,120
                                                                             ========         ========

   ADDITIONAL                             OBLIGATIONS OF                                     NET
    PAID-IN             RETAINED          EMPLOYEE STOCK            TREASURY            STOCKHOLDERS'
    CAPITAL             EARNINGS          OWNERSHIP PLAN             STOCK                 EQUITY
   ---------            --------          --------------          ----------            ------------
   $940,642             $245,325              $(28,571)            $(284,495)            $ 1,305,221

          -              (75,189)                    -                     -                 (75,189)
   --------             --------              --------             ---------             -----------

    940,642              170,136               (28,571)             (284,495)              1,230,032
   --------             --------              --------             ---------             -----------


          -                    -                14,285                     -                  14,285

          -               94,221                     -                     -                  94,221

          -              (18,618)                    -                     -                 (18,618)
   --------             --------              --------             ---------             -----------

          -               75,603                     -                     -                  75,603
   --------             --------              --------             ---------             -----------

    940,642              245,739               (14,286)             (284,495)              1,319,920
   --------             --------              --------             ---------             -----------


          -                    -                14,286                     -                  14,286

          -              248,644                     -                     -                 248,644

          -              (16,649)                    -                     -                 (16,649)
   --------             --------              --------             ---------             -----------

          -              231,995                     -                     -                 231,995
   --------             --------              --------             ---------             -----------

    940,642              477,734                     -              (284,495)              1,566,201
   --------             --------              --------             ---------             -----------

          -              454,498                     -                     -                 454,498

     22,491                    -                     -                77,509                 100,000
   --------             --------              --------             ---------             -----------

   $963,133             $932,232             $       -            $ (206,986)            $ 2,120,699
   ========             ========             =========            ==========             ===========

   The accompanying notes are an integral part of these financial statements

                   FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                     Consolidated Statements of Cash Flows
                 Years Ended December 31, 1993, 1992 and 1991


                                                                         1993           1992            1991
                                                                         ----           ----            ----
Cash flows from operating activities:
     Net income                                                     $    454,498   $    231,995     $    75,603
     Adjustments to reconcile net
         income to cash provided by
         operating activities:
         Depreciation and amortization                                   114,221        178,220         179,278
         Provision for possible loan
          losses                                                          93,604         95,658          62,896
         Gain on sales of investment
          securities                                                     (53,771)       (43,808)        (38,405)
         Loss on trading securities                                       22,860          3,561               -
         Writedowns of other real estate                                  43,987         49,956          12,400
         Contribution of treasury stock
          to ESOP                                                        100,000              -               -
         Minority interest in earnings                                    23,807         12,581           7,509
         Deferred income taxes                                            10,450         44,600          17,000
         (Increase) decrease in accrued
          interest receivable                                            (37,119)        55,260          34,654
         Increase (decrease) in:
           Accrued interest payable                                       (7,102)       (35,363)       (110,296)
           Income taxes payable                                          133,483         58,193          (6,998)
         Other, net                                                       81,671         90,410        (120,069)
                                                                     -----------    -----------       ---------
             Net cash provided by operating
               activities                                                980,589        741,263         113,572
                                                                     -----------    -----------       ---------

Cash flows from investing activities:
     Net increase in Federal funds sold                               (1,900,000)    (2,800,000)       (600,000)
     Purchases of trading securities                                 (24,973,482)   (10,063,155)              -
     Sales of trading securities                                      23,977,333      8,084,783               -
     Purchases of investment securities                               (6,845,511)    (3,603,350)     (2,541,524)
     Sales of investment securities                                    1,588,257      2,779,002       2,550,000
     Maturities of investment securities                               1,874,336      4,071,768         356,024
     Net (increase) decrease in loans                                 (4,059,496)    (1,845,459)      1,223,465
     Net increase in bank premises and
      equipment                                                         (230,496)      (103,146)        (38,469)
     Life insurance premiums paid                                       (426,489)       (15,681)        (15,033)
     Sales of other real estate and
       other assets                                                      210,246        203,866         246,996
                                                                     -----------    -----------       ---------
            Net cash provided by
              (used in) investing
              activities                                             (10,785,302)    (3,291,372)      1,181,459
                                                                     -----------    -----------       ---------


                                                                     (Continued)

                   FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                     Consolidated Statements of Cash Flows
                 Years Ended December 31, 1993, 1992 and 1991

                                                     1993             1992             1991
                                                     ----             ----             ----
Cash flows from financing activities:
   Net increase (decrease) in:
         Non-interest bearing deposits           $ 5,678,564      $   921,676      $   897,429
         Money market, NOW and savings deposits    4,715,825        2,478,108          973,712
         Certificates of deposit                      67,107         (664,684)      (2,580,894)

   Principal payments on notes payable              (287,820)        (188,773)        (256,773)
   Proceeds from notes payable                             -           60,000          170,000
   Dividends paid to minority interest               (10,246)          (9,766)          (7,063)
                                                    ---------       ----------       ----------

              Net cash provided by (used in)
                financing activities              10,163,430        2,596,561         (803,589)
                                                  ----------        ---------        ----------

              Net increase in cash and due
                from banks                           358,717           46,452          491,442

Cash and due from banks at January 1               2,047,525        2,001,073        1,509,631


Cash and due from banks at December 31           $ 2,406,242      $ 2,047,525      $ 2,001,073
                                                 ===========      ===========      ===========





The accompanying notes are an integral part of these financial statements.

                   FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

Note 1:  Summary of Significant Accounting and Reporting Polices

 The accounting and reporting policies of First Jefferson Corporation (the
   Company) which materially affect the determination of financial position and results of operations conform to generally accepted accounting principles and general practices within the banking industry. A summary of these significant accounting and reporting policies is presented below.

 Organization and Operations

 The Company is a one-bank holding company that owns 96.38% of the common stock of The Jefferson Bank (the Bank) of Biloxi, Mississippi. The Bank is a commercial bank and provides a full range of banking services through its offices in Harrison County, Mississippi. As a state chartered commercial bank, the Bank is subject to Federal and state regulations and undergoes periodic examinations by those regulatory authorities.

 Principles of Consolidation

 The consolidated financial statements of First Jefferson Corporation include the accounts of the Company and its subsidiary, The Jefferson Bank. All significant intercompany balances and transactions have been eliminated in consolidation.

 Trading Securities

 Trading account securities are carried at fair value. Fair values for the Company's trading account assets are based on quoted market prices where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. Gains or losses on the sale of trading account securities (based on the adjusted cost of the securities sold) and adjustments to fair value are reported currently as other income.

 Investment Securities

 Investment securities are those securities which the Company has the ability and intent to hold to maturity. These securities are stated at cost adjusted for amortization of premium and accretion of discount using a method that approximates the level yield method. Management periodically reviews its investment securities portfolio, and at its discretion, certain securities are sold, or transferred to the trading account, if they do not correspond to the Company's investment strategy. Gains or losses from the sale of these investment securities are computed from the adjusted cost of the specific security sold.
                                                              (Continued)

                   FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

Note 1: (Continued)

 In May, 1993, the Financial Accounting Standards Board issued Statement of
   Financial Accounting Standards No. 115 (SFAS 115), "Accounting For Certain Investments in Debt and Equity Securities". SFAS 115 is effective for fiscal years beginning after December 15, 1993, and requires that debt and equity securities be classified into one of three categories: held-to-maturity, available-for-sale, or trading. Investments classified as available-for-sale or trading are to be recorded at their fair value. Unrealized gains and losses for trading investments shall be included in current earnings, net of applicable income taxes. Unrealized gains and losses for available-for-sale investments shall be excluded from earnings and reported as a separate component of stockholders' equity, net of applicable income taxes. The Company has not determined the impact that the implementation of SFAS 115 will have on its consolidated financial statements.

 Loans

 Loans are stated at the principal amount outstanding. Unearned income on installment loans is recognized as income using a method that approximates the interest method. Interest on all other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The Bank's policy regarding recognition of loan fee income and origination costs is in compliance with Statement of Financial Accounting Standards No. 91, which requires that fees be deferred and that costs be capitalized and amortized over the lives of the respective loans.

 The Bank discontinues the accrual of interest on loans and recognizes income only as received when, in the judgment of management, the collection of interest, but not necessarily principal, is doubtful.

 Reserve for Possible Loan Losses

 The Bank provides for possible loan losses on the reserve method.
   Accordingly, all loan losses are charged to the reserve for possible loan losses and all recoveries are credited to it. The reserve for possible loan losses is based on the evaluation of the collectibility of loans, past loan loss experience and other factors which, in management's judgment, deserve consideration in estimating possible loan losses. Such other factors considered by management include changes in the nature and volume of the loan portfolio, current economic conditions that may affect a borrower's ability to pay, review of specific problem loans, and the relationship of the reserve for possible loan losses to outstanding loans.

                                                            (Continued)

                   FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

Note 1:  (Continued)

  Bank Premises and Equipment

  Bank premises and equipment are stated at cost less accumulated depreciation and amortization. Provisions for depreciation and amortization are computed principally using the straight-line method and charged to operating expenses over the estimated useful lives of the assets. Costs of major additions and improvements are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

  Other Real Estate

  Other real estate acquired through partial or total satisfaction of loans is carried at the lower of market or the recorded loan balance at date of acquisition (foreclosure). Any loss incurred at the date of acquisition is charged to the reserve for possible loan losses. Gains or losses incurred subsequent to the date of acquisition are reported in current operations. Related operating income and expenses are reported in current operations.

  Amortization

  The Company's costs in excess of equity in net Bank assets acquired are being amortized over forty years using the straight-line method.

  Income Taxes

  The Company and the Bank file consolidated income tax returns. The Company adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes", for the year ended December 31, 1993. The adoption of SFAS 109 did not have a material effect on net income. Under the liability method specified by SFAS 109, deferred tax assets and liabilities are determined based on the differences between the financial statement basis and income tax basis of assets and liabilities as measured by the enacted rates which are expected to be in effect when these differences reverse. Deferred income tax expense (benefit) is the result of changes in deferred tax assets and liabilities.


                                                                 (Continued)

                   FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


Note 1:  (Continued)

  Statements of Cash Flows

  In the accompanying consolidated statements of cash flows, the Company and subsidiary have defined cash equivalents as those amounts included in the consolidated statement of condition caption "Cash and Due from Banks". The following supplemental disclosures are made related to the consolidated statements of cash flows:

                                                        1993               1992                 1991
                                                        ----               ----                 ----
          Interest paid                             $ 912,516           $1,062,512         $ 1,615,348
          Federal income taxes
            paid                                       87,000                6,200               8,500
          Other real estate
            acquired in noncash
            foreclosures                              101,000                    -             242,000
                                                    =========           ==========         ===========

Note 2:   Investment Securities

  A summary of investment securities at book value and market value at December 31, follows:


                                                           Gross unrealized
                                         Book          -----------------------         Market
                                         value          Gain            Loss           value
                                      -----------      --------       --------       ----------
December 31, 1993:
   U.S. Treasury                      $ 3,172,349      $      -       $  9,795       $3,162,554
   U.S. Government agencies
    and corporations                    2,248,750         6,875            625        2,255,000
   Mortgage backed investments          2,115,908        84,944            230        2,200,622
                                      -----------      --------       --------       ----------
                                      $ 7,537,007      $ 91,819       $ 10,650        7,618,176
                                      ===========      ========       ========       ==========

December 31, 1992:
   U.S. Treasury                      $   500,318      $      -       $      6       $  500,312
   U.S. Government agencies
    and corporations                      490,595             -          1,845          488,750
   Mortgage backed investments          2,993,572        99,181         19,062        3,073,691
   Other                                  100,000             -              -          100,000
                                      -----------      --------       --------       ----------
                                      $ 4,084,485      $ 99,181       $ 20,913       $4,162,753
                                      ===========      ========       ========       ==========

                                                                (Continued)

                   FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

Note 2:  (Continued)

 The following is a summary, by contractual maturity date, of the future maturities of investment securities at December 31, 1993. Actual maturities may differ from contractual maturities because borrowers have the right to call or prepay certain obligations with, or without, call or prepayment penalties.


                                                         Book               Market
                                                         value              value
                                                       -----------        -----------
     One year or less                                  $ 1,172,505        $ 1,167,085
     Over one through five years                         2,749,844          2,746,719
     Over five through ten years                         1,498,750          1,503,750
     Mortgage backed securities                          2,115,908          2,200,622
                                                       -----------        -----------
                                                       $ 7,537,007        $ 7,618,176
                                                       ===========        ===========


    Investment securities having a book value of approximately $3,545,000 and $2,383,000 and a market value of approximately $3,595,000 and $2,430,000 at December 31, 1993 and 1992, respectively, were pledged to secure public and trust deposits, short-term borrowings and for other purposes required or permitted by law.

    The following is a summary of gross realized gains and losses on investment security transactions:

                                                            1993             1992               1991
                                                            ----             ----               ----
      Gross realized gains                                 $53,771          $44,834          $ 38,405
      Gross realized losses                                      -           (1,026)                -
                                                           -------         --------          --------
                                                           $53,771         $ 43,808          $ 38,405
                                                           =======         ========          ========

Note 3:  Loans

  The Bank's loan portfolio includes commercial, consumer and residential loans primarily in and around the Bank's market area of Harrison County, Mississippi. The composition of the Bank's loan portfolio at December 31, 1993 and 1992, follows:

                                                                  1993                  1992
                                                                  ----                  ----
        Residential real estate                               $  8,248,448          $  6,592,300
        Commercial, financial
          and agricultural                                       4,807,309             3,869,908
        Non-residential real estate                              3,309,507             4,185,596
        Construction and land
          development                                            3,259,241             1,674,540
        Consumer, individual and
          other                                                  2,957,728             2,404,370
                                                              ------------          ------------

                                                              $ 22,582,233          $ 18,726,714
                                                              ============          ============

                                                                     (Continued)

                   FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

Note 3:   (Continued)

 The Bank has made, and expects to continue to make, in the ordinary course of business, loans to directors and executive officers of the Company and Bank and their affiliates. In the opinion of management, these transactions were made on substantially the same terms as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or contain other unfavorable features. Activity of loans to directors, executive officers and their affiliates for the year ended December 31, 1993, follows:

        Principal outstanding at January 1          $673,602
        Advances                                      99,637
        Repayments                                  (198,548)
                                                    ---------

        Principal outstanding at December 31        $ 574,691
                                                    =========


Note 4:   Reserve for Possible Loan Losses

 Transactions in the reserve for possible loan losses are summarized as follows:

                                                            1993                  1992             1991
                                                          ---------             --------         --------
        Balance at January 1                               $273,450            $ 170,132        $ 253,942


        Loans charged-off                                      (897)             (10,177)        (174,810)
        Recoveries                                            6,600               17,837           28,104
                                                          ---------             --------         --------
               Net (charge-offs)
                 recoveries                                   5,703                7,660         (146,706)
                                                          ---------             --------         --------
        Provision for possible loan
           losses                                            93,604               95,658           62,896
                                                          ---------             --------         --------

        Balance at December 31                            $ 372,757             $273,450         $170,132
                                                          =========             ========         ========

Note 5:   Bank Premises and Equipment

  A summary of bank premises and equipment follows:

                                                               1993                         1992
                                                            -----------                  -----------
          Land                                              $   277,775                  $   277,775
          Buildings                                             995,335                      941,247
          Furniture, fixtures and equipment                   1,453,358                    1,277,431
                                                            -----------                  -----------
                                                              2,726,468                    2,496,453
          Less accumulated depreciation                      (1,570,158)                  (1,475,322)
                                                            -----------                  -----------
                                                            $ 1,156,310                  $ 1,021,131
                                                            ===========                  ===========

                                                                     (Continued)

                   FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

Note 5:  (Continued)

   Depreciation expense amounted to $95,317, $159,316 and $160,374 for the years ended December 31, 1993, 1992 and 1991.

Note 6:  Other Assets

   A summary of other assets follows:

                                                               1993           1992
                                                            ---------      ----------
         Company's cost in excess of equity in
              net Bank assets acquired, less
              accumulated amortization of $231,296
              and $212,392                                $  524,805       $  543,709

         Cash surrender value of life insurance              531,668          107,659

         Other real estate                                   122,572          289,610

         Deferred income tax                                 147,025          157,475

         Other assets                                         32,254           49,173
                                                          ----------       ----------
                                                          $1,358,324       $1,147,626
                                                          ==========       ==========

Note 7:  Deposits

   The following is a summary of deposits at December 31, 1993 and 1992:

                                                             1993             1992
                                                         -----------       ----------
         Non-interest bearing                            $12,154,579       $6,476,015

         Interest bearing:
              Money market accounts                        5,232,304        4,979,504
              NOW accounts                                 5,297,892        2,179,580
              Savings accounts                             4,643,265        3,298,552
              Time deposits of $100,000 or more            3,870,623        3,215,580
              Other time deposits                          8,474,283        9,062,219
                                                         -----------      -----------
                 Total interest bearing                   27,518,367       22,735,435
                                                         -----------      -----------

                 Total deposits                          $39,672,946      $29,211,450
                                                         ===========      ===========

                   FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

Note 8:  Notes Payable

   A summary of notes payable follows:

                                                                     1993                      1992
                                                                    ------                    ------
        Note payable to a commercial bank with
         interest payable semi-annually at 1/4%
         above the lender's prime rate; secured
         by 106,799 common shares of the Bank;
         minimum annual principal payments are
         as follows:

          Year               Amount
          ----               ------

          1994             $110,000
          1995              125,000
          1996              135,000
          1997              150,000
          1998              131,000                                 $651,000                  $806,000
                            =======

        Line of credit with a commercial bank
         for $100,000; repayment is due
         annually on July 20; interest payable
         semi-annually at 1/4% above the lender's
         prime rate; secured by the 106,799
         common shares of the Bank currently held
         by the lender as collateral for another
         note payable                                                 12,500                    50,000

        Note payable to a commercial bank with
         interest payable semi-annually at 1%
         above the lender's prime rate; due on
         demand with a maturity date of April 10,
         1994; secured by 9,000 shares of the
         common stock of the Company, 9,000 shares
         of the preferred stock of the Company and
         6,899 shares of the Bank's common stock
         and continuing guaranties of certain
         directors of the Company                                     68,000                   119,000




                                                                     (Continued)

                   FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

Note 8: (Continued)

                                                                       1993             1992
                                                                    ---------        ----------
        Note payable to the Resolution Trust
         Corporation as receiver for a savings
         bank; interest payable semi-annually
         at the lender's prime rate; secured
         by 5,682 shares of treasury stock;
         principal balance paid in full
         during 1993                                                $       -        $   44,320
                                                                    ---------        ----------
                                                                    $ 731,500        $1,019,320
                                                                    =========        ==========

Future maturities of the Company's notes payable at December 31,1993, are as follows:

         1994                                                       $ 190,500
         1995                                                         125,000
         1996                                                         135,000
         1997                                                         150,000
         1998                                                         131,000
                                                                      -------
                                                                    $ 731,500
                                                                      =======

 There are various debt covenants relating to loans from commercial banks which require the Company and the Bank to maintain certain capital, operating and reserve ratios, and require prior approval for merger, issuance of additional stock or redemption of outstanding stock. At December 31, 1993, the Company and the Bank were substantially in compliance with these debt covenants.

Note 9:  Debentures

 The Company has outstanding debentures totaling $500,000 at December 31, 1993 and 1992, which are mandatorily convertible into common stock of the Company upon their maturity at December 31, 1999. The number of shares of common stock that will be issued upon conversion of the debentures is calculated by dividing the face amount of the debentures by a divisor, calculated by multiplying 1.55 times the Company's book value per common share at the date of conversion. The debentures bear interest at 10%, payable semi-annually on January 15 and July 15. The debentures are subordinated to the rights of other creditors of the Company.

                   FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


Note 10: Employee Benefit Plans

       The Bank has an Employee Stock Ownership Plan (ESOP) covering substantially all full-time employees of the Bank. The ESOP owns 6,308 shares of common stock of the Company at December 31, 1993, as its primary asset. During 1993, the Company, at the discretion of the Company's Board of Directors, contributed 4,000 shares of its treasury stock to the ESOP. This contribution was valued at the appraised value of the stock as of December 31, 1992 of $25 per share. Contributions to this plan amounted to $100,000 in 1993, $16,000 in 1992 and $16,000 in 1991.

       The Bank also has non-qualified deferred retirement agreements for the benefit of certain officers and directors. The Bank has also purchased life insurance policies on the covered individuals to assist in funding these retirement benefits. The following is a summary of expense under these agreements.

                                                 1993             1992            1991
                                              ---------        ---------       ---------
         Retirement expense                   $  52,042        $  43,563       $  39,803
         Life insurance premiums paid           426,489           15,681          15,033
         Increase in cash value of life
            insurance                          (424,009)         (16,165)        (15,801)
                                              ---------        ---------       ---------
                   Net expense                $  54,522        $  43,079       $  39,035
                                              =========        =========       =========

       Other assets include cash value of life insurance of $531,668 and $107,659 at December 31, 1993 and 1992. Other liabilities include deferred compensation payable of $152,839 and $124,797 at December 31, 1993 and 1992.

       As discussed in note 16 to the consolidated financial statements, certain prior period adjustments were recorded in 1993 to correct the recording of deferred retirement expense and cash value of life insurance.

Note 11: Income Taxes

       The components of income tax expense are as follows:

                                                         1993             1992             1991
                                                      ---------        ---------        ---------
         Current income taxes                         $ 220,050        $  64,400        $   1,500
         Deferred income taxes                           10,450           44,600           17,000
                                                      ---------        ---------        ---------
                                                      $ 230,500        $ 109,000        $  18,500
                                                      =========        =========        =========

                                                                     (Continued)

                  FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                  Notes to Consolidated Financial Statements



Note 11:  (Continued)

  The differences between actual income tax expense and expected tax expense are summarized as follows:

                                       1993         1992        1991
                                       ----         ----        ----
    Amounts computed using the
      statutory rate on income
      before income taxes           $ 241,000    $ 120,200    $ 34,600
    Increase (decrease)
      resulting from:
      Tax exempt loan income,
        net of disallowed
        interest deduction            (21,500)     (22,600)    (19,800)
      Goodwill amortization             6,400        6,400       6,400
      Net life insurance expense        4,000        2,500       2,400
      Net operating loss
        carryforward                        -            -      (6,300)
      Other, net                          600        2,500       1,200
                                     --------     --------     -------

                                    $ 230,500    $ 109,000    $ 18,500
                                     ========     ========     =======


The Company and subsidiary adopted SFAS 109 in 1993. The adoption of SFAS 109 did not have a material effect on net income for 1993. Deferred income tax information for 1992 and 1991, has been presented using the liability method as required by FASB 109. The use of the liability method did not change income tax expense presented for 1992 and 1991, after restatements to correct previously recorded income taxes, as discussed in note 16 to the consolidated financial statements.

Components of deferred income tax expense (benefit) are as follows:


                                       1993         1992        1991
                                       ----         ----        ----

    Provision for loan losses       $ (33,700)   $ (31,400)   $ 25,500
    Depreciation                        6,900      (21,000)    (33,100)
    Deferred retirement expense       (10,900)      (8,000)     (6,700)
    Other real estate                  17,200      100,800      11,400
    Concessionary interest             35,200        2,600       2,300
    Writedown of trading
      securities                       (6,600)      (1,200)          -
    Cash to accrual conversion          1,300        1,300      16,000
    Other, net                          1,050        1,500       1,600
                                     --------     --------     -------

                                    $  10,450    $  44,600    $ 17,000
                                     ========     ========     =======


                                                           (Continued)

                   FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

Note 11:  (Continued)

  The components of the recorded net deferred tax asset, included in other assets, at December 31, 1993 and 1992, consist of the following:

                                               1993      1992
                                             --------- ---------
         Reserve for possible loan losses    $ 95,200  $  61,500
         Depreciation                         (31,300)   (24,400)
         Deferred retirement expense           53,300     42,400
         Other real estate                     23,700     40,900
         Concessionary interest                18,700     53,900
         Writedown of trading securities        7,800      1,200
         Cash to accrual conversion           (17,800)   (16,500)
         Other, net                            (2,575)    (1,525)
                                             --------- ---------

                                             $147,025  $ 157,475
                                             ========= =========


  Other liabilities include income taxes payable of $188,881 and $56,598 at December 31, 1993 and 1992.

Note 12:  Non Qualified Stock Options

  On February 20, 1985, the Company granted non qualified stock options to certain officers and directors for the purchase of common and preferred stock. One series of options was granted to purchase 12,602 common shares of the Company at $26.00 per share. The second series of options was granted to purchase 9,000 "units" of Company stock at $20.00 per "unit". A "unit" is defined as one share of common and one share of $5.00 par value preferred stock. The options are exercisable at the discretion of the holders. Since the grant of the options did not result in an option price that was less than the value of the stock at the grant date, no expense was recorded regarding these options.

Note 13:  Earnings Per Share

  Primary earnings per share calculations are based on the weighted average number of shares outstanding during each year. The treasury method is used to compute the effect of stock options on the weighted average number of shares outstanding. Since there is no established market for the Company's common stock, the appraised value of the Company's stock, owned by the ESOP, was used in the application of the treasury method.

                                                                     (Continued)

                   FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


Note 13:  (Continued)

  The weighted average number of shares outstanding, used to compute primary earnings per share, was determined as follows:

                                             1993               1992                 1991
                                            ------             -------              ------
          Common stock - weighted
            average number of shares
            outstanding                     84,613              84,438              84,438

          Option to purchase 9,000
            units, consisting of one
            share of preferred stock
            and one share of common
            stock per unit - the
            assumed price of the common
            stock option is
            $15.00 per share                 3,600               3,600               3,375

          Option to purchase 12,602
            common shares at $26.00
            per share - no effect on
            share equivalents since the
            option price exceeded the
            ESOP appraisal price                 -                   -                   -
                                            ------             -------              ------

                                            88,213              88,038              87,813
                                            ======             =======              ======

  Fully diluted earnings per share is based on the assumed conversion of the Company's debentures which are mandatorily convertible upon maturity at December 31, 1999. The effect of this conversion would be anti-dilutive in 1991, and as a result, fully diluted earnings per share equals primary earnings per share. Earnings used in the computation of fully diluted earnings per share in 1993 and 1992 have been adjusted to give effect to interest expense on these debentures, net of income taxes. The weighted average number of shares outstanding, used to compute fully diluted earnings per share was 107,813 in 1993 and 107,638 in 1992.

Note 14:  Commitments and Contingencies

  The Company, in the normal course of business, is a defendant in certain legal claims. Management and legal counsel are of the opinion that these actions will not have a material effect on the Company's consolidated financial position.

                                                                     (Continued)

                   FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

Note 14:  (Continued)

 The consolidated financial statements do not reflect various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. The Bank makes commitments to extend credit and issues standby and commercial letters of credit in the normal course of business to fulfill the financing needs of its customers.

 Commitments to extend credit are agreements to lend money to customers pursuant to certain specified conditions and generally have fixed expiration dates or other termination clauses. Since many of these commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. When making these commitments, the Bank applies the same credit policies and standards as it does in the normal lending process. Collateral is obtained based upon the Bank's assessment of a customer's credit worthiness.

 Standby and commercial letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.
   When issuing letters of credit, the Bank applies the same credit policies and standards as it does in the normal lending process. Collateral is obtained based upon the Bank's assessment of a customer's credit worthiness.

 The maximum credit exposure in the event of nonperformance for loan commitments and standby letters of credit is represented by the contract amount of the instruments.

  A summary of commitments and contingent liabilities at December 31, 1993, is as follows:

  Commitments to extend credit       $1,506,000
  Standby letters of credit             230,000
                                     ----------

                                     $1,736,000
                                     ==========


Note 15:  Regulatory Matters

 Federal banking regulations require that the Bank maintain certain cash reserves based on a percent of deposits. This requirement was approximately $165,000 at December 31, 1993.

 The ability of the Company to service its debt and to pay future dividends is dependent upon dividends to be paid to the Company by the Bank. The Bank is subject to dividend restrictions as imposed by Federal and state regulatory authorities. These restrictions are not anticipated to have a material effect on the ability of the Bank to pay dividends to the Company.

                                                                     (Continued)

                   FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

Note 15:  (Continued)

 The Bank is required to maintain minimum amounts of capital to average assets and to average "risk weighted assets", as defined and determined by banking regulators. The Bank's regulatory capital was in excess of minimum capital levels required by regulatory authorities at December 31, 1993.

Note 16:  Prior Period Adjustment

 During 1993, the Company retroactively restated its 1992 and 1991 financial statements to correct certain accounting errors. The following is a summary of the net effect of these adjustments:

                                      Effect on Previously Reported
                                    -------------------------------------
                                 January 1, 1991         Net Income
                                    Retained      -----------------------
                                    Earnings        1992           1991
                                  -----------     ---------     ---------
   Correction of accrual for
     deferred retirement expense
     and correction of cash
     value of life insurance      $  (15,212)     $  (17,889)   $  (13,855)

   Correction of recognition of
     deferred gain on property
     sales refinanced by the Bank    (36,657)         (7,389)      (20,533)

     Income tax provision            (25,195)          8,014        14,773

     Minority interest                 1,875             615           997
                                   ---------       ---------     ---------

                                  $  (75,189)     $  (16,649)   $  (18,618)
                                   ==========      =========     =========

Note 17:  Summarized Financial Information of First Jefferson Corporation

  Summarized financial information of First Jefferson Corporation (parent company only) is as follows:

                           STATEMENTS OF CONDITION


             ASSETS                      1993               1992
                                      ----------         -----------
      Cash                            $   47,842         $   127,782
      Investments in subsidiary        3,314,479           2,971,920
      Other assets                        33,900              32,823
                                       ---------          ----------
                                      $3,396,221         $ 3,132,525
                                       =========          ==========

                                                                     (Continued)

                   FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


Note 17:   (Continued)
- ----------------------

                            STATEMENTS OF CONDITION

                                                                                            1993                      1992
                                                                                            ----                      ----
       Liabilities and Stockholders' Equity
       Notes payable                                                                    $    731,500              $  1,019,320
       Debentures                                                                            500,000                   500,000
       Other Liabilities                                                                      44,022                    47,004
       Stockholders' equity                                                                2,120,699                 1,566,201
                                                                                           ---------                 ---------
                                                                                        $  3,396,221              $  3,132,525
                                                                                           =========                 =========




                             STATEMENTS OF INCOME



                                                                       1993                   1992                     1991
                                                                       ----                   ----                     ----
       Income:
          Dividends received from
            subsidiary                                            $   273,119             $  260,335                $  188,278
          Equity in undistributed
            earnings of subsidiary                                    361,463                 75,030                    11,894
          Other income                                                    575                      -                         -
                                                                    ---------              ---------                  ---------
                  Total income                                        635,157                335,365                   200,172
                                                                    ---------              ---------                  ---------

       Expenses:
          Interest                                                    106,497                120,590                   154,748
          ESOP contribution                                           100,000                      -                         -
          Other expenses                                               55,662                 28,780                    32,321
                                                                   ----------              ---------                  --------
                  Total expenses                                      262,159                149,370                   187,069
                                                                   ----------              ---------                  --------

                  Income before
                    income taxes                                     372,998                185,995                     13,103

          Income tax benefit                                          81,500                 46,000                     62,500
                                                                   ---------               --------                   --------

                  Net income                                      $  454,498              $  231,995                 $  75,603
                                                                   =========               =========                  ========




                                                                     (Continued)

                   FIRST JEFFERSON CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


Note 17: (Continued)

                            STATEMENTS OF CASH FLOWS

                                                                      1993                    1992                      1991
                                                                     -------                 -------                   -------
   Cash flows from operating
         activities:
         Net income                                               $  454,498              $  231,995                $   75,603
         Adjustments to reconcile
           net income to net cash
           provided by operating
           activities:
           Equity in undistributed
            earnings of subsidiary                                  (361,463)                (75,030)                  (11,894)
           Amortization                                               18,904                  18,904                    18,904
           Contribution of treasury
            stock to ESOP                                            100,000                       -                         -
           Deferred income taxes                                       1,000                     800                    (1,000)
           (Increase) decrease in:
             Dividends due from
              subsidiary bank                                              -                       -                    79,030
             Due from subsidiary                                      (1,077)                 (2,583)                   46,760
           Decrease in accrued
            interest payable                                          (3,982)                 (3,762)                  (47,229)
                                                                     -------                 -------                   -------
            Net cash provided
              by operating
              activities                                             207,880                 170,324                   160,174
                                                                     -------                 -------                   -------


   Cash flows from financing
        activities:
           Principal payments on
             notes payable                                          (287,820)               (188,773)                 (256,773)
           Proceeds from notes
             payable                                                       -                  60,000                   170,000
                                                                     -------                --------                   -------
             Net cash used in
               financing
               activities                                           (287,820)               (128,773)                  (86,773)
                                                                     -------                 -------                   -------

             Net increase
               (decrease)
               in cash                                               (79,940)                 41,551                    73,401

   Cash at January 1                                                 127,782                  86,231                    12,830
                                                                     -------                 -------                   -------

   Cash at December 31                                            $   47,842              $  127,782                $   86,231
                                                                     =======                 =======                   =======

                                                                       EXHIBIT A





                         AGREEMENT AND PLAN OF MERGER

                                      OF

                       SOUTHTRUST OF MISSISSIPPI, INC.

                                     AND

                         FIRST JEFFERSON CORPORATION

                                 JOINED IN BY

                            SOUTHTRUST CORPORATION

                                  ARTICLE I

                                  THE MERGER

Section 1.1      Consummation of Merger; Closing Date  . . . . . . . . . . . 2
Section 1.2      Effect of Merger  . . . . . . . . . . . . . . . . . . . . . 2
Section 1.3      Further Assurances  . . . . . . . . . . . . . . . . . . . . 3
Section 1.4      Directors and Officers  . . . . . . . . . . . . . . . . . . 3


                                  ARTICLE II

                  CONVERSION OF CONSTITUENTS' CAPITAL SHARES

Section 2.1      Manner of Conversion of Company Shares  . . . . . . . . . . 3
Section 2.2      Company Stock Options and Related Matters . . . . . . . . . 5
Section 2.3      Fractional Shares . . . . . . . . . . . . . . . . . . . . . 5
Section 2.4      Capital Stock of ST-Sub . . . . . . . . . . . . . . . . . . 6
Section 2.5      Effectuating Conversion   . . . . . . . . . . . . . . . . . 6
Section 2.6      Laws of Escheat . . . . . . . . . . . . . . . . . . . . . . 8


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1      Corporate Organization  . . . . . . . . . . . . . . . . . . 8
Section 3.2      Capitalization  . . . . . . . . . . . . . . . . . . . . . . 9
Section 3.3      Financial Statements; Filings. . . . . . . . . . . . . . . 10
Section 3.4      Loan Portfolio . . . . . . . . . . . . . . . . . . . . . . 11
Section 3.5      Certain Loans and Related Matters. . . . . . . . . . . . . 12
Section 3.6      Authority; No Violation. . . . . . . . . . . . . . . . . . 12
Section 3.7      Consents and Approvals . . . . . . . . . . . . . . . . . . 13
Section 3.8      Broker's Fees. . . . . . . . . . . . . . . . . . . . . . . 14
Section 3.9      Absence of Certain Changes or Events . . . . . . . . . . . 14
Section 3.10     Legal Proceedings; Etc . . . . . . . . . . . . . . . . . . 14
Section 3.11     Taxes and Tax Returns. . . . . . . . . . . . . . . . . . . 14
Section 3.12     Employee Benefit Plans . . . . . . . . . . . . . . . . . . 15
Section 3.13     Title and Related Matters. . . . . . . . . . . . . . . . . 16
Section 3.14     Real Estate. . . . . . . . . . . . . . . . . . . . . . . . 17
Section 3.15     Environmental Matters. . . . . . . . . . . . . . . . . . . 18
Section 3.16     Commitments and Contracts. . . . . . . . . . . . . . . . . 20
Section 3.17     Regulatory Matters . . . . . . . . . . . . . . . . . . . . 20
Section 3.18     Registration Obligations . . . . . . . . . . . . . . . . . 20
Section 3.19     State Takeover Laws. . . . . . . . . . . . . . . . . . . . 21
Section 3.20     Insurance. . . . . . . . . . . . . . . . . . . . . . . . . 21
Section 3.21     Labor. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Section 3.22     Compliance with Laws . . . . . . . . . . . . . . . . . . . 21
Section 3.23     Transactions with Management . . . . . . . . . . . . . . . 22
Section 3.24     Accounting, Tax, Regulatory Matters. . . . . . . . . . . . 22
Section 3.25     Proxy Materials. . . . . . . . . . . . . . . . . . . . . . 22
Section 3.26     Deposit Insurance. . . . . . . . . . . . . . . . . . . . . 22
Section 3.27     Untrue Statements and Omissions. . . . . . . . . . . . . . 22

                                  ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                             SOUTHTRUST AND ST-SUB



Section 4.1      Organization and Related Matters of SouthTrust . . . . . . 23
Section 4.2      Organization and Related Matters of ST-Sub . . . . . . . . 23
Section 4.3      Capitalization . . . . . . . . . . . . . . . . . . . . . . 24
Section 4.4      Authorization. . . . . . . . . . . . . . . . . . . . . . . 24
Section 4.5      Financial Statements . . . . . . . . . . . . . . . . . . . 25
Section 4.6      Absence of Certain Changes or Events . . . . . . . . . . . 25
Section 4.7      Legal Proceedings, Etc . . . . . . . . . . . . . . . . . . 25
Section 4.8      Insurance. . . . . . . . . . . . . . . . . . . . . . . . . 26
Section 4.9      Consents and Approvals . . . . . . . . . . . . . . . . . . 26
Section 4.10     Proxy Materials. . . . . . . . . . . . . . . . . . . . . . 26
Section 4.11     No Broker's or Finder's Fees . . . . . . . . . . . . . . . 26
Section 4.12     Untrue Statements and Omissions. . . . . . . . . . . . . . 26

                                   ARTICLE V

                           COVENANTS AND AGREEMENTS

Section 5.1      Conduct of the Business of the Company . . . . . . . . . . 26
Section 5.2      Current Information  . . . . . . . . . . . . . . . . . . . 28
Section 5.3      Access to Properties; Personnel and Records  . . . . . . . 29
Section 5.4      Approval of the Company Shareholders . . . . . . . . . . . 30
Section 5.5      No Other Bids. . . . . . . . . . . . . . . . . . . . . . . 30
Section 5.6      Notice of Deadlines. . . . . . . . . . . . . . . . . . . . 30
Section 5.7      Affiliates . . . . . . . . . . . . . . . . . . . . . . . . 30
Section 5.8      Maintenance of Properties. . . . . . . . . . . . . . . . . 31
Section 5.9      Environmental Audits . . . . . . . . . . . . . . . . . . . 31
Section 5.10     Title Insurance. . . . . . . . . . . . . . . . . . . . . . 31
Section 5.11     Surveys. . . . . . . . . . . . . . . . . . . . . . . . . . 31
Section 5.12     Compliance Matters . . . . . . . . . . . . . . . . . . . . 31
Section 5.13     Exemption Under Anti-Takeover Statutes . . . . . . . . . . 31

                                  ARTICLE VI

                      ADDITIONAL COVENANTS AND AGREEMENTS

Section 6.1      Best Efforts; Cooperation  . . . . . . . . . . . . . . . . 32
Section 6.2      Regulatory Matters . . . . . . . . . . . . . . . . . . . . 32
Section 6.3      Other Matters. . . . . . . . . . . . . . . . . . . . . . . 32
Section 6.4      Indemnification. . . . . . . . . . . . . . . . . . . . . . 33
Section 6.5      Current Information. . . . . . . . . . . . . . . . . . . . 34
Section 6.6      Registration Statement . . . . . . . . . . . . . . . . . . 34
Section 6.7      Reservation of Shares. . . . . . . . . . . . . . . . . . . 34
Section 6.8      Consideration. . . . . . . . . . . . . . . . . . . . . . . 34
Section 6.9      Certain Company Indebtedness . . . . . . . . . . . . . . . 34
Section 6.10     Audit of Company Financial Statements. . . . . . . . . . . 35
Section 6.11     Redemption of Preferred Stock. . . . . . . . . . . . . . . 35
Section 6.12     Redemption or Repurchase of Debentures . . . . . . . . . . 35
Section 6.13     Directors Deferred Compensation Arrangement. . . . . . . . 35
Section 6.14     Salary Continuation Arrangements . . . . . . . . . . . . . 35

Section 6.15     Company Incentive Programs . . . . . . . . . . . . . . . . 36

                                  ARTICLE VII

                         MUTUAL CONDITIONS TO CLOSING

Section 7.1      Shareholder Approval . . . . . . . . . . . . . . . . . . . 36
Section 7.2      Regulatory Approvals . . . . . . . . . . . . . . . . . . . 36
Section 7.3      Litigation . . . . . . . . . . . . . . . . . . . . . . . . 37
Section 7.4      Proxy Statement and Registration Statement . . . . . . . . 37

                                 ARTICLE VIII

            CONDITIONS TO THE OBLIGATIONS OF SOUTHTRUST AND ST-SUB

Section 8.1      Representations and Warranties . . . . . . . . . . . . . . 37
Section 8.2      Performance of Obligations . . . . . . . . . . . . . . . . 37
Section 8.3      Certificate Representing Satisfaction of Conditions. . . . 37
Section 8.4      Absence of Adverse Facts . . . . . . . . . . . . . . . . . 37
Section 8.5      Opinion of Counsel . . . . . . . . . . . . . . . . . . . . 38
Section 8.6      Consents Under Agreements. . . . . . . . . . . . . . . . . 38
Section 8.7      Material Condition . . . . . . . . . . . . . . . . . . . . 38
Section 8.8      Matters Relating to Employment Agreements. . . . . . . . . 38
Section 8.9      Exercise of Company Options; Acknowledgment
                   of Option Conversion . . . . . . . . . . . . . . . . . . 38
Section 8.10     SouthTrust Shares Issuable in the Merger . . . . . . . . . 39
Section 8.11     Dissenters . . . . . . . . . . . . . . . . . . . . . . . . 39
Section 8.12     Redemption and/or Repurchase
                   of Preferred Stock and Debentures  . . . . . . . . . . . 39
Section 8.13     Certification of Claims. . . . . . . . . . . . . . . . . . 39

                                  ARTICLE IX

                   CONDITIONS TO OBLIGATIONS OF THE COMPANY

Section 9.1      Representations and Warranties . . . . . . . . . . . . . . 39
Section 9.2      Performance of Obligations . . . . . . . . . . . . . . . . 39
Section 9.3      Certificate Representing Satisfaction of Conditions. . . . 39
Section 9.4      Absence of Adverse Facts . . . . . . . . . . . . . . . . . 39
Section 9.5      Consents Under Agreements. . . . . . . . . . . . . . . . . 40
Section 9.6      Opinion of Counsel . . . . . . . . . . . . . . . . . . . . 40
Section 9.7      SouthTrust Shares. . . . . . . . . . . . . . . . . . . . . 40
Section 9.8      Tax Opinion. . . . . . . . . . . . . . . . . . . . . . . . 40
Section 9.9      Price of SouthTrust Shares . . . . . . . . . . . . . . . . 40


                                   ARTICLE X

                       TERMINATION, WAIVER AND AMENDMENT

Section 10.1     Termination. . . . . . . . . . . . . . . . . . . . . . . . 40
Section 10.2     Effect of Termination. . . . . . . . . . . . . . . . . . . 42
Section 10.3     Amendments . . . . . . . . . . . . . . . . . . . . . . . . 42
Section 10.4     Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . 42
Section 10.5     Non-Survival of Representations and Warranties . . . . . . 42

                                  ARTICLE XI

                                  DEFINITION


                                  ARTICLE XII

                                 MISCELLANEOUS

Section 12.1     Entire Agreement . . . . . . . . . . . . . . . . . . . . . 43
Section 12.2     Notices. . . . . . . . . . . . . . . . . . . . . . . . . . 43
Section 12.3     Severability . . . . . . . . . . . . . . . . . . . . . . . 44
Section 12.4     Costs and Expenses . . . . . . . . . . . . . . . . . . . . 45
Section 12.5     Captions . . . . . . . . . . . . . . . . . . . . . . . . . 45
Section 12.6     Counterparts . . . . . . . . . . . . . . . . . . . . . . . 45
Section 12.7     Governing Law. . . . . . . . . . . . . . . . . . . . . . . 45
Section 12.8     Persons Bound; No Assignment . . . . . . . . . . . . . . . 45
Section 12.9     Exhibits and Schedules . . . . . . . . . . . . . . . . . . 45
Section 12.10    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . 45
Section 12.11    Construction of Terms  . . . . . . . . . . . . . . . . . . 46

                         AGREEMENT AND PLAN OF MERGER
                                      OF
                        SOUTHTRUST OF MISSISSIPPI, INC.
                                      AND
                          FIRST JEFFERSON CORPORATION
                                 JOINED IN BY
                            SOUTHTRUST CORPORATION



                 This AGREEMENT AND PLAN OF MERGER, dated as of the 25th day of April, 1994 (this "Agreement"), by and between SouthTrust of Mississippi, Inc., a Mississippi corporation ("ST-Sub"), and First Jefferson Corporation, a Mississippi corporation and a registered bank holding company (the "Company"), and joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust").


                                WITNESSETH THAT:


                 WHEREAS, the respective Boards of Directors of ST-Sub and the Company deem it in the best interests of ST-Sub and of Company, respectively, and of their respective shareholders, that ST-Sub and Company merge pursuant to this Agreement in a transaction that qualifies as a reorganization pursuant to
Section 368 of the Internal Revenue Code of 1986 (the "Code") (the "Merger");

                 WHEREAS, the Boards of Directors of ST-Sub and the Company have approved this Agreement and have directed that this Agreement be submitted to their respective shareholders for approval and adoption in accordance with the laws of the State of Mississippi and the United States;

                 WHEREAS, SouthTrust, the sole shareholder of ST-Sub, will deliver, or cause to be delivered, to the shareholders of the Company the consideration to be paid pursuant to the Merger in accordance with the terms of this Agreement; and

                 WHEREAS, the Company currently owns 96.384% of the issued and outstanding capital stock of The Jefferson Bank, a Mississippi banking corporation ("Jefferson Bank").

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties agree that the Company will be merged with and into ST-Sub and that the terms and conditions of the Merger, the mode of carrying the Merger into effect, including the manner of converting the shares of common stock of the Company, par value $1.00 per share, into shares of common stock of SouthTrust, par value of $2.50 per share, shall be as hereinafter set forth.



                                   ARTICLE I

                                  THE MERGER


         Section 1.1 Consummation of Merger; Closing Date. (a) Subject to the provisions hereof, the Company shall be merged with and into ST-Sub (which has heretofore and shall hereinafter be referred to as the "Merger") pursuant to Article 11 of the Mississippi Business Corporation Act, and ST-Sub shall be the surviving corporation (sometimes hereinafter referred to as "Surviving Corporation" when reference is made to it after the Effective Time of the Merger (as defined below)). The Merger shall become effective on the date and at the time on which the Articles of Merger have been duly filed with the Secretary of State of Mississippi, unless a later date is specified in such Articles of Merger (such time is hereinafter referred to as the "Effective Time of the Merger"). Subject to the terms and conditions hereof, unless otherwise agreed upon by SouthTrust and the Company, the Effective Time of the Merger shall occur on the 10th business day following the later to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent (as defined below) of any Regulatory Authority (as defined below) having authority over the transactions contemplated under the Merger

Agreement and (ii) the date on which the shareholders of the Company, to the extent that their approval is required by applicable law, approve the transactions contemplated by this Agreement. As used in this Agreement, "Consent" shall mean a consent, approval or authorization, waiver, clearance, exemption or similar affirmation by any person or entity pursuant to any contract, permit, law, regulation or order, and "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission (the "FTC"), the United States Department of Justice (the "Justice Department"), the Board of Governors of the Federal Reserve System (the "FRB"), the Mississippi Department of Banking and Finance (the "Mississippi Department"), the Office of Thrift Supervision (the "OTS"), the Office of the Comptroller of the Currency (the "OCC"), the Federal Deposit Insurance Corporation (the "FDIC"), and all state regulatory agencies having jurisdiction over the parties and their respective bank subsidiaries, the National Association of Securities Dealers, Inc., all national securities exchanges and the Securities and Exchange Commission (the "SEC").

                          (b)     The closing of the Merger (the "Closing")
shall take place at the principal offices of the Company at 10:00 a.m. local time on the day that the Effective Time of the Merger occurs, or such other date and time and place as the parties hereto may agree (the "Closing Date"). Subject to the provisions of this Agreement, at the Closing there shall be delivered to each of the parties hereto the opinions, certificates and other documents and instruments required to be so delivered pursuant to this Agreement.

                          (c)     The location of the home office of the
Surviving Corporation shall be located at 845 Howard Avenue, Biloxi, Mississippi 39533.

         Section 1.2 Effect of Merger. (a) At the Effective Time of the Merger, the Company shall be merged with and into ST-Sub and the separate existence of the Company shall cease. The Articles of Incorporation and Bylaws of ST-Sub, as in effect on the date hereof and as otherwise amended prior to the Effective Time of the Merger, shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation until further amended as provided therein and in accordance with applicable law. The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the laws of the State of Mississippi and shall thereupon and thereafter possess all other privileges, immunities and franchises of a private, as well as of a public nature, of each of the constituent corporations. All property (real, personal and mixed) and all debts on whatever account, including subscriptions to shares, and all choses in action, all and every other interest, of or belonging to or due to each of the constituent corporations so merged shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The title to any real estate, or any interest therein, vested in any of the constituent corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the constituent corporations so merged and any claim existing or action or proceeding pending by or against either of the constituent corporations may be prosecuted as if the Merger had not taken place or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of any constituent corporation shall be impaired by the Merger.

         Section 1.3 Further Assurances. From and after the Effective Time of the Merger, as and when requested by the Surviving Corporation, the officers and directors of the Company last in office shall execute and deliver or cause to be executed and delivered in the name of the Company such deeds and other instruments and take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or confirm of record or otherwise to the Surviving Corporation title to and possession of all of the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Company.

         Section 1.4 Directors and Officers. From and after the Effective Time of the Merger, the directors of the Surviving Corporation shall be those persons theretofore serving as directors of ST-Sub and the officers of the Surviving Corporation shall be those persons who are serving in such capacity immediately prior to the Effective Time of the Merger, and such additional persons, in each case, as SouthTrust, at or prior to the Effective Time of the Merger, shall designate in writing.





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
                                  ARTICLE II

                  CONVERSION OF CONSTITUENTS' CAPITAL SHARES


         Section 2.1 Manner of Conversion of Company Shares. Subject to the provisions hereof, as of the Effective Time of the Merger and by virtue of the Merger and without any further action on the part of the holder of any shares of common stock of the Company, par value $1.00 (the "Company Shares"):

         (a) All Company Shares which are held by the Company as treasury stock, if any, shall be canceled and retired and no consideration shall be paid or delivered in exchange therefor.

         (b) All Company Shares held by each person as qualifying director's shares and subject to those certain Stock Sale and Repurchase Agreements, as described in more detail in Disclosure Schedule 2.1(b) of the Agreement, shall be repurchased by the Surviving Corporation (and, by virtue of executing the Agreement, the Company consents to such repurchase) in exchange for a purchase price of $1.00 per share in cash.

         (c) Subject to the terms and conditions of this Agreement, including, without limitation, Section 2.3 hereof and except with regard to Dissenting Company Shares (as hereinafter defined) and qualifying director's shares (as described in Section 2.1(b) above, each Company Share outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive 2.967 shares of common stock of SouthTrust (and the rights associated therewith issued pursuant to a Rights Agreement dated February 22, 1989 between SouthTrust and Mellon Bank, N.A.) (together, the "SouthTrust Shares") (such fraction, as may be adjusted, as provided herein, being hereinafter referred to as the "Conversion Ratio") and, provided that the Effective Time of the Merger, following a diligent and good faith effort by SouthTrust and the Company to consummate the transactions contemplated by this Agreement, occurs after September 15, 1994, each Company Share outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive, in addition to the SouthTrust Shares described above, such amount per share in cash or its equivalent as shall be produced by (i) multiplying the per share amount of all cash dividends declared and paid by SouthTrust between January 1, 1994 and the Effective Time of the Merger (provided that the record dates of such dividends are prior to September 16, 1994) by 2.967, (ii) dividing the resulting amount by the number of Company Shares outstanding immediately prior to the Effective Time of the Merger and (iii) reducing such per share amount by the per share amount of any dividend payable (in accordance with the provisions of this Agreement, including, without limitation, Section 5.1(b)(ii) hereof) in cash or its equivalent with respect to the Company Shares where the record date of any such dividend is on or before the Effective Time of the Merger (the "Contingent Per Share Cash Amount"). The Conversion Ratio, including the number of SouthTrust Shares issuable in the Merger, shall be subject to an appropriate adjustment in the event of any stock split, reverse stock split, dividend payable in SouthTrust Shares, reclassification or similar distribution whereby SouthTrust issues SouthTrust Shares or any securities convertible into or exchangeable for SouthTrust Shares without receiving any consideration in exchange therefor, provided that the record date of such transaction is a date after the date of the Agreement and prior to the Effective Time of the Merger.

         (d) Each outstanding Company Share, the holder of which has demanded and perfected his demand for payment of the "fair or appraised" value of such share in accordance with Article 13 of the Mississippi Business Corporation Act (the "Dissent Provisions"), to the extent applicable, and has not effectively withdrawn or lost his right to such appraisal (the "Dissenting
                 Company Shares"), shall not be converted into or represent a right to receive the SouthTrust Shares and the Contingent Per Share Cash Amount issuable in the
                 Merger but the holder thereof shall be entitled only to such rights as are granted by the Dissent
                 Provisions. The Company shall give SouthTrust prompt notice upon receipt by the Company of any written objection to the Merger and any written demands for payment of the fair or appraised value of Company Shares, and of withdrawals of such demands, and any other instruments provided to the Company pursuant to the Dissent Provisions (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Each Dissenting Shareholder who becomes entitled, pursuant to the Dissent Provisions, to payment of fair value for any Company Shares held by such Dissenting Shareholder shall receive payment therefor from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or at the times and in the amounts required by the Dissent Provisions) and all of such Dissenting Shareholder's Company Shares shall be canceled. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of SouthTrust, voluntarily make any payment with respect to, or settle or offer to settle, any demand for payment by any Dissenting Shareholder. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right to demand payment of fair or appraised value, Company Shares held by such Dissenting Shareholder shall thereupon be deemed to have been converted into the right to receive the consideration to be issued in the Merger as provided by this Agreement.

         Section 2.2 Company Stock Options and Related Matters. As of the Effective Time of the Merger, each holder of any right to purchase Company Shares and shares of preferred stock of the Company evidenced by option agreements of the Company (the "Company Options"), which agreements are more fully described on Disclosure Schedule 2.2 hereto and are outstanding as of the Effective Time of the Merger, shall have executed an instrument, substantially in the form annexed hereto as Exhibit 2.2, pursuant to which each such holder shall have canceled and terminated all Company Options held by such holder, and in exchange therefor, SouthTrust shall issue to each holder of each such Company Option such number of SouthTrust Shares as shall be produced by dividing 34,563 SouthTrust Shares by the aggregate number of Company Shares subject to all such Company Options and then multiplying such result by the number of Company Shares subject to each Company Option held by each such holder.

         Section 2.3 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of Company Shares and each holder of Company Options converted pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a SouthTrust Share (after taking into account all certificates delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of such SouthTrust Share, multiplied by the market value of one SouthTrust Share at the Effective Time of the Merger. The market value of one SouthTrust Share at the Effective Time of the Merger shall be the last sales price of such SouthTrust Shares, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System-National Market System ("NASDAQ") on the last business day preceding the Effective Time of the Merger, or, if the SouthTrust Shares hereafter become listed for trading on any national securities exchange registered under the Securities Exchange Act of 1934, the last sale price of such SouthTrust Shares on the applicable date as reported on the principal securities exchange on which the SouthTrust Shares are then listed for trading. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.

         Section 2.4 Capital Stock of ST-Sub. The shares of common stock, par value $____, of ST-Sub issued and outstanding immediately prior to the Effective Time of the Merger shall remain outstanding and unchanged after the Merger and shall thereafter constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

         Section 2.5 Effectuating Conversion (a) As soon as practicable following the Closing Date, SouthTrust, on behalf of ST-Sub, shall send or cause to be sent to each former holder of record of Company Shares transmittal materials (the "Letter of Transmittal") for use in exchanging their certificates formerly representing Company Shares for the consideration provided for in this Agreement. The Letter of Transmittal will contain instructions with respect to the surrender of certificates representing Company Shares and the receipt of the consideration contemplated by this Agreement and will require each holder of Company Shares to demonstrate good and marketable title to such Company Shares, free and clear of all liens, claims and encumbrances. Amounts that would have been payable to Dissenting Shareholders for Company Shares but for the fact of their dissent in accordance with the provisions of Section 2.1(d) hereof, shall be administered in accordance with the Dissent Provisions.

                 (b) At the Effective Time of the Merger, the stock transfer books of the Company shall be closed as to holders of Company Shares immediately prior to the Effective Time of the Merger and no transfer of Company Shares by any such holder shall thereafter be made or recognized and each outstanding certificate formerly representing Company Shares shall, without any action on the part of any holder thereof, no longer represent Company Shares. If, after the Effective Time of the Merger, certificates are properly presented to SouthTrust, such certificates shall be exchanged for the consideration contemplated by this Agreement into which Company Shares represented thereby were converted in the Merger.

                 (c) In the event that any holder of Company Shares is unable to deliver the certificate which represents such holder's Company Shares, SouthTrust, in the absence of actual notice that any Company Shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, may, in its discretion, deliver to such holder the consideration contemplated by this Agreement and the amount of cash representing fractional SouthTrust Shares to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of all of the following:

                 (i)      An affidavit or other evidence to
                          the reasonable satisfaction of
                          SouthTrust that any such certificate
                          has been lost, wrongfully taken or
                          destroyed;

                 (ii)     Such security or indemnity as may be
                          reasonably requested by SouthTrust to
                          indemnify and hold SouthTrust
                          harmless; and

                 (iii)    Evidence to the satisfaction of
                          SouthTrust that such holder is the
                          owner of Company Shares theretofore
                          represented by each certificate
                          claimed by such holder to be lost,
                          wrongfully taken or destroyed and
                          that such holder is the person who
                          would be entitled to present each
                          such certificate for exchange
                          pursuant to this Agreement.

                 (d) In the event that the delivery of the consideration contemplated by this Agreement and the amount of cash representing fractional SouthTrust Shares are to be made to a person other than the person in whose name any certificate representing Company Shares surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such certificate surrendered or establish to the satisfaction of SouthTrust that such tax has been paid or is not applicable.

                 (e) From and after the Effective Time of the Merger, SouthTrust shall be entitled to treat any certificates representing Company Shares that have not been surrendered for exchange as evidencing ownership only of the merger consideration into which such Company Shares have been converted. No holder of Company Shares shall be entitled to receive any dividends or distributions declared or made with respect to the SouthTrust Shares with a record date before the Effective Time of the Merger. Neither the consideration contemplated by the Merger, any amount of cash representing fractional SouthTrust Shares nor any dividend or other distribution with respect to SouthTrust Shares where the record date thereof is on or after the Effective Time of the Merger shall be paid to the holder of any unsurrendered certificate or certificates representing Company Shares, and SouthTrust shall not be obligated to deliver any of the consideration contemplated by the Merger, any amount of cash representing fractional SouthTrust Shares or any such dividend or other distribution with respect to SouthTrust Shares until such holder shall surrender the certificate or certificates representing Company Shares as provided for by the Agreement. Subject to applicable laws, following surrender of any such certificate or certificates, there shall be paid to the holder of the certificate or certificates then representing SouthTrust Shares issued in the Merger, without interest at the time of such surrender, the consideration contemplated by this Agreement, the amount of any cash representing fractional SouthTrust Shares and the amount of any dividends or other distributions with respect to SouthTrust Shares to which such holder is entitled as a holder of SouthTrust Shares.

         Section 2.6 Laws of Escheat. If any of the consideration due or other payments to be paid or delivered to the holders of Company Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, SouthTrust shall be entitled to dispose of any such consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of the Company, SouthTrust, ST-Sub, nor any other person acting on their behalf shall be liable to a holder of Company Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.



                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


         The Company hereby represents and warrants to ST-Sub and SouthTrust as follows as of the date hereof and as of all times up to and including the Effective Time of the Merger (except as otherwise provided):

         Section 3.1 Corporate Organization. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and the Company is duly licensed or qualified to do business in Mississippi and elsewhere where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as hereinafter defined) on the business, assets, operations, financial condition or results of operations (such business, assets, operations, financial condition or results of operations hereinafter collectively referred to as the "Condition") of the Company on a consolidated basis. The Company is duly registered as a bank holding company under the Bank Holding Act of 1956, as amended. True and correct copies of the Articles of Incorporation of the Company and the Bylaws of the Company, each as amended to the date hereof, have been delivered to SouthTrust.

                 (b) Jefferson Bank is a state banking corporation duly organized, validly existing and in good standing under the laws of Mississippi. Jefferson Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and Jefferson Bank is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Condition of the Bank. True and correct copies of the Articles of Incorporation and the Bylaws of Jefferson Bank, as amended to the date hereof, have been delivered to SouthTrust.

                 (c) Each of the Company, Jefferson Bank and their respective subsidiaries has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for each of them to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on the Condition of the Company on a consolidated basis.

                 (d) Except for Jefferson Bank, and except for the corporations set forth in Disclosure Schedule 3.1(d), which, as of the date of this Agreement, are not actively engaged in the conduct of any business, the Company does not own any capital stock of any subsidiary, and Jefferson Bank does not own any capital stock of any subsidiary; the Company and Jefferson Bank do not have any interest in any partnership or joint venture; for purposes of this Agreement, a "subsidiary" means any corporation or other entity of which the party referred to beneficially owns, controls, or has the power to vote, directly or indirectly, more than 5% of the outstanding equity securities.

                 (e) The minute books of the Company, Jefferson Bank and their respective subsidiaries contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by their respective shareholders and Boards of Directors (including all committees thereof).

         Section 3.2 Capitalization. (a) The authorized capital stock of the Company consists of 1,000,000 shares of common stock, par value $1.00 (hereinbefore and hereinafter referred to as "Company Shares"), 99,120 shares of which as of the date hereof are issued (10,682 of which are held in the treasury of the Company and 800 of which are subject to the Repurchase Agreement described in Section 2.1(b) of this Agreement), and 80,000 shares of 8% Non-Cumulative Preferred Stock, par value $5.00 (the "Preferred Stock"), 66,640 shares of which as of the date hereof are issued and outstanding. All of the issued and outstanding Company Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments, or other rights or instruments to purchase or acquire any shares of capital stock of the Company, or any securities or rights convertible into or exchangeable for shares of capital stock of the Company, except for the Company Options described in Section 2.2 hereof and the 10% Convertible Subordinated Debentures due December 31, 1999 of the Company described in Section 6.12 hereof.

                 (b) The authorized capital stock of Jefferson Bank consists of 141,500 shares of common stock, par value of $5.00, 120,581 shares of which as of the date hereof are issued and outstanding (the "Jefferson Bank Shares"). All of the issued and outstanding Jefferson Bank Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments or other rights or instruments to purchase or acquire any shares of capital stock of Jefferson Bank, or any securities or rights convertible into or exchangeable for shares of capital stock of Jefferson Bank.

                 (c) Except as may be limited or required by applicable laws relating to Mississippi state banking corporations, 116,221 shares, representing 96.384% of the issued and outstanding shares of capital stock of Jefferson Bank:

                          (i)     are owned by the Company; and

                          (ii) are so owned free and clear of all liens and encumbrances and adverse claims thereto, except as set forth in Disclosure Schedule 3.2(c).

                 (d) 4,360 shares, representing 3.616% of the issued and outstanding capital stock of Jefferson Bank are owned by the individuals and entities in the relative amounts set forth and described in Disclosure Schedule 3.2(d) hereto.

                 (e) As of the date hereof, there are issued and outstanding 10% Convertible Subordinated Debentures due December 31, 1999 of the Company in the principal amount of $500,000, which Debentures are mandatorily convertible at maturity into such number of Company Shares as shall result from dividing the principal amount of each such Debenture by the product of the then book value of one (1) Company Share, multiplied by 1.55.

         Section 3.3      Financial Statements; Filings.

                 (a) Jefferson Bank has previously delivered to SouthTrust copies of the Call Reports of Jefferson Bank as of and for the years ended December 31, 1993, 1992 and 1991 and the Call Reports of Jefferson Bank as of and for the period ended March 31, 1994, and Jefferson Bank shall deliver to SouthTrust, as soon as practicable following the preparation of additional Call Reports for each subsequent calendar quarter (or other reporting period) or year of Jefferson Bank, the Call Reports of Jefferson Bank as of and for each such subsequent calendar quarter (or other reporting period) or year (such Call Reports, unless otherwise indicated, being hereinafter referred to collectively as the "Call Reports of Jefferson Bank").

                 (b) The Company has previously delivered to SouthTrust copies of the Annual Report of Bank Holding Companies on Form FR Y-6 of the Company as of and for the years ended December 31, 1993, 1992 and 1991 and the Company shall deliver to SouthTrust, as soon as practicable following the preparation of additional reports for each subsequent reporting period of the Company, copies of the Report of Parent Company Only Financial Statements for One Bank Holding Companies on Form FR Y-9SP as of and for such subsequent period (such reports, unless otherwise indicated, being hereinafter referred to collectively as the "Call Reports of the Company").

                 (c) The Company has previously delivered to SouthTrust copies of the financial statements (parent only) of the Company as of and for the years ended December 31, 1993, 1992 and 1991, and the Company shall deliver to SouthTrust, as soon as practicable following the preparation of additional financial statements (parent only) of the Company for each subsequent year of the Company, the financial statements (parent only) of the Company as of and for such subsequent year (such financial statements (parent only), unless otherwise indicated, being hereinafter referred to collectively as the "Parent Financial Statements of the Company").

                 (d) Each of the Call Reports of the Company, each of the Parent Financial Statements of the Company, and each of the Call Reports of Jefferson Bank (including the related notes, where applicable) have been or will be prepared in all material respects in accordance with generally accepted accounting principles or regulatory accounting principles, whichever is applicable, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein and except for the fact that the Call Reports of the Company and the Call Reports of the Bank are not accompanied by notes, and the books and records of the Company and Jefferson Bank have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Call Reports of the Company, each of the Parent Financial Statements of the Company, and each of the Call Reports of Jefferson Bank (including the related notes, where applicable) fairly present or will fairly present the financial position of the Company on a consolidated basis, except that the Parent Financial Statements of the Company are not consolidated, and the financial position of Jefferson Bank (as the case may be) as of the respective dates thereof, and fairly present or will fairly present the results of operations of the Company on a consolidated basis, except that the Parent Financial Statements of the Company are not consolidated, and the results of operations of Jefferson Bank (as the case may be) for the respective periods therein set forth.

                 (e) To the extent not prohibited by law, the Company has heretofore delivered or made available, or caused to be delivered or made available, to SouthTrust all reports and filings made or required to be made by the Company, Jefferson Bank or any of their respective subsidiaries with the Regulatory Authorities, and will from time to time hereafter furnish, or cause Jefferson Bank to furnish to SouthTrust, upon filing or furnishing the same to the Regulatory Authorities, all such reports and filings made after the date hereof with the Regulatory Authorities. As of the respective dates of such reports and filings, all such reports and filings did not and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (f) Since December 31, 1993, none of the Company, Jefferson Bank or any of their respective subsidiaries has incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Condition of the Company on a consolidated basis, except obligations and liabilities (i) which are accrued or reserved against in the Call Reports of the Company, the Parent Financial Statements of the Company, or the Call Reports of Jefferson Bank, or reflected in the notes (if any), or (ii) which were incurred after December 31, 1993, in the ordinary course of business consistent with past practices. Since December 31, 1993, neither the Company nor Jefferson Bank have incurred or paid any obligation or liability which would be material to the Condition of the Company on a consolidated basis, except as may have been incurred or paid in the ordinary course of business, consistent with past practices.

         Section 3.4      Loan Portfolio.  Except as set forth in Disclosure
Schedule 3.4, (i) all evidences of indebtedness in original principal amount in excess of $10,000 reflected as assets in the Parent Financial Statements of the Company, the Call Reports of the Company and the Call Reports of Jefferson Bank as of and for the year ended December 31, 1993 and the period ended March 31, 1994 were as of such dates in all respects the binding obligations of the respective obligors named therein in accordance with their respective terms, and (ii) in the reasonable and good faith opinion of the Company and the Bank, which opinion is based upon, among other matters, generally accepted or regulatory accounting principles, whichever is applicable, as described in
Section 3.3(d) above, and procedures and standards relating to the establishment and maintenance of allowances for loan losses customary in the banking industry, the allowances for possible loan losses shown on the Call Reports of the Company, and the Call Reports of Jefferson Bank as of and for the year ended December 31, 1993 and the period ended March 31, 1994 were, and the allowance for possible loan losses to be shown on the Call Reports of the Company, and the Call Reports of Jefferson Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (including accrued interest receivable) of the Company and Jefferson Bank and other extensions of credit (including letters of credit or commitments to make loans or extend credit).

         Section 3.5 Certain Loans and Related Matters. Except as set forth in Disclosure Schedule 3.5, and in the case of Section 3.5(iv) below, to the knowledge of the Company and the Bank, none of the Company, Jefferson Bank or any of their respective subsidiaries are parties to any written or oral: (i) loan agreement, note or borrowing arrangement, other than credit card loans and other loans the unpaid balance of which does not exceed





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$10,000 per loan, under the terms of which the obligor is sixty (60) days delinquent in payment of principal or interest or in default of any other provision as of the date hereof; (ii) loan agreement, note or borrowing arrangement which has been classified or, in the exercise of reasonable diligence by the Company, Jefferson Bank, their respective subsidiaries or any Regulatory Authority, should have been classified as "substandard," "doubtful," "loss," "other loans especially mentioned", "other assets especially mentioned" or any comparable classifications by such persons; (iii) loan agreement, note or borrowing arrangement, including any loan guaranty, with any director or executive officer of the Company, Jefferson Bank or any of their respective subsidiaries or any ten percent (10%) shareholder of the Company, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (iv) loan agreement, note or borrowing arrangement that the Company and the Bank is in violation of any law, regulation or rule applicable to the Company, Jefferson Bank or any of their respective subsidiaries including, but not limited to, those promulgated, interpreted or enforced by any of the Regulatory Authorities and which violation could have a Material Adverse Effect on the Condition of the Company on a consolidated basis. As of the date of any Call Report of the Company, any Parent Financial Statement of the Company and any Call Report of Jefferson Bank subsequent to the execution of this Agreement, including the date of the Call Reports of the Company, the Parent Financial Statements of the Company and the Call Reports of Jefferson Bank that immediately precede the Effective Time of the Merger, there shall not have been any material increase in the loan agreements, notes or borrowing arrangements described in (i) through (iv) above and Disclosure Schedule 3.5.

         Section 3.6 Authority; No Violation. (a) The Company has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of the Company and to the receipt of the Consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. The Board of Directors of the Company has duly and validly approved this Agreement and the transactions contemplated hereby, has authorized the execution and delivery of this Agreement, has directed that this Agreement and the transactions contemplated hereby be submitted to the Company's shareholders for approval at a meeting of such shareholders and, except for the adoption of such Agreement by its shareholders, no other corporate proceedings on the part of the Company are necessary to consummate the transactions so contemplated. This Agreement, when duly and validly executed by the Company and delivered by the Company, will constitute a valid and binding obligation of the Company, and, subject to its terms and conditions, will be enforceable against the Company, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                 (b) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of the Company or the Articles of Incorporation or Bylaws of Jefferson Bank, (ii) assuming that the Consents of the Regulatory Authorities and approvals referred to herein are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company, Jefferson Bank or any of their respective subsidiaries or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company, Jefferson Bank or any of their respective subsidiaries under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which the Company, Jefferson Bank or any of their respective subsidiaries is a party, or by which any of them or any of their respective properties or assets may be bound or affected.

         Section 3.7 Consents and Approvals. Except for (i) the filing by the Company with the SEC of a proxy statement of the Company relating to the meeting of the shareholders of the Company at which the Merger is to be considered (the "Proxy Statement"), which Proxy Statement shall be part of a Registration Statement on Form S-4 (the "Registration Statement") to be filed with the SEC by SouthTrust; (ii) the Consents of the FRB and the Mississippi Department; (iii) approval of this Agreement by the shareholders of ST-Sub and the Company; (iv) filing of Articles of Merger with the State of Mississippi; and (v) as set forth in Disclosure Schedule 3.7, no





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
Consents of any person are necessary in connection with the execution and delivery by the Company of this Agreement, and the consummation by the Company of the Merger and the other transactions contemplated hereby.

         Section 3.8 Broker's Fees. None of the Company, Jefferson Bank or any of their respective subsidiaries, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

         Section 3.9 Absence of Certain Changes or Events. Since December 31, 1993, there has not been (i) any declaration, payment or setting aside of any dividend or distribution (whether in cash, stock or property) in respect of the Company Shares or (ii) any change or any event involving a prospective change in the Condition of the Company on a consolidated basis which has had, or is reasonably likely to have, a Material Adverse Effect on the Condition of the Company on a consolidated basis or on the Company, Jefferson Bank or any of their respective subsidiaries generally, including, without limitation any change in the administration or supervisory standing or rating of the Company, Jefferson Bank or any of their respective subsidiaries with any Regulatory Authority, and no fact or condition exists as of the date hereof which might reasonably be expected to cause any such event or change in the future.

         Section 3.10 Legal Proceedings; Etc. Except as set forth in Disclosure Schedule 3.10, none of the Company, Jefferson Bank or any of their respective subsidiaries is a party to any, and there are no pending or, to the knowledge of the Company, Jefferson Bank and their respective subsidiaries, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations against the Company, Jefferson Bank or any of their respective subsidiaries challenging the validity of the transactions contemplated by this Agreement and, to the knowledge of the Company, Jefferson Bank and their respective subsidiaries as of the date hereof, there is no material proceeding, claim, action or governmental investigation against the Company, Jefferson Bank or any of their respective subsidiaries; no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator is outstanding against the Company, Jefferson Bank or any of their respective subsidiaries which has a Material Adverse Effect on the Condition of the Company on a consolidated basis; there is no default by the Company, Jefferson Bank or any of their respective subsidiaries under any material contract or agreement to which the Company, Jefferson Bank or any of their respective subsidiaries is a party; and none of the Company, Jefferson Bank or any of their respective subsidiaries is a party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of the Company, Jefferson Bank or any of their respective subsidiaries and none of the Company, Jefferson Bank or any of their respective subsidiaries has been advised by any Regulatory Authority that any such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

         Section 3.11 Taxes and Tax Returns. (a) The Company has previously delivered or made available to SouthTrust copies of the federal income tax returns of the Company and, if consolidated returns do not exist for all periods, of Jefferson Bank and each of their respective subsidiaries, for the years December 31, 1993, 1992, 1991 and 1990 and all schedules and exhibits thereto, and, to the knowledge of the Company, Jefferson Bank and their respective subsidiaries, such returns (other than the returns for 1991 and 1992) have not been examined by the Internal Revenue Service. Except as reflected in Disclosure Schedule 3.11, the Company, Jefferson Bank and their respective subsidiaries have duly filed in correct form all federal, state and local information returns and tax returns required to be filed by either of them on or prior to the date hereof, and the Company, Jefferson Bank and their respective subsidiaries have duly paid or made adequate provisions for the payment of all material taxes and other governmental charges which have been incurred or are due or claimed to be due from either of them by any federal, state or local taxing authorities (including, without limitation, those due in respect of the properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls of the Company, Jefferson Bank and their respective subsidiaries) other than taxes and other charges which (i)(A) are not yet delinquent or (B) are being contested in good faith or (ii) have not been finally determined. Except as set forth in Disclosure Schedule 3.11, the amounts set forth as liabilities for taxes on the Call Reports of the Company, the Parent Financial Statements of the Company and the Call Reports of Jefferson Bank are sufficient, in the aggregate, for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed or accrued for the periods then ended, and have been computed in accordance with generally accepted accounting principles. Neither the Company nor any of its subsidiaries is responsible for the taxes of any other person other than the

Company and its subsidiaries, under treasury Regulation 1.1502-6 or any similar provision of federal, state or foreign law.

                 (b) (i) Proper and accurate amounts have been withheld by the Company, Jefferson Bank and their respective subsidiaries from their employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of all applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local returns have been filed by the Company, Jefferson Bank and their respective subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes and (iii) the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included by either the Company or Jefferson Bank in The Call Reports of the Company, the Parent Financial Statements of the Company or the Call Reports of Jefferson Bank, as the case may be.

         Section 3.12 Employee Benefit Plans. (a) None of the Company, Jefferson Bank or any of their respective subsidiaries has or maintains any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except as described in Disclosure Schedule 3.12(a).

                 (b) None of the Company, Jefferson Bank or any of their respective subsidiaries (or any pension plan maintained by either of them) has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") or the Internal Revenue Service with respect to any pension plan qualified under
Section 401 of the Code, except liabilities to the PBGC pursuant to Section 4007 of ERISA, all which have been fully paid. No reportable event under
Section 4043(b) of ERISA (including events waived by PBGC regulation) has occurred with respect to any such pension plan.

                 (c) None of the Company, Jefferson Bank or any of their respective subsidiaries has incurred any material liability under Section 4201 of ERISA for a complete or partial withdrawal from, or agreed to participate in, any multi-employer plan as such term is defined in Section 3(37) of ERISA.

                 (d) All "employee benefit plans," as defined in Section 3(3) of ERISA, that are maintained by the Company, Jefferson Bank and their respective subsidiaries comply in both form and operation in all material respects with ERISA and all provisions of the Code that are applicable, or intended to be applicable, to such "employee benefit plans." None of the Company, Jefferson Bank or any of their respective subsidiaries has any material liability under any such "employee benefit plan" that is not reflected in the Call Reports of the Company, the Parent Financial Statements of the Company or the Call Reports of Jefferson Bank.

                 (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any employee benefit plan maintained by the Company, Jefferson Bank or any of their respective subsidiaries (i) which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or a material civil penalty under Section 502(i) of ERISA, or (ii) the correction of which would have a Material Adverse Effect on the Condition of the Company, Jefferson Bank or any of their respective subsidiaries; and, to the best knowledge of the Company, Jefferson Bank and their respective subsidiaries no actions have occurred which could result in the imposition of a penalty under any section or provision of ERISA.

                 (f) No employee benefit plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in
Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

                 (g) All reporting or disclosure requirements applicable to any such "employee benefit plan" under ERISA or the Code have been met on a timely basis.

                 (h) All employee benefit loans, programs or practices maintained by the Company, Jefferson Bank or any of their respective subsidiaries that are not employee benefit plans as defined in Section 3(3) of ERISA comply in both form and operation in all material respects with all laws applicable thereto.

                 (i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any officer or employee of the Company, Jefferson Bank or any of their respective subsidiaries under any benefit plan or otherwise, (ii) materially increase any benefits otherwise payable under any benefit plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent, except as set forth in Disclosure Schedule 3.12(i) with respect to those payments and benefits described therein.

         Section 3.13 Title and Related Matters. (a) Except as set forth in Disclosure Schedule 3.13(a), the Company, Jefferson Bank and their respective subsidiaries have good title, and as to owned real property, have good and marketable title in fee simple absolute, to all assets and properties, real or personal, tangible or intangible, reflected as owned by or carried under the name of either of them on the Call Reports of the Company, the Parent Financial Statements of the Company, or the Call Reports of Jefferson Bank or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1993), free and clear of all liens, encumbrances, mortgages, security interests, restrictions, pledges or claims, except for (i) those liens, encumbrances, mortgages, security interests, restrictions, pledges or claims reflected in the Call Reports of the Company, the Parent Financial Statements of the Company and the Call Reports of Jefferson Bank or incurred in the ordinary course of business after December 31, 1993, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and
(iii) liens, encumbrances, mortgages, security interests, pledges, claims and title imperfections that are not in the aggregate material to the Condition of the Company on a consolidated basis.

                 (b) All agreements pursuant to which the Company, Jefferson Bank or any of their respective subsidiaries leases, subleases or licenses material real or material personal properties from others are valid, binding and enforceable in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or nonperformance, except for defaults which individually or in the aggregate would not have a Material Adverse Effect on the Condition of the Company on a consolidated basis.

                 (c) Exclusive of "other real estate owned" (i.e., real estate owned, acquired by foreclosure or voluntary deed in lieu of foreclosure or other similar process) (i) all of the buildings, structures and fixtures owned, leased or subleased by the Company, Jefferson Bank and their respective subsidiaries are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations, and (ii) all of the material personal properties owned, leased or subleased by the Company, Jefferson Bank and their respective subsidiaries are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations.

         Section 3.14 Real Estate. (a) Disclosure Schedule 3.14(a) identifies and sets forth a complete legal description for each parcel of real estate or interest therein owned, leased or subleased by the Company, Jefferson Bank or any of their respective subsidiaries or in which the Company, Jefferson Bank or any of their respective subsidiaries has any ownership or leasehold interest.

                 (b) Disclosure Schedule 3.14(b) lists or otherwise describes each and every written or oral lease or sublease under which the Company, Jefferson Bank or any of their respective subsidiaries is the lessee of any real property and which relates in any manner to the operation of the businesses of the Company, Jefferson Bank or any of their respective subsidiaries. All rentals due under such leases have been paid and there exists no material default under the terms of any lease and no event has occurred which, upon the passage of time or giving of notice, or both, would result in any event of default or prevent the Company, Jefferson Bank or any of their respective subsidiaries, as appropriate, from exercising and obtaining the benefits of any options or other rights contained therein, except for defaults which individually or in the aggregate would not have a Material Adverse Effect on the Condition of the Company on a consolidated basis. Except as set forth in Disclosure Schedule 3.14(b), the Company, Jefferson Bank and their respective subsidiaries have all right, title and interest as a lessee under the terms of each lease or sublease, free and clear of all liens, claims or encumbrances (other than the rights of the lessor), and all such leases are valid and in full force and effect. The Company, Jefferson Bank and their respective subsidiaries have the right under each such lease and sublease to occupy, use, possess, and control all property leased or subleased by the Company, Jefferson Bank and their respective subsidiaries and, as of the Effective Time of the Merger, shall have the right to transfer each lease or sublease pursuant to this Agreement.

                 (c) None of the Company, Jefferson Bank or any of their respective subsidiaries has violated, or is currently in violation of, any law, regulation or ordinance relating to the ownership or use of the real estate and real estate interests described in Disclosure Schedules 3.14(a) and 3.14(b) including, but not limited to any law, regulation or ordinance relating to zoning, building, occupancy, environmental or comparable matter which individually or in the aggregate would have a Material Adverse Effect on the Condition of the Company on a consolidated basis.

                 (d) As to each parcel of real property owned or used by the Company, Jefferson Bank or any of their respective subsidiaries, none of the Company, Jefferson Bank or any of their respective subsidiaries has received notice of any pending or, to the knowledge of the Company, Jefferson Bank and their respective subsidiaries threatened condemnation proceedings, litigation proceedings or mechanics or materialmen's liens.

         Section 3.15     Environmental Matters.

                 (a) Except as set forth in Disclosure Schedule 3.15, each of the Company, Jefferson Bank, their respective subsidiaries, the Participation Facilities (as defined below), and the Loan Properties (as defined below) are, and have been, in compliance with all applicable laws, rules, regulations, standards and requirements of the United States Environmental Protection Agency and all state and local agencies with jurisdiction over pollution or protection of the environment, except for violations which, individually or in the aggregate, including those set forth in Disclosure Schedule 3.15, will not have a Material Adverse Effect on the Condition of the Company on a consolidated basis.

                 (b) There is no litigation pending or, to the knowledge of the Company, Jefferson Bank and their respective subsidiaries, except as set forth in Disclosure Schedule 3.15, threatened before any court, governmental agency or board or other forum in which the Company, Jefferson Bank or any of their respective subsidiaries or any Participation Facility has been or, with respect to threatened litigation, may be, named as defendant (i) for alleged noncompliance (including by any predecessor), with any Environmental Law (as defined below) or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring or on a site owned, leased or operated by the Company, Jefferson Bank or any of their respective subsidiaries or any Participation Facility, except for such litigation pending or threatened (including those set forth in Disclosure
Schedule 3.15), that will not, individually or in the aggregate, have a Material Adverse Effect on the Condition of the Company on a consolidated basis.

                 (c) There is no litigation pending or, to the knowledge of the Company, Jefferson Bank and their respective subsidiaries, except as set forth in Disclosure Schedule 3.15, threatened before any court, governmental agency or board or other forum in which any Loan Property (or the Company, Jefferson Bank or any of their respective subsidiaries in respect of such Loan Property) has been or, with respect to threatened litigation, may be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on or involving a Loan Property, except for such litigation pending or threatened (including those set forth in Disclosure Schedule 3.15), that will not individually or in the aggregate, have a Material Adverse Effect on the Condition of the Company on a consolidated basis.

                 (d) To the knowledge of the Company, Jefferson Bank and their respective subsidiaries, there is no reasonable basis for any litigation of a type described in Sections 3.15(b) or 3.15(c) of this Agreement, except as set forth in Disclosure Schedule 3.15 and except as will not have, individually or in the aggregate, including those set forth in Disclosure Schedule 3.15, a Material Adverse Effect on the Condition of the Company on a consolidated basis.

                 (e) During the period of (i) ownership or operation by the Company, Jefferson Bank or any of their respective subsidiaries of any of their respective current properties, (ii) participation by the Company, Jefferson Bank or any of their respective subsidiaries in the management of any Participation Facility, or (iii) holding by the Company, Jefferson Bank or any of their respective subsidiaries of a security interest in any Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties, except where such releases have not and will not, individually or in the aggregate, have a Material Adverse Effect on the Condition of the Company on a consolidated basis.

                 (f) Prior to the period of (i) ownership or operation by the Company, Jefferson Bank or any of their respective subsidiaries of any of their respective current properties, (ii) participation by the Company, Jefferson Bank or any of their respective subsidiaries in the management of any Participation Facility, or (iii) holding by the Company, Jefferson Bank or any of their respective subsidiaries of a security interest in any Loan Property, to the knowledge of the Company, Jefferson Bank and their respective subsidiaries, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except where such releases have not and will not, individually or in the aggregate, have a Material Adverse Effect on the Condition of the Company on a consolidated basis.

                 (g) "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory agency relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by substance as a component; "Loan Property" means any property owned by the Company, Jefferson Bank or any of their respective subsidiaries, or in which the Company, Jefferson Bank or any of their respective subsidiaries holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; "Hazardous Material" means any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., or any similar federal, state or local law; and "Participation Facility" means any facility in which the Company, Jefferson Bank or any of their respective subsidiaries participate in the management and, where required by the context, includes the owner or operator of such facility, but only with respect to such facility.

         Section 3.16 Commitments and Contracts. Except as set forth in Disclosure Schedule 3.16, none of the Company, Jefferson Bank or any of their respective subsidiaries is a party or subject to any of the following (whether written or oral, express or implied):

                 (a) Any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee, including in any such person's capacity as a consultant (other than those which either are terminable at will without any further amount being payable thereunder or as a result of such termination by the Company, Jefferson Bank or any of their respective subsidiaries);

                 (b)      Any labor contract or agreement with any labor union;

                 (c) Any contract covenants which limit the ability of the Company, Jefferson Bank or any of their respective subsidiaries to compete in any line of business or which involve any restriction of the geographical area in which the Company, Jefferson Bank or any of their respective subsidiaries may carry on its business (other than as may be required by law or applicable regulatory authorities);

                 (d) Any lease (other than real estate leases described on Disclosure Schedule 3.14(b)) or other agreements or contracts with annual payments aggregating $5,000 or more; or

                 (e) Any other contract or agreement which would be required to be disclosed in reports filed by the Company with the SEC, the FRB or the Mississippi Department and which has not been so disclosed.

         Section 3.17 Regulatory Matters. None of the Company, Jefferson Bank or any of their respective subsidiaries has agreed to take any action or has any knowledge of any fact or has agreed to any circumstance that would materially impede or delay receipt of any Consents of any Regulatory Authorities referred to in this Agreement including, matters relating to the Community Reinvestment Act and protests thereunder.

         Section 3.18 Registration Obligations. None of the Company, Jefferson Bank or any of their respective subsidiaries is under any obligation, contingent or otherwise, which will survive the Merger to register any of its securities under the Securities Act of 1933 or any state securities laws.

         Section 3.19 State Takeover Laws. This Agreement and the transactions contemplated hereby are not subject to or restricted by any applicable state anti-takeover statute.

         Section 3.20 Insurance. The Company and Jefferson Bank are presently insured, and during each of the past three calendar years have been insured, for reasonable amounts against such risks as companies or institutions engaged in a similar business would, in accordance with good business practice, customarily be insured. To the knowledge of the Company, Jefferson Bank and their respective subsidiaries, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of the Company, Jefferson Bank and their respective subsidiaries provide adequate coverage against loss, and the fidelity bonds in effect as to which the Company, Jefferson Bank or any of their respective subsidiaries is named an insured are sufficient for their purpose. Such policies of insurance are listed and described in Disclosure Schedule 3.20.

         Section 3.21 Labor. No work stoppage involving the Company, Jefferson Bank or any of their respective subsidiaries is pending as of the date hereof or, to the knowledge of the Company, Jefferson Bank and their respective subsidiaries, threatened. None of the Company, Jefferson Bank or any of their respective subsidiaries is involved in, or, to the knowledge of the Company, Jefferson Bank and their respective subsidiaries, threatened with or affected by, any proceeding asserting that the Company, Jefferson Bank or any of their respective subsidiaries has committed an unfair labor practice or any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a Material Adverse Effect on the Condition of the Company on a consolidated basis. No union represents or claims to represent any employees of the Company, Jefferson Bank or any of their respective subsidiaries, and, to the knowledge of the Company, Jefferson Bank and their respective subsidiaries, no labor union is attempting to organize employees of the Company, Jefferson Bank or any of their respective subsidiaries.

         Section 3.22 Compliance with Laws. Each of the Company, Jefferson Bank and their respective subsidiaries has conducted its business in accordance with all applicable federal, foreign, state and local laws, regulations and orders, and each is in compliance with such laws, regulations and orders, except for such violations or non-compliance, which when taken together as a whole, will not have a Material Adverse Effect on the Condition of the Company on a consolidated basis. Except as disclosed in Disclosure Schedule 3.22, none of the Company, Jefferson Bank or any of their respective subsidiaries:

                 (a) Is in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business, except for violations which individually or in the aggregate do not have and will not have a Material Adverse Effect on the Condition of the Company on a consolidated basis; and

                 (b) Has received a notification or communication from any agency or department of federal, state or local government or the Regulatory Authorities or the staff thereof (i) asserting that the Company, Jefferson Bank or any of their respective subsidiaries is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have a Material Adverse Effect on the Condition of the Company on a consolidated basis,
                          (ii) threatening to revoke any permit, the revocation of which is reasonably likely to have a Material Adverse Effect on the Condition of the Company on a consolidated basis, (iii) requiring the Company, Jefferson Bank or any of their respective subsidiaries to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of the Company, Jefferson Bank or any of their respective subsidiaries, including, without limitation, any restrictions on the payment of dividends that are more restrictive than those imposed by applicable statute or regulation on institutions similarly situated to that of the Company and Jefferson Bank.





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         Section 3.23     Transactions with Management.  Except for (a)
deposits, all of which are on terms and conditions comparable to those made available to other customers of Jefferson Bank at the time such deposits were entered into, (b) the agreements listed on Disclosure Schedule 3.16, and (c) the items described on Disclosure Schedule 3.23, there are no contracts with or commitments to present or former stockholders, directors, officers or employees involving the expenditure of more than $1,000 as to any one individual, including, with respect to any business directly or indirectly controlled by any such person, or $5,000 for all such contracts for commitments in the aggregate for all such individuals.

         Section 3.24 Accounting, Tax, Regulatory Matters. Neither the Company nor Jefferson Bank has agreed to take any action, or has knowledge of any fact or has agreed to any circumstance that would (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368 of the Code, or (ii) materially impede or delay receipt of any Consent from any Regulatory Authority referred to in the Agreement.

         Section 3.25 Proxy Materials. None of the information relating to the Company, Jefferson Bank or any of their respective subsidiaries to be included in the Proxy Statement which is to be mailed to the shareholders of the Company in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact, necessary in order to make a statement therein not false or misleading. The legal responsibility for the contents of such Proxy Statement (other than information supplied by SouthTrust concerning SouthTrust or any of its subsidiaries) shall be and remain with the Company, Jefferson Bank and their respective subsidiaries.

         Section 3.26 Deposit Insurance. The deposit accounts of Jefferson Bank are insured by the Bank Insurance Fund in accordance with the provisions of the Federal Deposit Insurance Act (the "Act"); Jefferson Bank has paid all regular premiums and special assessments and filed all reports required under the Act.

         Section 3.27 Untrue Statements and Omissions. No representation or warranty contained in Article III of this Agreement or in the Disclosure Schedules of the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.



                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                             SOUTHTRUST AND ST-SUB


         SouthTrust and ST-Sub hereby represent and warrant to the Company as follows as of the date hereof and also on the Effective Time of the Merger (except as otherwise provided):

         Section 4.1 Organization and Related Matters of SouthTrust. (a) SouthTrust is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SouthTrust has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and SouthTrust is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by SouthTrust, or the character or location of the properties and assets owned or leased by SouthTrust makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis. SouthTrust is duly registered as a bank holding company under the Bank Holding Act of 1956, as amended. True and correct copies of the Restated Certificate of Incorporation of SouthTrust and the Bylaws of SouthTrust, each as amended to the date hereof, have been made available to the Company.

                 (b) SouthTrust has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis.





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
                 (c) The minute books of SouthTrust contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by the shareholders and Boards of Directors of SouthTrust.

         Section 4.2 Organization and Related Matters of ST-Sub. (a) ST-Sub is, or as of the Effective Time of the Merger will be a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi. ST-Sub has, or will have, as of the Effective Time of the Merger, the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and ST-Sub is or will be licensed or qualified to do business in each jurisdiction which the nature of the business conducted or to be conducted by ST-Sub, or the character or location or the properties and assets owned or leased by ST-Sub make such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis. True and correct copies of the Certificate or Articles of Incorporation and Bylaws of ST-Sub, as each may be amended to the date hereof, will be made available to the Company.

                 (b) ST-Sub, as of the Effective Time of the Merger, will have in effect all federal, state, local and foreign governmental, regulatory or other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as proposed to be conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis.

                 (c) As of the Effective Time of the Merger, the minute books of ST-Sub will contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by the shareholders and Board of Directors of ST-Sub.

         Section 4.3 Capitalization. As of December 31, 1993, the authorized capital stock of SouthTrust consisted of 100,000,000 shares of common stock, par value $2.50 per share, 79,425,781 shares (which includes the rights associated with such shares pursuant to that certain Rights Agreement dated as of February 22, 1989 between SouthTrust and Mellon Bank, N.A.) of which are issued and outstanding (exclusive of any such shares held in the treasury of SouthTrust as of the date hereof), and 5,000,000 shares of preferred stock, par value $1.00 per share, none of which is issued and outstanding as of the date hereof. All issued and outstanding SouthTrust Shares have been duly authorized and validly issued, and all such shares are fully paid and nonassessable. Between December 31, 1993 and the date of this Agreement, SouthTrust has not effected a transaction of the type described in the last sentence of Section 2.1(c) of this Agreement.

         Section 4.4 Authorization. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby and in any related agreements, have been or, as of the Effective Time of the Merger, will have been duly authorized by the Boards of Directors of SouthTrust and ST-Sub, and no other corporate proceedings on the part of SouthTrust or ST-Sub are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is the valid and binding obligation of SouthTrust and ST-Sub enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of the Restated Certificate of Incorporation or Bylaws of SouthTrust or the Articles or Certificate of Incorporation or Bylaws of ST-Sub or, (ii) to SouthTrust's knowledge and assuming that any necessary Consents are duly obtained, (A) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of SouthTrust or ST-Sub under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which SouthTrust or ST-Sub is a party, or by which SouthTrust or ST-Sub or any of their respective properties or assets may be bound or affected, (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SouthTrust or ST-Sub or any of their respective material properties or assets, except for (X) such conflicts, breaches or defaults





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
as are set forth in Disclosure Schedule 4.4; and (Y) with respect to (B) and
(C) above, such as individually or in the aggregate will not have a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis.

         Section 4.5 Financial Statements. (a) SouthTrust has made available to the Company copies of the consolidated financial statements of SouthTrust as of and for the years ended December 31, 1993, 1992 and 1991, and SouthTrust will make available to the Company, as soon as practicable following the preparation of additional consolidated financial statements for each subsequent calendar quarter or year of SouthTrust, the consolidated financial statements of SouthTrust as of and for such subsequent calendar quarter or year (such consolidated financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of SouthTrust").

                 (b) Each of the Financial Statements of SouthTrust (including the related notes) have been or will be prepared in all material respects in accordance with generally accepted accounting principles, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of SouthTrust have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only the actual transactions. Each of the Financial Statements of SouthTrust (including the related notes) fairly presents or will fairly present the consolidated financial position of SouthTrust as of the respective dates thereof and fairly presents or will fairly present the results of operations of SouthTrust for the respective periods therein set forth.

                 (c) Since December 31, 1993, SouthTrust has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Condition of SouthTrust on a consolidated basis, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of SouthTrust or reflected in the notes thereto, and (ii) which were incurred after December 31, 1993 in the ordinary course of business consistent with past practices. Since December 31, 1993, and except for the matters described in (i) and (ii) above, SouthTrust has not incurred or paid any obligation or liability which would be material to the Condition of SouthTrust on a consolidated basis.

         Section 4.6 Absence of Certain Changes or Events. Since December 31, 1993, there has not been any material adverse change in the Condition of SouthTrust on a consolidated basis, and to the knowledge of SouthTrust, no fact or condition exists which might reasonably be expected to cause such a material adverse change in the future.

         Section 4.7 Legal Proceedings, Etc. Except as set forth on Disclosure Schedule 4.7 hereto, SouthTrust is not a party to any, and there are no pending, or, to the knowledge of SouthTrust, threatened, legal, administrative, arbitrary or other proceedings, claims, actions, causes of action or governmental investigations of any nature against SouthTrust challenging the validity or propriety of the transactions contemplated by this Agreement or which would be required to be reported by SouthTrust pursuant to
Item 103 of Regulation S-K promulgated by the SEC.

         Section 4.8 Insurance. SouthTrust has in effect insurance coverage with insurers which, in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by institutions comparable in size and operation to SouthTrust.

         Section 4.9 Consents and Approvals. Except for (i) the Consents of the Regulatory Authorities; (ii) approval of this Agreement by the respective shareholders of ST-Sub and the Company; (iii) filing of Articles of Merger with the State of Mississippi; and (iv) as previously disclosed, no consents or approvals by, or filings or registrations with, any third party or any public body, agency or authority are necessary in connection with the execution and delivery by SouthTrust and ST-Sub or, to the knowledge of SouthTrust, by the Company of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby.

         Section 4.10 Proxy Materials. None of the information relating solely to SouthTrust or any of its subsidiaries to be included or incorporated by reference in the Proxy Statement which is to be mailed to the shareholders of the Company in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders of the Company to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading. The legal responsibility for the contents of





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
the information supplied by SouthTrust and relating solely to SouthTrust which is either included or incorporated by reference in the Proxy Statement shall be and remain with SouthTrust.

         Section 4.11 No Broker's or Finder's Fees. Neither SouthTrust nor ST-Sub or any of their subsidiaries, affiliates or employers has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with this Agreement or the consummation of any of the transactions contemplated herein.

         Section 4.12 Untrue Statements and Omissions. No representation or warranty contained in Article IV of this Agreement or in the Disclosure Schedules of SouthTrust or ST-Sub contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.



                                   ARTICLE V

                           COVENANTS AND AGREEMENTS


         Section 5.1 Conduct of the Business of the Company. (a) During the period from the date of this Agreement to the Effective Time of the Merger, the Company shall, and shall cause Jefferson Bank and each direct or indirect subsidiary to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking principles, (ii) use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees, and (iii) except as required by law or regulation, take no action which would adversely affect or delay the ability of the Company or SouthTrust to obtain any Consent from any Regulatory Authorities or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

                 (b) During the period from the date of this Agreement to the Effective Time of the Merger, except as required by law or regulation, the Company shall not, and it shall not permit Jefferson Bank or any of their respective subsidiaries, without the prior written consent of SouthTrust, to:

         (i) change, delete or add any provision of or to the Articles of Incorporation or Bylaws of the Company, Jefferson Bank or any of their respective subsidiaries, except that the Articles of Incorporation of Jefferson Bank may be amended to change the number of authorized (but not the number of issued and outstanding) Jefferson Bank Shares;

         (ii) except for the issuance of Company Shares pursuant to the terms of the Company Options, change the number of shares of the authorized, issued or outstanding capital stock of the Company, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of the Company, declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of the Company;

         (iii) incur any material liabilities or material obligations (other than deposit liabilities and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice;

         (iv) make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $50,000 other than pursuant to binding commitments existing on December 31, 1993 and disclosed in a Disclosure Schedule delivered pursuant to Article III of this Agreement or in the annexed Disclosure Schedule


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
                 5.1(b)(iv) and other than expenditures
                 necessary to maintain existing assets in good repair;

         (v) sell, transfer, convey or otherwise dispose of any real property (including "other real estate owned") or interest therein having a fair market value or a book value in excess of or in exchange for consideration in excess of $5,000;

         (vi) pay any bonuses to any executive officer except pursuant to the terms of an enforceable written employment agreement; enter into any new, or amend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any person; alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing employee benefit plan, except as may be required by law; grant any general increase in compensation to its employees as a class or to its officers except for non-executive officers in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; grant any material increases in fees or other increases in compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law;

         (vii) enter into or extend any agreement, lease or license relating to real property, personal property, data processing or bankcard functions relating to the Company, Jefferson Bank or any of their respective subsidiaries that involves an aggregate of $25,000; or

         (viii) acquire twenty percent (20%) or more of the assets or equity securities of any person or acquire direct or indirect control of any person, other than in connection with (A) any internal reorganization or consolidation involving existing subsidiaries of the Company or Jefferson Bank which has been approved in advance in writing by SouthTrust, (B) foreclosures in the ordinary course of business, (C) acquisitions of control by a banking subsidiary in a fiduciary capacity or
                 (D) the creation of new subsidiaries organized to conduct and continue activities otherwise permitted by this Agreement.

         Section 5.2 Current Information. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment of this Agreement, the Company will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of SouthTrust and to report the general status of the ongoing operations of the Company. The Company will promptly notify SouthTrust of any material change in the normal course of business or the operations or the properties of the Company, Jefferson Bank or any of their respective subsidiaries, any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting the Company, Jefferson Bank or their respective subsidiaries, the institution or the threat of material litigation, claims, threats or causes of action involving the Company, Jefferson Bank or any of their respective subsidiaries, and will keep SouthTrust fully informed of such events. The Company will furnish to SouthTrust, promptly after the preparation and/or receipt by the Company thereof, copies of its unaudited periodic financial statements and call reports for the applicable periods then ended, and such financial statements and call reports shall, upon delivery to SouthTrust, be treated, for purposes of Section 3.3 hereof, as among the Call Reports of the Company, the Parent Financial Statements of the Company and the Call Reports of Jefferson Bank.

         Section 5.3 Access to Properties; Personnel and Records. (a) So long as this Agreement shall remain in effect, the Company, Jefferson Bank and their respective subsidiaries, shall permit SouthTrust or its agents full access, during normal business hours, to the properties of the Company, Jefferson Bank and their respective subsidiaries, and shall disclose and make available (together with the right to copy) to SouthTrust and to its internal auditors, loan review officers, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of the Company, Jefferson Bank or their respective subsidiaries, including all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory agency, examination reports, correspondence with regulatory or taxing authorities, documents relating to assets, titles, abstracts, appraisals, consultant's reports, plans affecting employees, securities transfer records and stockholder lists, and any other assets, business activities or prospects in which SouthTrust may have a reasonable interest, and the Company, Jefferson Bank and their respective subsidiaries shall use their reasonable best efforts to provide SouthTrust and its representatives access to the work papers of the Company's, Jefferson Bank's and their respective subsidiaries' accountants. The Company, Jefferson Bank and their respective subsidiaries shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would violate any confidentiality agreement; provided that the Company, Jefferson Bank and their respective subsidiaries shall cooperate with SouthTrust in seeking to obtain Consents from appropriate parties under whose rights or authority access is otherwise restricted. The foregoing rights granted to SouthTrust shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by the Company, Jefferson Bank or their respective subsidiaries.

                 (b) All information furnished by the parties hereto pursuant to this Agreement shall be treated as the sole property of the party providing such information until the consummation of the Merger contemplated hereby and, if such transaction shall not occur, the party receiving the information shall return to the party which furnished such information, all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for two (2) years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (A) the party receiving the information was already in possession of prior to disclosure thereof by the party furnishing the information, (B) was then available to the public, or (C) became available to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction or regulatory agency; provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten (10) business days prior notice thereof. Each party hereto acknowledges and agrees that a breach of any of their respective obligations under this Section 5.3 would cause the other irreparable harm for which there is no adequate remedy at law, and that, accordingly, each is entitled to injunctive and other equitable relief for the enforcement thereof in addition to damages or any other relief available at law.

         Section 5.4 Approval of the Company Shareholders. The Company will take all steps necessary under applicable laws to call, give notice of, convene and hold a meeting of its shareholders at such time as may be mutually agreed to by the parties for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable. The Board of Directors of the Company will recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and the Company will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby.

         Section 5.5 No Other Bids. The Company, acting through any director or officer or other agent shall not now, nor shall it knowingly permit any of its subsidiaries to, nor shall it authorize or knowingly permit any officer, director or employee of, or any investment banker, attorney, accountant or other representative retained by the Company, Jefferson Bank or any of their respective subsidiaries, to solicit or encourage, including by way of furnishing information, any inquiries or the making of any proposal which may reasonably be expected to lead to any takeover proposal with respect to the Company, Jefferson Bank or any of their respective subsidiaries. The Company shall promptly advise SouthTrust orally and in writing of any such inquiries or proposals received by the Company, Jefferson Bank or any of their respective subsidiaries after the date hereof. As used in this Section 5.5, "takeover proposal" shall mean any proposal for a merger or other business combination involving the Company, Jefferson Bank or any of their respective subsidiaries or for the acquisition of a significant equity interest in the Company, Jefferson Bank or any of their respective subsidiaries or for the acquisition of a significant portion of the assets of the Company, Jefferson Bank or any of their respective subsidiaries.

         Section 5.6 Notice of Deadlines. The Company shall notify SouthTrust in writing of any deadline to exercise an extension or termination of any material lease, agreement or license (including specifically real





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
property leases and data processing agreements) to which the Company, Jefferson Bank or any of their respective subsidiaries is a party, at least ten (10) days prior to such deadline.

         Section 5.7 Affiliates. At least thirty (30) days prior to the Effective Time of the Merger, the Company shall deliver to SouthTrust a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act of 1933. The Company shall use all reasonable efforts to cause each person named in the letter delivered by it to deliver to SouthTrust, at or prior to the Effective Time of the Merger, a written agreement, providing that such person will not sell, pledge, transfer, or otherwise dispose of the Company Shares held by such person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the SouthTrust Shares to be received by such person upon consummation of the Merger except in compliance with applicable provisions of the Securities Act of 1933.

         Section 5.8 Maintenance of Properties. The Company, Jefferson Bank and their respective subsidiaries will maintain their respective properties and assets in satisfactory condition and repair for the purposes for which they are intended, ordinary wear and tear excepted.

         Section 5.9 Environmental Audits. At the election of SouthTrust, and at SouthTrust's own expense, SouthTrust, prior to the Effective Time of the Merger, may procure, with respect to each parcel of real property that the Company, Jefferson Bank or any of their respective subsidiaries owns, leases or subleases, an environmental audit, which audit shall be reasonably acceptable to and shall be conducted by a firm reasonably acceptable to SouthTrust.

         Section 5.10 Title Insurance. At the election of SouthTrust, and at SouthTrust's own expense, SouthTrust, prior to the Effective Time of the Merger, may procure, with respect to each parcel of real property that the Company, Jefferson Bank or any of their respective subsidiaries owns, leases or subleases, owner's title insurance issued in such amounts and by such insurance company reasonably acceptable to SouthTrust, which policy shall be free of all material exceptions to SouthTrust's reasonable satisfaction.

         Section 5.11 Surveys. At the election of SouthTrust, and at SouthTrust's own expense, SouthTrust may procure, with respect to each parcel of real property as to which a title insurance policy is to be procured pursuant to Section 5.10, a survey of such real property, which survey shall be reasonably acceptable to and shall be prepared by a licensed surveyor reasonably acceptable to SouthTrust, disclosing the locations of all improvements, easements, sidewalks, roadways, utility lines and other matters customarily shown on such surveys and showing access affirmatively to public streets and roads and providing the legal description of the property in a form suitable for recording and insuring the title thereof (the "Survey"). The Survey shall not disclose any survey defect or encroachment from or onto such real property that has not been cured or insured over prior to the Effective Time of the Merger.

         Section 5.12 Compliance Matters. Prior to the Effective Time of the Merger, the Company shall take, or cause to be taken, all steps reasonably requested by SouthTrust to cure any deficiencies in regulatory compliance by the Company, Jefferson Bank or any of their respective subsidiaries, including compliance with Regulations Z and CC of the FRB); provided that neither SouthTrust nor ST-Sub shall be responsible for discovering or have any obligation to disclose the existence of such defects to the Company nor shall SouthTrust or ST-Sub have any liability resulting from such deficiencies or attempts to cure them.

         Section 5.13 Exemption Under Anti-Takeover Statutes. Prior to the Effective Time of the Merger, the Company will use its best efforts to take all steps required to exempt the transactions contemplated by this Agreement from any applicable state anti-takeover law.



                                  ARTICLE VI

                      ADDITIONAL COVENANTS AND AGREEMENTS


         Section 6.1 Best Efforts; Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including





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attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

         Section 6.2 Regulatory Matters. (a) Following the execution and delivery of this Agreement, SouthTrust and the Company shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities or consummation of the Merger. Such applications and filings shall be in such form as may be prescribed by the respective government agencies and shall contain such information as they may require. The parties hereto will cooperate with each other and use their best efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated permits, consents, approvals, rulings and authorizations of government agencies and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including, without limitation, those required or contemplated from the Regulatory Authorities, and the shareholders of the Company. Each of the parties shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any government agencies in connection with the transactions contemplated by this Agreement.

                 (b) Each party hereto will furnish the other party with all information concerning itself, its subsidiaries, directors, trustees, officers, shareholders and depositors, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement. Upon request, the parties hereto will promptly furnish each other with copies of written communications received by them or their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

         Section 6.3 Other Matters. (a) The parties acknowledge that nothing in this Agreement shall be construed as constituting an employment agreement between SouthTrust or any of its affiliates and any officer or employee of the Company, Jefferson Bank or any of their respective subsidiaries or an obligation on the part of SouthTrust or any of its affiliates to employ any such officers or employees.

                 (b) Subject to Section 6.3(c) hereof, the parties agree that appropriate steps shall be taken to terminate all employee benefit plans of the Company and its affiliates, including, without limitation, the Employee Stock Ownership Plan of the Company (the "ESOP"), as of the Effective Time of the Merger or as promptly as practicable thereafter. Prior to termination of the ESOP, the Company shall take all appropriate steps, including amending the ESOP, to cause the ESOP to comply with all applicable laws. Following the termination of all such plans, and subject to Section 6.3(c) hereof, SouthTrust agrees that the officers and employees of the Company and its affiliates who the Surviving Corporation and its affiliates employs or continues to employ, as the case may be, after the Effective Time of the Merger shall be eligible to participate in SouthTrust's employee benefit plans, including welfare and fringe benefit plans on the same basis as and subject to the same conditions as are applicable to any newly- hired employee of SouthTrust; provided, however, that:

                          (i) with respect to SouthTrust's group medical insurance plan, SouthTrust shall credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under the group medical insurance plan of the Company and/or its affiliates during the current calendar year for purposes of satisfying the deductible provisions under SouthTrust's plan for such current year, and SouthTrust shall waive all waiting periods under said plans for pre-existing conditions; and

                          (ii) credit for each such employee's past service with the Company and/or its affiliates prior to the Effective Time of the Merger ("Past Service Credit") shall be given by SouthTrust to employees for purposes of:

                                  (1)      determining vacation and sick leave
                          benefits and accruals, in accordance with the established policies of SouthTrust;

                                  (2)      establishing eligibility for
                          participation in and vesting under SouthTrust's employee benefit plans (including welfare and fringe benefit plans), and for purposes of determining the scheduling of vacations and other determinations which are





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
                          made based on length of service; provided, however, notwithstanding anything contained in this Agreement to the contrary, past service credit shall not be given to any such employee for purposes of establishing eligibility for participation in the 1990 Discounted Stock Plan of SouthTrust.

         (c) The parties further agree that the ESOP will be terminated as of the Effective Time of the Merger, which termination shall be conditioned on the transactions contemplated by the Agreement being consummated. The parties agree that in connection with the termination of the ESOP, the trustee or trustees of the ESOP shall be directed to sell such of the SouthTrust Shares issued as may be required in order for the trustee or trustees to effect distributions from the ESOP. From and after January 1 following the Effective Time of the Merger, for purposes of determining eligibility to participate in, and vesting in accrued benefits under both the SouthTrust Profit Sharing Plan and the SouthTrust Corporation Revised Retirement Income Plan (the "ST Retirement Plan"), employment by the Company shall be credited as if it were employment by SouthTrust, but such service shall not be credited for purposes of determining benefit accrual under the ST Retirement Plan.

         Section 6.4 Indemnification. The Company agrees to indemnify, defend and hold harmless SouthTrust and its subsidiaries, and each of their respective present and former officers, directors, employees and agents, from and against all losses, expenses, claims, damages or liabilities to which any of them may become subject under applicable laws (including, but not limited to, the Securities Act of 1933 or the Securities Exchange Act of 1934), and will reimburse each of them for any legal, accounting or other expenses reasonably incurred in connection with investigating or defending any such actions, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or untrue statement of material fact contained in the Registration Statement, the Proxy Statement or any application for the approval of the transactions contemplated by this Agreement filed with any Regulatory Authority or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading.

         Section 6.5 Current Information. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment hereunder, SouthTrust will cause one or more of its designated representatives to confer on a regular and frequent basis with the Company and to report with respect to the general status and the ongoing operations of SouthTrust.

         Section 6.6 Registration Statement. SouthTrust shall cause the Registration Statement to be filed and shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act of 1933, which Registration Statement, at the time it becomes effective, and at the Effective Time of the Merger, shall in all material respects conform to the requirements of the Securities Act of 1933 and the general rules and regulations of the SEC under the Securities Act of 1933. The Registration Statement shall include the form of Proxy Statement for the meeting of the Company's shareholders to be held for the purpose of having such shareholders vote upon the approval of this Agreement. The Company will furnish to SouthTrust the information required to be included in the Registration Statement with respect to its business and affairs before it is filed with the SEC and again before any amendments are filed. SouthTrust shall take all actions required to qualify or obtain exemptions from such qualifications for the SouthTrust Shares to be issued in connection with the transactions contemplated by this Agreement under applicable state blue sky securities laws, as appropriate.

         Section 6.7 Reservation of Shares. SouthTrust shall reserve for issuance such number of SouthTrust Shares as shall be necessary to pay the consideration contemplated in this Agreement. If at any time the aggregate number of SouthTrust Shares remaining unissued (or in treasury) shall not be sufficient to meet such obligation, SouthTrust shall take all appropriate actions to increase the amount of its authorized common stock.

         Section 6.8 Consideration. SouthTrust shall issue the SouthTrust Shares and the Option Consideration as and when the same shall be required to be issued pursuant to this Agreement and otherwise deliver or cause to be delivered the Merger consideration contemplated by this Agreement.

         Section 6.9 Certain Company Indebtedness. As of the Effective Time of the Merger, SouthTrust shall pay the outstanding indebtedness of the Company (the "Company Indebtedness") in the principal amount of $731,500 owed to Trustmark National Bank, Jackson, Mississippi as evidenced by those certain Promissory Notes dated October 7, 1981 and July 20, 1993 between the Company and such bank. Notwithstanding the foregoing, SouthTrust may elect not to pay as of the Effective Time of the Merger the Company Indebtedness and the





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
Company Indebtedness will become an obligation of ST-Sub as a result of the Merger, provided, however, that if the Company Indebtedness is not paid as of the Effective Time of the Merger, the parties hereto shall have obtained all necessary consents under the Promissory Notes described above in order to consummate the Merger.

         Section 6.10 Audit of Company Financial Statements. The parties acknowledge and agree that the financial statements of the Company and the financial statements of the Bank for the year ended December 31, 1993 will be required to be audited in accordance with generally accepted accounting principles in order to be included in the SouthTrust Registration Statement. SouthTrust and the Company agree that up to $25,000 of the cost of such an audit will be borne and paid by SouthTrust. In addition, SouthTrust and the Company agree that if the current certified public accountant of the Company is unwilling or will not agree to perform such audit for a fee not to exceed $25,000, SouthTrust shall be responsible for any further negotiations, as well as any fees or costs in excess of $25,000, with such certified public accountant or any other certified public accountant.

         Section 6.11 Redemption of Preferred Stock. Following the receipt of the last required Consent of all Regulatory Authorities, the Company will take appropriate steps to call for redemption all of the then outstanding 8% Non-Cumulative Preferred Stock of the Company, par value $5.00 per share (the "Preferred Stock"), at a redemption price not greater than the par value of each share of Preferred Stock, plus accrued but unpaid dividends, which shares of Preferred Stock shall be redeemed by the Company effective as of the Effective Time of the Merger.

         Section 6.12 Redemption or Repurchase of Debentures. Following the receipt of the last required Consent of all Regulatory Authorities, the Company will take appropriate steps to call for redemption or repurchase all of the then outstanding 10% Convertible Subordinated Debentures due December 31, 1999 of the Company (the "Debentures") at a price not greater than the face value (or principal amount) thereof, plus accrued but unpaid interest, which Debentures shall be redeemed or repurchased by the Company effective as of the Effective Time of the Merger.

         Section 6.13 Directors Deferred Compensation Arrangement. The deferred compensation arrangements among the Company, Jefferson Bank and their respective directors, including associated life insurance, in effect as of the date hereof and as listed and described in Disclosure Schedule 6.13 hereto shall continue in full force and effect following the Merger.

         Section 6.14 Salary Continuation Arrangements. The respective salary continuation arrangements between the Company and David Washer and D'Auby Schiel, including associated disability and life insurance, in effect as of the date hereof and as listed and described in Disclosure Schedule 6.14 hereto shall continue in full force and effect following the Merger, provided, however, that such salary continuation arrangements shall be amended as of the date of the Effective Time of the Merger to provide that any payment required to be made thereunder as a result of or in connection with any change of control provisions contained therein shall be deferred, in the case of D'Auby Schiel, until the end of the calendar month that occurs seven (7) years after the Effective Time of the Merger and, in the case of David Washer, until the end of the calendar month that occurs eleven (11) years after the Effective Time of the Merger.

         Section 6.15 Company Incentive Programs. The incentive compensation arrangements of officers and employees of the Company and Jefferson Bank in effect as of the date hereof and as listed and described in Disclosure Schedule 6.15 hereto (the "Company Incentive Programs"), (provided SouthTrust or an affiliate of SouthTrust elects to employ officers and employees participating in such Company Incentive Programs immediately following the Effective Time of the Merger), will be maintained by SouthTrust and ST-Sub for a period of one (1) year after the Effective Time of the Merger unless the incentive compensation arrangements of SouthTrust or its affiliates that are available for comparable employees and executives of SouthTrust or its affiliates (the "SouthTrust Incentive Programs") provide benefits at least equal to those provided by the Company Incentive Programs, and, in such event, the Company Incentive Programs shall be terminated as of the Effective Time of the Merger, and those officers and employees of the Company or Jefferson Bank who SouthTrust or an affiliate of SouthTrust elects to employ immediately following the Effective Time of the Merger shall be afforded benefits under the SouthTrust Incentive Programs consistent with those afforded comparable executives and employees of SouthTrust or its affiliates.

         Section 6.16 Funding of Redemption or Repurchase of Preferred Stock and Debentures. As of the Effective Time, and provided that the Company does not possess as of such date sufficient capital, surplus and





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undivided profits (or sufficient cash flow) to redeem and repurchase the
Preferred Stock and the Debentures of the Company, as contemplated by Sections
6.11 and 6.12 hereof, without causing the capital, surplus and undivided profits of the Company remaining thereafter to be an amount less than that required by the Regulatory Authorities, SouthTrust shall advance to the Company sufficient funds to permit the Company to redeem and repurchase the Preferred Stock and the Debentures, as contemplated by Sections 6.11 and 6.12 hereof, and to permit the Surviving Corporation, after giving effect to such redemption and repurchase, to maintain such amount of capital, surplus and undivided profits as shall equal the minimum amount required by the Regulatory Authorities.



                                  ARTICLE VII

                         MUTUAL CONDITIONS TO CLOSING


         The obligations of SouthTrust and ST-Sub, on the one hand, and the Company, on the other hand, to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless waived as hereinafter provided for:

         Section 7.1 Shareholder Approval. The Merger shall have been approved by the requisite vote of the shareholders of the Company and the sole shareholder of ST-Sub.

         Section 7.2 Regulatory Approvals. All necessary Consents of the Regulatory Authorities shall have been obtained and all notice and waiting periods required by law to pass after receipt of such Consents shall have passed, and all conditions to consummation of the Merger set forth in such Consents shall have been satisfied.

         Section 7.3 Litigation. There shall be no actual or threatened causes of action, investigations or proceedings (i) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, or (ii) seeking damages in connection with the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (i) through
(iii), and in the reasonable judgment of either SouthTrust or the Company, based upon advice of counsel, would have a material adverse effect with respect to the interests of SouthTrust or the Company, as the case may be.

         Section 7.4 Proxy Statement and Registration Statement. The Registration Statement shall have been declared effective by the SEC, no stop order suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated, and SouthTrust shall have received all state securities laws, or "Blue Sky" permits or other authorizations, or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue the SouthTrust Shares pursuant to the terms of this Agreement.



                                 ARTICLE VIII

            CONDITIONS TO THE OBLIGATIONS OF SOUTHTRUST AND ST-SUB


         The obligations of SouthTrust and ST-Sub to consummate the Merger are subject to the fulfillment of each of the following conditions, unless waived as hereinafter provided for:

         Section 8.1 Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

         Section 8.2 Performance of Obligations. The Company shall have performed all covenants, obligations and agreements required to be performed by it under this Agreement prior to the Effective Time of the Merger.





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         Section 8.3      Certificate Representing Satisfaction of Conditions.
The Company shall have delivered to SouthTrust and ST-Sub a certificate dated as of the Closing Date as to the satisfaction of the matters described in Sections 8.1 and 8.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of the Company under Article III of this Agreement.

         Section 8.4 Absence of Adverse Facts. There shall have been no determination by SouthTrust that any fact, event or condition exists or has occurred that, in the judgment of SouthTrust, (a) would have a Material Adverse Effect on, or which may be foreseen to have a Material Adverse Effect on, the Condition of the Company on a consolidated basis or the consummation of the transactions contemplated by this Agreement, (b) would be of such significance with respect to the business or economic benefits expected to be obtained by SouthTrust pursuant to this Agreement as to render inadvisable the consummation of the transactions pursuant to this Agreement, (c) would be materially adverse to the interests of SouthTrust on a consolidated basis or (d) would render the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         Section 8.5 Opinion of Counsel. SouthTrust shall have received an opinion of counsel from Heidelberg & Woodliff, P.A. or other counsel to the Company acceptable to SouthTrust in substantially the form set forth in Exhibit
8.5 hereof.

         Section 8.6 Consents Under Agreements. The Company shall have obtained the consent or approval of each person (other than the Consents of the Regulatory Authorities) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation to any obligation, right or interest of the Company under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not in the opinion of SouthTrust, individually or in the aggregate, have a material adverse effect on the Surviving Corporation or upon the consummation of the transactions contemplated by this Agreement.

         Section 8.7 Material Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the judgment of SouthTrust, any material adverse requirement upon SouthTrust or its subsidiaries, including, without limitation, any requirement that SouthTrust sell or dispose of any significant amount of the assets of the Company or any other banking or other subsidiary of SouthTrust, provided that, except for any such requirement relating to the above-described sale or disposition of any significant assets of the Company or any banking or other subsidiary of SouthTrust, no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory Authority shall be deemed to be a material adverse requirement unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of banks and bank and holding companies under similar circumstances.

         Section 8.8 Matters Relating to Employment Agreements. Except as otherwise provided in Article VI hereof, all employment agreements between the Company, Jefferson Bank, any of their respective subsidiaries and any executive or employee thereof, which, as of the Effective Time of the Merger, are in full force and effect, shall be terminated in their entirety as of the Effective Time of the Merger.

         Section 8.9 Exercise of Company Options; Acknowledgment of Option Conversion. The Company Options shall have been exercised in the manner contemplated by Section 2.2 hereof and each holder of a Company Option outstanding immediately prior to the Effective Time of the Merger shall have executed and delivered to SouthTrust the instrument contemplated by Section 2.2 hereof.

         Section 8.10 SouthTrust Shares Issuable in the Merger. The total number of SouthTrust Shares issuable in the Merger, and including the total number of SouthTrust Shares issuable in connection with the exercise of any Company Option or the conversion of any securities or rights convertible into or exchangeable for Company Shares, shall not exceed 294,584 SouthTrust Shares in the aggregate.

         Section 8.11 Dissenters. The holders of not more than five percent (5%) of the outstanding Company Shares shall have elected to exercise their right to dissent from the Merger and demand payment in cash for the fair or appraised value of their shares.





                                     A-32
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         Section 8.12     Redemption and/or Repurchase of Preferred Stock and
Debentures. The Company shall have redeemed and/or repurchased the Preferred Stock and Debentures of the Company in accordance with Sections 6.11, 6.12 and
6.16 hereof.

         Section 8.13 Certification of Claims. The Company shall have delivered a certificate to SouthTrust that the Company is not aware of any pending or threatened claim under the directors and officers insurance policy or the fidelity bond coverage of the Company.



                                  ARTICLE IX

                   CONDITIONS TO OBLIGATIONS OF THE COMPANY


         The obligation of the Company to consummate the Merger as contemplated herein is subject to each of the following conditions, unless waived as hereinafter provided for:

         Section 9.1 Representations and Warranties. The representations and warranties of SouthTrust and ST-Sub contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof will be true and correct as of the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger).

         Section 9.2 Performance of Obligations. SouthTrust and ST-Sub shall have performed all covenants, obligations and agreements required to be performed by them and under this Agreement prior to the Effective Time of the Merger.

         Section 9.3 Certificate Representing Satisfaction of Conditions. SouthTrust and ST-Sub shall have delivered to SouthTrust and ST-Sub a certificate dated as of the Effective Time of the Merger as to the satisfaction of the matters described in Sections 9.1 and 9.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of SouthTrust and ST-Sub under Article IV of this Agreement.

         Section 9.4 Absence of Adverse Facts. There shall have been no determination by the Company that any fact, event or condition exists or has occurred that, in the judgment of the Company, (a) would have a Material Adverse Effect on, or which may be foreseen to have a Material Adverse Effect on, the Condition of SouthTrust on a consolidated basis or the consummation of the transactions contemplated by this Agreement, or (b) would render the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium, or a general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         Section 9.5 Consents Under Agreements. SouthTrust and ST-Sub shall have obtained the consent or approval of each person (other than the Consents of Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the judgment of the Company, individually or in the aggregate, have a material adverse effect upon the consummation of the transactions contemplated hereby.

         Section 9.6 Opinion of Counsel. The Company shall have received the opinion of Bradley, Arant, Rose & White, counsel to SouthTrust, dated the Effective Time of the Merger, to the effect set forth in Exhibit 9.6 hereof.

         Section 9.7 SouthTrust Shares. The SouthTrust Shares to be issued in connection herewith shall be duly authorized and validly issued and, fully paid and nonassessable, issued free of preemptive rights and free and clear of all liens and encumbrances created by or through SouthTrust.

         Section 9.8 Tax Opinion. The Company shall have received an opinion of Heidelberg & Woodliff, P.A. or the Company's independent public accountants, on or before the date on which the Proxy Statement of the Company is to be mailed to holders of Company Shares, to the effect, among others, that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and that no gain or loss will be recognized by the





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
shareholders of the Company to the extent that they receive SouthTrust Shares in exchange for their Company Shares in the Merger.

         Section 9.9 Price of SouthTrust Shares. If the average of the last sales price of a share of SouthTrust common stock as reported by NASDAQ for the last ten (10) trading days immediately prior to the Effective Time of the Merger, is less than $16.25, provided, however, that, SouthTrust, at SouthTrust's option and discretion, may satisfy this condition by increasing the Conversion Ratio to the product of $56.00 divided by the last sales price of SouthTrust common stock as reported by NASDAQ on the trading day immediately preceding the Effective Time of the Merger.



                                   ARTICLE X

                       TERMINATION, WAIVER AND AMENDMENT


         Section 10.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger:

                 (a) by the mutual consent in writing of SouthTrust and the Company; or

                 (b) by SouthTrust or the Company if the Merger shall not have occurred on or prior to November 30, 1994, provided that the failure to consummate the Merger on or before such date is not caused by any breach of any of the representations, warranties, covenants or other agreements contained herein by the party electing to terminate pursuant to this Section 10.1(b);

                 (c) by SouthTrust or the Company (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of the nonterminating party to consummate the Merger cannot be satisfied or fulfilled;

                 (d) by SouthTrust if: (i) SouthTrust shall have determined that any fact, event or condition exists that, in the judgment of SouthTrust, (A) is materially at variance with any warranty or representation of the Company, Jefferson Bank or any of their respective subsidiaries set forth in the Agreement or is a material breach of any covenant or agreement of the Company, Jefferson Bank or any of their respective subsidiaries contained in the Agreement, (B) has a Material Adverse Effect or can be reasonably foreseen to have a Material Adverse Effect upon the Condition of the Company on a consolidated basis or upon the consummation of the transactions contemplated by the Agreement, (C) pertains to the Company, Jefferson Bank or any of their respective subsidiaries and would be materially adverse to the interests of SouthTrust and ST-Sub on a consolidated basis, (D) pertains to the Company, Jefferson Bank or any of their respective subsidiaries and would be of such significance with respect to the business or economic benefits expected to be obtained by SouthTrust under this Agreement so as to render inadvisable consummation of the transactions contemplated by the Agreement, (E) renders the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or any other national securities exchange; or (ii) there shall be any litigation or threat of litigation (A) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, (B) seeking damages in connection with the consummation of the transactions contemplated by this Agreement or (C) seeking to restrain or invalidate the consummation of the transactions contemplated by this Agreement.

                 (e) by the Company if (i) the Company shall have determined that any fact, event or condition exists that, in the judgment of the Company, (A) is materially at variance with any warranty or representation of SouthTrust or ST-Sub contained in the Agreement or is a material breach of any covenant or agreement of SouthTrust of ST-Sub contained in the Agreement,
(B) has a material adverse effect or can be reasonably seen to have a material adverse effect upon the consummation of the transactions contemplated by the Agreement, (ii) there shall be any litigation or threat of litigation (A) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, (B) seeking damages in connection with the consummation of the transactions contemplated by this Agreement or (C) seeking to restrain or invalidate the consummation of transactions contemplated by this Agreement, or (iii) the Company shall have determined that any fact, event or condition exists that, in the judgment of the Company, would render the Merger and the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         Section 10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement, it shall terminate and become void, without liability on behalf of any party, and have no effect, except as otherwise provided herein.

         Section 10.3 Amendments. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of SouthTrust, ST-Sub and the Company.

         Section 10.4 Waivers. Subject to Section 12.10 hereof, prior to or at the Effective Time of the Merger, SouthTrust and ST-Sub, on the one hand, and the Company, on the other hand, shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions to its obligations under this Agreement, except any condition, which, if not satisfied, would result in the violation of any law or any applicable governmental regulation.

         Section 10.5 Non-Survival of Representations and Warranties. No representations, warranties, covenants or agreements in this Agreement or in any instrument delivered by SouthTrust, ST-Sub or the Company shall survive the Merger; provided, however, that any representation or warranty in any agreement, contract, report, opinion, undertaking or other document or instrument delivered hereunder in whole or in part by any person other than SouthTrust, ST-Sub, the Company or Jefferson Bank (or directors and officers thereof in their capacities as such) shall not so terminate and shall not be so extinguished; and provided further, that no representation or warranty of SouthTrust, ST-Sub, the Company or Jefferson Bank contained herein shall be deemed to be terminated or extinguished so as to deprive SouthTrust or ST-Sub, on the one hand, and the Company or Jefferson Bank, on the other hand, of any defense at law or in equity which any of them otherwise would have to any claim against them by any person, including, without limitation, any shareholder or former shareholder of either party. No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that SouthTrust, ST-Sub, the Company or Jefferson Bank and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.


                                  ARTICLE XI

                                  DEFINITION


                 As used in this Agreement, "Material Adverse Effect" shall mean an event, change or occurrence which either alone or when aggregated with other events, changes and occurrences has resulted, or might reasonably be expected to result, in a reduction of ten percent (10%) or more in the shareholders' equity (consolidated, if appropriate) from the amount reflected in, in the case of the Company, the Call Reports of the Company for the fiscal year ended December 31, 1993, in the case of Jefferson Bank, the Call Reports of Jefferson Bank for the fiscal year ended December 31, 1993, and, in the case of SouthTrust, the Financial Statements of SouthTrust for the fiscal year ended December 31, 1993, provided that Material Adverse Effect shall not be deemed to include the impact of (i) changes in any code, law, ordinance, regulation, reporting or licensing requirement, rule or statute, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities, of general applicability or interpretations thereof by courts or governmental authorities, or (ii) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies.



                                  ARTICLE XII

                                 MISCELLANEOUS


         Section 12.1 Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement among SouthTrust, ST-Sub and the Company with respect to the transactions contemplated hereunder and this Agreement supersedes all prior arrangements or understandings with respect thereto, whether written or oral, including that certain letter respecting the preliminary understanding between the parties dated March 15, 1994. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, firm, corporation or entity, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 12.2 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by first class or registered or certified mail, postage prepaid, telegram or telex or other facsimile transmission addressed as follows:

                 If to the Company:

                          First Jefferson Corporation
                          854 Howard Avenue
                          Post Office Box 1419
                          Biloxi, Mississippi
                          Attention: D'Auby Schiel
                          Fax (601) 374-3217

                 with a copy to:

                          Heidelberg & Woodliff, P.A.
                          14th Floor Capital Towers
                          125 South Congress Street
                          Jackson, Mississippi 39201
                          Attention:  Anson B. Chunn, Esq.
                          Fax (601) 353-2961

                 If to ST-Sub or SouthTrust, then to:

                          SouthTrust Corporation
                          420 North 20th Street
                          Birmingham, Alabama 35203
                          Attention:       Mr. Frederick W. Murray, Jr.
                          Fax (205) 254-5022

                 with a copy to:

                          Bradley, Arant, Rose & White
                          1400 Park Place Tower
                          2001 Park Place
                          Birmingham, Alabama 35203
                          Attention:       C. Larimore Whitaker, Esq.
                          Fax (205) 252-0264

                 All such notices or other communications shall be deemed to have been delivered (i) upon receipt when delivery is made by hand, (ii) on the third (3rd) business day after deposit in the United States mail when delivery is made by first class, registered or certified mail, and (iii) upon transmission when made by telegram, telex or other facsimile transmission if evidenced by a sender transmission completed confirmation.

         Section 12.3 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated, if, but only if, pursuant to such remaining terms, provisions, covenants and restrictions the Merger may be consummated in substantially the same manner as set forth in this Agreement as of the later of the date this Agreement was executed or last amended.

         Section 12.4     Costs and Expenses.  Except as provided in Section
6.10 hereof, expenses incurred by the Company on the one hand and SouthTrust on the other hand, in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approval and all other matters related to the closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred same. Notwithstanding the foregoing, if the Merger provided for herein is not consummated because a condition is not satisfied or because SouthTrust terminates this Agreement, and if the Company has not breached its representations and warranties, nor its covenants and agreements contained herein, then SouthTrust agrees to reimburse the Company for its reasonable and documented out-of-pocket costs and expenses which are incurred by it in connection with the Merger and are payable (or have been paid) to third parties.

         Section 12.5 Captions. The captions as to contents of particular articles, sections or paragraphs contained in this Agreement and the table of contents hereto are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer.

         Section 12.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document.

         Section 12.7 Governing Law. This Agreement is made and shall be governed by and construed in accordance with the laws of the State of Mississippi without respect to its conflicts of laws principles.

         Section 12.8 Persons Bound; No Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, distributees, and assigns, but notwithstanding the foregoing, this Agreement may not be assigned by any party hereto unless the prior written consent of the other parties is first obtained (other than by ST-Sub to another affiliate of SouthTrust).

         Section 12.9 Exhibits and Schedules. Each of the exhibits and schedules attached hereto is an integral part of this Agreement and shall be applicable as if set forth in full at the point in the Agreement where reference to it is made.

         Section 12.10 Waiver. The waiver by any party of the performance of any agreement, covenant, condition or warranty contained herein shall not invalidate this Agreement, nor shall it be considered a waiver of any other agreement, covenant, condition or warranty contained in this Agreement. A waiver by any party of the time for performing any act shall not be deemed a waiver of the time for performing any other act or an act required to be performed at a later time. The exercise of any remedy provided by law, equity or otherwise and the provisions in this Agreement for any remedy shall not exclude any other remedy unless it is expressly excluded. The waiver of any provision of this Agreement must be signed by the party or parties against whom enforcement of the waiver is sought. This Agreement and any exhibit, memorandum or schedule hereto or delivered in connection herewith may be amended only by a writing signed on behalf of each party hereto.

         Section 12.11 Construction of Terms. Whenever used in this Agreement, the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words "hereof", "herein", and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms "including", "included", "such as", or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Agreement to be dated as of the date and year first above written.



[CORPORATE SEAL]
                                            FIRST JEFFERSON CORPORATION


                                        By: /s/ D'AUBY H. SCHIEL
                                            ----------------------------
ATTEST:                                     Its Chief Executive Officer

/s/ VICTOR B. PRINGLE, JR.
- --------------------------
Its Secretary


[CORPORATE SEAL]
                                            SOUTHTRUST OF MISSISSIPPI, INC.


                                        By: /s/ ALTON E. YOTHER
                                            ----------------------------
ATTEST:                                     Its Senior Vice President

/s/ A.D. BARNARD
- --------------------------
Its Secretary


[CORPORATE SEAL]
                                            SOUTHTRUST CORPORATION


                                        By: /s/ ALTON E. YOTHER
                                            ----------------------------
ATTEST:                                     Its Senior Vice President

/s/ A.D. BARNARD
- --------------------------
Its Secretary

                         AGREEMENT AND PLAN OR MERGER
                       OF SOUTHTRUST OF MISSISSIPPI, INC.
                       WITH FIRST JEFFERSON CORPORATION

                         LIST OF DISCLOSURE SCHEDULES
           ________________________________________________________


Disclosure Schedule 2.1(b)
Disclosure Schedule 2.2
Disclosure Schedule 3.1(d)
Disclosure Schedule 3.2(c)
Disclosure Schedule 3.2(d)
Disclosure Schedule 3.4
Disclosure Schedule 3.5
Disclosure Schedule 3.5
Disclosure Schedule 3.7
Disclosure Schedule 3.10
Disclosure Schedule 3.11
Disclosure Schedule 3.12(a)
Disclosure Schedule 3.12(i)
Disclosure Schedule 3.13(a)
Disclosure Schedule 3.14(a)
Disclosure Schedule 3.14(b)
Disclosure Schedule 3.15
Disclosure Schedule 3.16
Disclosure Schedule 3.20
Disclosure Schedule 3.22
Disclosure Schedule 3.23
Disclosure Schedule 4.4
Disclosure Schedule 4.7
Disclosure Schedule 5.1(b)(iv)
Disclosure Schedule 6.13
Disclosure Schedule 6.14
Disclosure Schedule 6.15

                                                                       EXHIBIT B



                                   ARTICLE 13
                              DISSENTERS' RIGHTS

         SUBARTICLE A. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

         79-4-13.01 DEFINITIONS -- In this Article:

         (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

         (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 79-4-13.02 and who exercises that right when and in the manner required by Sections 79-4-13.20 through 79-4-13.28.

         (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

         (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

         (7) "Shareholder" means the record shareholder or the beneficial shareholder.

         79-4-13.02 RIGHT TO DISSENT. -- (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

         (1) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 79-4-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under Section 79-4-11.04;

         (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

         (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

         (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

         (i)     Alters or abolishes a preferential right of the shares;

         (ii) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

         (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

         (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

         (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fraction share so created is to be acquired for cash under Section 79-4-6.04; or

         (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (b) Nothing in subsection (a)(4) shall entitle a shareholder of a corporation to dissent and obtain payment for his shares as a result of an amendment of the articles of incorporation exclusively for the purpose of either (i) making such corporation subject to application of the Mississippi Control Share Act, or (ii) making such act inapplicable to a control share acquisition of such corporation.

         (c) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         79-4-13.03 DISSENT BY NOMINEES AND BENEFICIAL OWNERS. -- (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

         (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

         (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (2) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

         79-4-13.20 NOTICE OF DISSENTERS' RIGHTS. -- (a) If proposed corporate action creating dissenters' rights under Section 79- 4-13.02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

         (b) If corporate action creating dissenters' rights under Section 79-4-13.02 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 79-4-13.22.

         79-4-13.21 NOTICE OF INTENT TO DEMAND PAYMENT. -- (a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and (2) must not vote his shares in favor of the proposed action.

         (b) A shareholder who does not satisfy the requirement of subsection (a) is not entitled to payment for his shares under this article.

         79-4-13.22 DISSENTERS' NOTICE. -- (a) If proposed corporate action creating dissenters' rights under Section 79-4-13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 79-4-13.21

         (b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was taken, and must:

         (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

         (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

         (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more that sixty (60) days after the date the subsection (a) notice is delivered; and

         (5)     Be accompanied by a copy of this article.

         79-4-13.23 DUTY TO DEMAND PAYMENT. - (a) A shareholder sent a dissenters' notice described in Section 79-4-13.22 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice pursuant to Section 79-13.22(b)(3), and deposit his certificates in accordance with the terms of the notice.

         (b) The shareholder who demands payment and deposits his shares under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

         (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

         79.4-13.24 SHARE RESTRICTIONS. - (a) The corporation may restrict the transfer of uncertified shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Section 79-4- 13.26.

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

         79-4-13.25 PAYMENT.-(a) Except as provided in Section 79-4-13.27, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with Section 79-4-13.23 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

         (b)     The payment must be accompanied by:

         (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
         (2) A statement of the corporation's estimate of the fair value of the shares;
         (3)     An explanation of how the interest was calculated;
         (4)     A statement of the dissenters' right to demand payment under
                 Section 79-4-13.28; and
         (5)     A copy of this article.

         79-4-13.26 FAILURE TO TAKE ACTION. - (a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 79-4-13.22 and repeat the payment demand procedure.

         79-4-13.27 AFTER-ACQUIRED SHARES. - (a) A corporation may elect to withhold payment required by Section 79-4-13.25 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

         (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under Section 79-4-13.28.

         79-4-13.28 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER. - (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under Section 79-4-13.25), or reject the corporation's offer under Section 79-4-13.27 and demand payment of the fair value of his shares and interest due, if:

         (1) The dissenter believes that the amount paid under Section 79-4-13.25 or offered under Section 79-4-13.27 is less than the fair value of his shares or that the interest due is incorrectly calculated;

         (2) The corporation fails to make payment under Section 79-4-13.25 within sixty (60) days after the date set for demanding payment; or

         (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

         (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty (30) days after the corporation made or offered payment for his shares.

                  SUBARTICLE C.  JUDICIAL APPRAISAL OF SHARES

         79-4-13.30 COURT ACTION. - (a) If a demand for payment under Section 79-4-13.28 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         (b) The corporation shall commence the proceeding in the chancery court of the county where a corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         (e) Each dissenter made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under Section 79-4-13.27.

                 79-4-13.31 COURT COSTS AND COUNSEL FEES. - (a) The court in an appraisal proceeding commenced under Section 79-4- 13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall asses the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under Section 79-4-13.28.

         (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

         (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 79-4-13.20 through 79-4-13.28; or

         (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

         (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             The Restated Certificate of Incorporation and the Bylaws of Registrant provide that Registrant shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of the State of Delaware, which permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorney's fees), judgments, fines and settlements incurred by him in connection with any such suit or proceeding, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a derivative action on behalf of the corporation, if he not be adjudged to be liable for negligence or misconduct.

     ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

            The following exhibits are filed as part of this Registration
     Statement:

     2       Agreement and Plan of Merger between SouthTrust of Mississippi,
             Inc. and First Jefferson Corporation, joined in by SouthTrust
             Corporation (included as Exhibit A to the Proxy
             Statement/Prospectus filed as part of this Registration Statement).
*    4(a)    Certificate of Adoption of Resolutions designating Series A
             Junior Participating Preferred Stock, adopted February 22, 1989, which was filed as Exhibit 1 to SouthTrust Corporation's
             Registration Statement on Form 8- A (File No. 1-3613).
*    4(b)    Stockholders' Rights Agreement, dated as of February 22, 1989, between SouthTrust Corporation and Mellon Bank, N.A., Rights
             Agent, which was filed as Exhibit 1 to SouthTrust Corporation's
             Registration Statement on Form 8-A (File No. 1-3613).
*    4(c)    Indenture, dated as of May 1, 1987 between SouthTrust Corporation and National Westminster Bank USA, which was filed as Exhibit
             4(a) to SouthTrust Corporation's Registration Statement on
             Form S-3 (Registration No.  33-13637).
*    4(d)    Subordinated Indenture, dated as of May 1, 1992, between
             SouthTrust Corporation and Chemical Bank, which was filed as
             Exhibit 4(1)(ii) to the Registration Statement on Form S-3 of
             SouthTrust Corporation (Registration No. 33-44857).
*    4(e)    Composite Restated Bylaws of SouthTrust Corporation, as amended through October 13, 1989, which was filed as Exhibit 4(m) to the
             Registration Statement on Form S-3 of SouthTrust Corporation
             (Registration No. 33-50107).
*    4(f)    Composite Restated Certificate of Incorporation of SouthTrust
             Corporation, as amended through June 2, 1993, which was filed as Exhibit 4(k) to the Registration Statement on Form S-3 of
             SouthTrust Corporation (Registration No. 33-50107).
     5       Opinion of Bradley, Arant, Rose & White as to the legality of the securities being registered.
     8       Opinion of Heidelberg & Woodliff, P.A. regarding certain tax matters.
     23(a)   Consent of Arthur Andersen & Co.
     23(b)   Consent of Shearer, Taylor & Co., P.A.
     23(c)   Consent of Bradley, Arant, Rose & White (included in Exhibit 5).
     23(d)   Consent of Heidelberg & Woodliff, P.A.
     24      Powers of Attorney.


______________________________________
*   Incorporated by reference.

ITEM 22.  UNDERTAKINGS.

  (a)     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan or distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)     (1)    The undersigned registrant hereby undertakes as follows:  that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on August 5, 1994.


                                                 SOUTHTRUST CORPORATION


                                        By:      /s/ WALLACE D. MALONE, JR.
                                           -------------------------------------
                                                Its Chairman of the Board of
                                           Directors and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



             Signature                                            Title                            Date
             ---------                                            -----                            ----
    /s/ WALLACE D. MALONE, JR.                          Chairman, Chief Executive             August 5, 1994
- -------------------------------------------                 Officer, Director
        Wallace D. Malone, Jr.


                                                        President, Chief Operating           August __, 1994
- -------------------------------------------                 Officer, Director
       Roy W. Gilbert, Jr.


      /s/ AUBREY D. BARNARD                              Secretary, Treasurer and             August 5, 1994
- -------------------------------------------               Controller (Principal
          Aubrey D. Barnard                                   Accounting and
                                                            Financial Officer)


                                                                 Director                    August __, 1994
- -------------------------------------------
        H. Allen Franklin


                                                                 Director                    August __, 1994
- -------------------------------------------
         Herbert Stockham


                *                                                Director                     August 5, 1994
- -------------------------------------------
         Bill L. Harbert


                *                                                Director                     August 5, 1994
- -------------------------------------------
          T. W. Mitchell


                *                                                Director                     August 5, 1994
- -------------------------------------------
        William C. Hulsey



                *                                                Director                     August 5, 1994
- -------------------------------------------
         John M. Bradford


                *                                                Director                     August 5, 1994
- -------------------------------------------
    Wm. Kendrick Upchurch, Jr.


                *                                                Director                     August 5, 1994
- -------------------------------------------
        Charles G. Taylor


                                                                 Director                    August __, 1994
- -------------------------------------------
      Allen J. Keesler, Jr.



*     /s/ WILLIAM L. PRATER                                                                   August 5, 1994
- -------------------------------------------
        William L. Prater
       as Attorney-in-fact



                                                                INDEX TO EXHIBITS
                                                                                                              PAGE IN
                                                                                                           SEQUENTIALLY
        EXHIBIT                                                                                              NUMBERED
           NO.                                            DESCRIPTION                                         FILING
       ---------                                         -----------                                       ----------
          2      Agreement and Plan of Merger between SouthTrust of Mississippi, Inc. and First Jefferson
                 Corporation, joined in by SouthTrust Corporation (included as Exhibit A to the
                 Proxy Statement/Prospectus filed as part of this Registration Statement).
*         4(a)   Certificate of Adoption of Resolutions designating Series A Junior Participating Preferred
                 Stock, adopted February 22, 1989, which was filed as Exhibit 1 to SouthTrust Corporation's
                 Registration Statement on Form 8-A (File No. 1-3613).
*         4(b)   Stockholders' Rights Agreement, dated as of February 22, 1989, between SouthTrust Corporation and Mellon Bank, N.A., Rights Agent, which was filed as Exhibit 1 to SouthTrust Corporation's
                 Registration Statement on Form 8-A (File No. 1-3613).
*         4(c)   Indenture, dated as of May 1, 1987 between SouthTrust Corporation and National Westminster Bank
                 USA, which was filed as Exhibit 4(a) to SouthTrust Corporation's Registration Statement on
                 Form S-3 (Registration No.  33-13637).
*         4(d)   Subordinated Indenture, dated as of May 1, 1992, between SouthTrust Corporation and Chemical Bank, which was filed as Exhibit 4(1)(ii) to the Registration Statement on Form S-3 of SouthTrust Corporation
                 (Registration No. 33-44857).
*         4(e)   Composite Restated Bylaws of SouthTrust Corporation, as amended through October 13, 1989, which was filed as Exhibit 4(m) to the Registration Statement on Form S-3 of SouthTrust Corporation (Registration
                 No. 33-50107).
*         4(f)   Composite Restated Certificate of Incorporation of SouthTrust Corporation, as amended through June 2, 1993, which was filed as Exhibit 4(k) to the Registration Statement on Form S-3 of SouthTrust Corporation
                 (Registration No. 33-50107).
          5      Opinion of Bradley, Arant, Rose & White as to the legality of the securities being registered.
          8      Opinion of Heidelberg & Woodliff, P.A. regarding certain tax matters.
          23(a)  Consent of Arthur Andersen & Co.
          23(b)  Consent of Shearer, Taylor & Co., P.A.
          23(c)  Consent of Bradley, Arant, Rose & White (included in Exhibit 5).
          23(d)  Consent of Heidelberg & Woodliff, P.A.
          24     Powers of Attorney.

______________________________________
*   Incorporated by reference.